As filed with the U.S. Securities and Exchange Commission on February 14, 2024

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEW HORIZON AIRCRAFT LTD.

(Exact Name of Registrant as Specified in its Charter)

British Columbia	3721	N/A
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

3187 Highway 35

Lindsay, Ontario, K9V 4R1

Tel: (613) 866-1935

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Brandon Robinson
Chief Executive Officer
3187 Highway 35

Lindsay, Ontario, K9V 4R1

Tel: (613) 866-1935

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies to:

E. Peter Strand Nelson Mullins Riley & Scarborough LLP 101 Constitution Ave NW, Suite 900 Washington, DC 20001 Telephone: (202) 689-2800

Approximate date of commencement of proposed sale to public: From time to time after the effective date hereof.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the SEC, acting pursuant to Section 8(a) of the Securities Act, may determine.

The information contained in this preliminary prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS        SUBJECT TO COMPLETION        DATED FEBRUARY 14, 2024

New Horizon Aircraft Ltd.

Primary Offering of

Up to 12,065,375 Class A Ordinary Shares Upon the Exercise of Warrants

Secondary Offering of

Up to 9,950,444 Class A Ordinary Shares

Up to 565,375 Warrants

This prospectus relates to the primary issuance by us of up to an aggregate of 12,065,375 Class A ordinary shares, no par value (the “Common Shares”), of New Horizon Aircraft Ltd. (the “Company” or “New Horizon”), which consists of (i) up to 11,500,000 Common Shares issuable upon the exercise of 11,500,000 warrants (the “Public Warrants”) originally issued in the initial public offering of Pono Capital Three, Inc., a Cayman Islands exempted entity (“Pono”), and (ii) up to an aggregate of 565,375 Common Shares issuable upon the exercise of 565,375 warrants (the “Placement Warrants,” together with the Public Warrants, the “Warrants”) that made up a part of the private units originally issued in a private placement in connection with Pono’s initial public offering. We will receive the proceeds from any exercise of the Warrants for cash.

This prospectus also relates to the offer and resale from time to time, upon the expiration of lock-up agreements, if applicable, by: (a) the selling shareholders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Shareholders”) of up to an aggregate of 9,950,444 Common Shares, consisting of (i) 200,000 shares of Common Stock, issued in a private placement to the PIPE Investor (as defined below) pursuant to the terms of the Subscription Agreement, dated December 27, 2023, in connection with the Business Combination (as defined below) at $10.00 per share, (ii) an aggregate of 5,600,997 Common Shares issued to Mehana Capital, LLC (the “Sponsor”) and its affiliates, including 4,935,622 Common Shares originally issued as Class B ordinary shares in connection with the initial public offering of Pono for aggregate consideration of $25,000, or approximately $0.005 per share, 100,000 Incentive Shares (as defined herein) transferred to Sponsor in connection with the Business Combination at approximately $10.61 per share, and 565,375 Common Shares originally issued to Sponsor as part of the Placement Units issued to Sponsor in connection with Pono’s initial public offering at $10.00 per unit, (iii) 103,500 Common Shares issued to EF Hutton LLC (“EF Hutton”), the underwriter in Pono’s initial public offering, in connection with Pono’s initial public offering, at $10.00 per share (the “Representative Shares”), (iv) 1,124,413 Common Shares issued to vendors in connection with the closing of the Business Combination, including an aggregate of 103,500 Common Shares issued at $10.00 per share to EF Hutton in partial satisfaction of deferred underwriting commissions payable upon Pono’s completion of its initial business combination, 265,734 Common Shares issued at a value of $1.63 per share to EF Hutton in partial satisfaction of deferred underwriting commissions payable upon Pono’s completion of its initial business combination, 40,179 shares issued to MZHCI, LLC at a value of $3.36 per share in satisfaction of fees earned in connection with the Business Combination, 400,000 Common Shares issued to Roth Capital Partners, LLC at a value of $2.50 per share in satisfaction of fees earned in connection with the Business Combination, 15,000 Common Shares issued to Benjamins Securities in satisfaction of fees owed to them for services provided in connection with the Business Combination at $5.00 per share, and 300,000 Common Shares issued at a value of $2.26 per share to Spartan Crest Capital Corp. as consideration for fees earned in connection with continuing consulting services, and (v) an aggregate of 2,921,534 Common Shares, which were received as Exchange Consideration (as defined herein) in connection with the Business Combination by certain of the Company’s insiders at a price of approximately $10.61 per share, and which are subject to six month lock-up restrictions set forth herein; and (b) the selling warrant holders named in this prospectus (including their permitted transferees, donees, pledgees and other successors-in-interest) (collectively, the “Selling Warrantholders” and, together with the Selling Shareholders and including their permitted transferees, the “Selling Securityholders”) of up to an aggregate of 565,375 Placement Warrants.

On January 12, 2024, Pono completed a series of transactions that resulted in the combination (the “Business Combination”) of Pono with Robinson Aircraft, Ltd. d/b/a Horizon Aircraft (“Horizon”) pursuant to the previously announced Business Combination Agreement (the “BCA”), dated August 15, 2023, by and among Pono, Pono Three Merger Acquisitions Corp., a British Columbia company and wholly-owned subsidiary of Pono (“Merger Sub”) and Horizon, following the approval at the extraordinary general meeting of the shareholders of Pono held on January 4, 2024 (the “Special Meeting”). On January 10, 2024, pursuant to the BCA, Pono was continued and de-registered from the Cayman Islands and redomesticated as a British Columbia company on January 11, 2024 (the “SPAC Continuation”). Pursuant to the BCA, on January 12, 2024, Merger Sub and Horizon were amalgamated under the laws of British Columbia, and Pono changed its name to New Horizon Aircraft Ltd. As consideration for the Business Combination, the Company issued to Horizon shareholders an aggregate of 9,419,084 Class A ordinary shares (the “Exchange Consideration”), including 282,573 shares held in escrow for any purchase price adjustments under the BCA, and 754,013 shares issued to the PIPE investor or his designees, as set forth below.

Simultaneous with the closing of the Business Combination, New Horizon also completed a series of private financings, issuing and selling 200,000 Common Shares in a private placement to a PIPE investor (the “PIPE Investor”), issued 103,500 Common Shares to EF Hutton LLC, in partial satisfaction of the deferred underwriting commission due from Pono’s initial public offering, and assumed options issued by Horizon to purchase 585,230 Common Shares.

As described herein, the Selling Securityholders named in this prospectus or their permitted transferees, may resell from time to time up to 9,950,444 Common Shares and 565,375 Warrants. We are registering the offer and sale of these securities to satisfy certain registration rights we have granted. The Selling Securityholders may offer, sell or distribute all or a portion of the securities hereby registered publicly or through private transactions at prevailing market prices or at negotiated prices. We will not receive any of the proceeds from such sales of our Common Shares or Warrants, except with respect to amounts received by us upon the exercise of the Warrants. We will bear all costs, expenses and fees in connection with the registration of these securities, including with regard to compliance with state securities or “blue sky” laws. The Selling Securityholders will bear all commissions and discounts, if any, attributable to their sale of Common Shares or Warrants. See section entitled “Plan of Distribution” beginning on page 94 of this prospectus.

Our Common Shares and our Public Warrants are listed on the Nasdaq Capital Market under the symbols “HOVR” and “HOVRW,” respectively. On February 7, 2024, the closing price of our Common Shares was $1.78 and the closing price for our Public Warrants was $0.02.

We are an “emerging growth company” as defined under the federal securities laws and, as such, have elected to comply with certain reduced public company reporting requirements.

Investing in our Common Shares and Warrants is highly speculative and involves a high degree of risk. See the section entitled “Risk Factors” beginning on page 6 of this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is       , 2024

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement that we filed with the SEC using a “shelf” registration process. By using a shelf registration statement, the Selling Securityholders may sell up to 9,950,444 Common Shares and up to 565,375 Warrants from time to time in one or more offerings as described in this prospectus. We will not receive any proceeds from the sale of Common Shares or Warrants by the Selling Securityholders. This prospectus also relates to the issuance by up to 12,065,375 Common Shares upon the exercise of Warrants. We will receive the proceeds from any exercise of the Warrants for cash.

We may also file a prospectus supplement or post-effective amendment to the registration statement of which this prospectus forms a part that may contain material information relating to these offerings. The prospectus supplement or post-effective amendment, as the case may be, may add, update or change information contained in this prospectus with respect to such offering. If there is any inconsistency between the information in this prospectus and the applicable prospectus supplement or post-effective amendment, you should rely on the prospectus supplement or post-effective amendment, as applicable. Before purchasing any of the Common Shares or Warrants, you should carefully read this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, together with the additional information described under “Where You Can Find More Information.”

Neither we nor the Selling Securityholders have authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, prepared by or on behalf of us or to which we have referred you. We and the Selling Securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We and the Selling Securityholders will not make an offer to sell the Common Shares or Warrants in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, is accurate only as of the date on the respective cover. Our business, prospects, financial condition or results of operations may have changed since those dates. This prospectus contains, and any prospectus supplement or post-effective amendment may contain, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. In addition, the market and industry data and forecasts that may be included in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable, may involve estimates, assumptions and other risks and uncertainties and are subject to change based on various factors, including those discussed under “Risk Factors” in this prospectus and any prospectus supplement and/or post-effective amendment, as applicable. Accordingly, investors should not place undue reliance on this information.

FREQUENTLY USED TERMS

Unless otherwise stated in this prospectus, the terms “we,” “us,” “our” or “New Horizon” refer to New Horizon Aircraft Ltd., a British Columbia company, and its consolidated subsidiaries. In addition, in this prospectus:

“2023 Equity Incentive Plan” means the New Horizon Aircraft Ltd. 2023 Equity Incentive Plan.

“Amalgamation” means the amalgamation of Merger Sub and Horizon pursuant to the BCBCA.

“BCA” or “Business Combination Agreement” means the Business Combination Agreement, dated August 15, 2023, by and among Pono, Merger Sub and Horizon.

“BCBCA” means the Business Corporations Act (British Columbia), as now in effect and as it may be amended from time to time.

“Board” means the board of directors of New Horizon.

“Business Combination” means the Amalgamation, and the other transactions contemplated by the BCA.

“Class A ordinary shares” means the Class A ordinary shares, no par value, of New Horizon.

“Class B ordinary shares” means the Class B ordinary shares, no par value, of New Horizon.

“Closing” means the closing of the Business Combination, which was completed on January 12, 2024.

“Code” means the United States Internal Revenue Code, as amended.

“Common Shares” means the Class A ordinary shares of New Horizon.

“Continental” means Continental Stock Transfer & Trust Company, the transfer agent.

“EF Hutton” means EF Hutton LLC, the representative of the underwriters in Pono’s IPO.

“Effective Time” means the effective time of the Amalgamation in accordance with the BCBCA.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Founder Shares” means the 4,935,622 Common Shares, which were automatically converted at Closing from Class B ordinary shares owned by the Sponsor and Pono’s directors.

“Fruci” means Fruci & Associates II, PLLC, Horizon’s independent registered public accounting firm.

“Horizon” means Robinson Aircraft Ltd.

“Horizon Common Shares” means the Class A Common Shares without par value in the authorized share structure of Horizon, the Class B Common Shares without par value in the authorized share structure of Horizon, and the Class C Common Shares without par value in the authorized share structure of Horizon.

“Horizon shareholders” refers to holders of shares of Horizon as of the time immediately before the Effective Time.

“Marcum” means Marcum LLP, New Horizon’s independent registered public accounting firm.

“Merger Sub” means Pono Three Merger Acquisitions Corp., a British Columbia company and a wholly-owned subsidiary of Pono.

“Ordinary Shares” means any of the New Horizon ordinary shares.

“Placement Shares” means the Pono Class A ordinary shares included within the Placement Units;

“Placement Units” means 563,375 units issued to the Sponsor in the Private Placement. Each Placement Unit consisted of one Placement Share and one Placement Warrant.

“Placement Warrant” means the warrants included within the Placement Units. Each Placement Warrant entitles the holder thereof to purchase one Pono Class A ordinary share for $11.50 per share.

“Pono” means Pono Capital Three, Inc., which continued from a Cayman Island exempted company to a British Columbia company pursuant to the SPAC Continuance and was renamed “New Horizon Aircraft Ltd.” in connection with the Closing.

“Pono Charter” or “Charter” means Pono’s second amended and restated memorandum and articles of association, dated February 9, 2023.

“Pono IPO”, “IPO” or “Initial Public Offering” means Pono’s initial public offering that was consummated on February 14, 2023.

“Pono IPO Prospectus” means the final prospectus of Pono, dated as of February 9, 2023, and filed with the SEC pursuant to Rule 424(b) under the Securities Act on February 10, 2023 (File No. 333-268283).

“Pono ordinary shares” means the Class A ordinary shares, par value $0.0001 per share, of Pono and the Class B ordinary shares, par value $0.0001 per share, of Pono, prior to the Closing.

“Pono Shareholders Meeting” means the extraordinary general meeting of the shareholders of Pono, which was held virtually at 10:00 a.m., Pacific Time, on January 4, 2024.

“Private Placement” means the private placement consummated simultaneously with the Pono IPO in which Pono issued to the Sponsor the Placement Units.

“Public Shares” means Class A ordinary shares included in the Public Units and Class A ordinary shares underlying the Public Warrants.

“Public Units” means units issued in the Pono IPO, including any over-allotment securities acquired by Pono’s underwriters, consisting of one Public Share and one Public Warrant.

“Public Warrants” means warrants underlying the Public Units issued in the Pono IPO. Each whole Public Warrant entitles the holder thereof to purchase one Class A ordinary share for $11.50 per share.

“Redemption” means the right of the holders of Class A ordinary shares to have their shares redeemed in accordance with the procedures set forth in this proxy statement/prospectus and the Pono Charter.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities” means the Common Shares and Warrants.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Sponsor” means Mehana Capital LLC.

“Trust Account” means the trust account of Pono, which holds the net proceeds of the Pono IPO, including from over-allotment securities sold by Pono’s underwriters, and the sale of the Placement Units, together with interest earned thereon, less amounts released to pay tax obligations and up to $100,000 for dissolution expenses, and amounts paid pursuant to redemptions.

“U.S. GAAP” means generally accepted accounting principles in the United States.

“Units” means units consisting of a Class A ordinary share and a warrant to purchase a Class A ordinary share, sold together as a unit in the Pono IPO (the “Public Units”) or in the private placement that occurred simultaneously with the consummation of the Pono IPO (the “Placement Units”).

“Warrant Agreement” means the Warrant Agreement, dated February 9, 2023, by and between Pono and Continental Stock Transfer & Trust Company.

“Warrants” means any of the Public Warrants and the Placement Warrants.

v

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements, including statements about the anticipated benefits of the Business Combination, and the financial conditions, results of operations, earnings outlook and prospects of New Horizon and other statements about the period following the consummation of the Business Combination. Forward-looking statements appear in a number of places in this prospectus including, without limitation, in the sections titled “New Horizon’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business of New Horizon.” In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements are typically identified by words such as “plan,” “believe,” “expect,” “anticipate,” “intend,” “outlook,” “estimate,” “forecast,” “project,” “continue,” “could,” “may,” “might,” “possible,” “potential,” “predict,” “should,” “would” and other similar words and expressions, but the absence of these words does not mean that a statement is not forward-looking.

The forward-looking statements are based on the current expectations of the management of New Horizon and are inherently subject to uncertainties and changes in circumstances and their potential effects and speak only as of the date of such statement. There can be no assurance that future developments will be those that have been anticipated.

All subsequent written and oral forward-looking statements concerning the Business Combination or other matters addressed in this prospectus and attributable to New Horizon or any person acting on their behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this prospectus. Except to the extent required by applicable law or regulation, New Horizon undertakes no obligation to update these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. Because it is only a summary, it does not contain all of the information that you should consider before investing in our Securities and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. Before you decide to invest in our Securities, you should read the entire prospectus carefully, including “Risk Factors” and the financial statements of New Horizon and related notes thereto included elsewhere in this prospectus.

The Company

New Horizon is an advanced aerospace Original Equipment Manufacturer (“OEM”) that is designing and aiming to build a next generation hybrid electric Vertical Takeoff and Landing (“eVTOL”) aircraft for the Regional Air Mobility (“RAM”) market. Its unique aircraft will offer a more efficient way to move people and goods at a regional scale (i.e., from 50 to 500 miles), help to connect remote communities, and will advance our ability to deal with an increasing number of climate related natural disasters such as wildfires, floods, or droughts.

New Horizon aims to deliver a hybrid electric 7-seat aircraft, called the Cavorite X7, that can take off and land vertically like a helicopter. However, unlike a traditional helicopter, for the majority of its flight it will return to a configuration much like a traditional aircraft. This would allow the Cavorite X7 to fly faster, farther, and operate more efficiently than a traditional helicopter. Expected to travel at speeds up to 250 miles per hour at a range over 500 miles, New Horizon believes that this aircraft will be a disruptive force to RAM travel.

The Background

On January 12, 2024, Pono Capital Three, Inc. (“Pono”) completed a series of transactions that resulted in the combination (the “Business Combination”) of Pono with Robinson Aircraft, Ltd. d/b/a Horizon Aircraft (“Horizon”) pursuant to the previously announced Business Combination Agreement (the “BCA”), dated August 15, 2023, by and among Pono, Pono Three Merger Acquisitions Corp., a British Columbia company and wholly-owned subsidiary of Pono (“Merger Sub”) and Horizon, following the approval at the extraordinary general meeting of the shareholders of Pono held on January 4, 2024 (the “Special Meeting”). On January 10, 2024, pursuant to the BCA, Pono was continued and de-registered from the Cayman Islands and redomesticated as a British Columbia company on January 11, 2024 (the “SPAC Continuation”). Pursuant to the BCA, on January 12, 2024, Merger Sub and Horizon were amalgamated under the laws of British Columbia, and Pono changed its name to New Horizon Aircraft Ltd. As consideration for the Business Combination, the Company issued to Horizon shareholders an aggregate of 9,419,084 Class A ordinary shares (the “Exchange Consideration”), including 282,573 shares held in escrow for any purchase price adjustments under the BCA, and 754,013 shares issued to the PIPE investor or his designees, as set forth below.

Simultaneous with the closing of the Business Combination, New Horizon also completed a series of private financings, issuing and selling 200,000 Common Shares in a private placement to a PIPE investor (the “PIPE Investor”), issued 103,500 Common Shares to EF Hutton LLC, in partial satisfaction of the deferred underwriting commission due from Pono’s initial public offering, and assumed options issued by Horizon to purchase 585,230 Common Shares.

Our Common Shares and our Public Warrants are listed on the Nasdaq Capital Market under the symbols “HOVR” and “HOVRW,” respectively. On February 7, 2024, the closing price of our Common Shares was $1.78 and the closing price for our Public Warrants was $0.02.

The rights of holders of our Common Shares and Warrants are governed by our articles (the “Articles”) and the Business Corporations Act (British Columbia) (the “BCBCA”), and in the case of the warrants, the Warrant Agreement, dated February 9, 2023, by and between Pono and Continental Stock Transfer & Trust Company (the “Warrant Agreement”). See the section entitled “Description of Capital Stock”.

Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (the “Securities Act”), as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As an emerging growth company, we may benefit from specified reduced disclosure and other requirements that are otherwise applicable generally to public companies. These provisions include:

●	presentation of only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus;

●	reduced disclosure about our executive compensation arrangements;

●	no non-binding stockholder advisory votes on executive compensation or golden parachute arrangements;

●	exemption from any requirement of the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); and

●	exemption from the auditor attestation requirement in the assessment of our internal control over financial reporting.

We may benefit from these exemptions until December 31, 2025 or such earlier time that we are no longer an emerging growth company. We will cease to be an emerging growth company upon the earliest of: (1) May 31, 2029; (2) the first fiscal year after our annual gross revenues are $1.235 billion or more; (3) the date on which we have, during the previous three-year period, issued more than $1.0 billion in non-convertible debt securities; or (4) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). We may choose to benefit from some but not all of these reduced disclosure obligations in future filings. If we do, the information that we provide stockholders may be different than you might get from other public companies in which you hold stock.

Summary Risk Factors

You should consider all the information contained in this prospectus before making a decision to invest in our Securities. In particular, you should consider the risk factors described under “Risk Factors” beginning on page 6. Such risks include, but are not limited to, the following risks with respect to the Company subsequent to the Business Combination:

Risks Related to New Horizon’s Business and Industry

●	New Horizon has incurred losses and expect to incur significant expenses and continuing losses for the foreseeable future, and it may not achieve or maintain profitability;

●	The eVTOL market may not continue to develop, eVTOL aircraft may not be adopted by the transportation market, eVTOL aircraft may not be certified by transportation and aviation authorities or eVTOL aircraft may not deliver the expected reduction in operating costs or time savings;

●	New Horizon has a limited operating history and faces significant challenges to develop, certify, and manufacture its aircraft. New Horizon’s Cavorite X7 eVTOL aircraft remains in development, and New Horizon does not expect to deliver any aircraft until 2027, at the earliest, if at all;

●	The success of New Horizon’s business depends on the safety and positive perception of its aircraft, the establishment of strategic relationships, and of its ability to effectively market and sell aircraft that will be used in Regional Air Mobility services;

●	The Regional Air Mobility market for eVTOL passenger and goods transport services does not exist; whether and how it develops is based on assumptions, and the Regional Air Mobility market may not achieve the growth potential we expect or may grow more slowly than expected;

●	New Horizon may be unable to adequately control the costs associated with its pre-launch operations, and its costs will continue to be significant after it commences operations;

●	New Horizon is a relatively small company in comparison to current industry leaders in the Regional Air Mobility market. New Horizon may experience difficulties in managing its growth;

●	Any delay in the design, production, or completion or requisite testing and certification, and any design changes that may be required to be implemented in order to receive certification of the Cavorite X7 aircraft, would adversely impact New Horizon’s business plan and strategic growth plan and its financial condition;

●	New Horizon’s business depends substantially on the continuing efforts of its key employees and qualified personnel; its operations may be severely disrupted if it loses their services;

●	New Horizon is subject to substantial regulation and unfavorable changes to, or its failure to comply with, these regulations could substantially harm its business and operating results;

●	New Horizon will need to improve its operational and financial systems to support its expected growth, increasingly complex business arrangements, and rules governing revenue and expense recognition and any inability to do so will adversely affect its billing and reporting;

●	the need to raise additional capital;

●	New Horizon will rely on third-party suppliers and strategic parties for the provision and development of key emerging technologies, components and materials used in its Cavorite X7 aircraft, such as the lithium-ion batteries that will help to power the aircraft, a significant number of which may be single or limited source suppliers;

Risks Related to Intellectual Property

●	New Horizon may not be able to prevent others from unauthorized use of its intellectual property, which could harm its business and competitive position;

●	New Horizon may not be able to prevent others from developing or exploiting competing technologies.

●	New Horizon may need to defend itself against intellectual property infringement claims;

Risks Related to the Regulatory Environment in Which We Operate

●	It is intended for third-party air carriers to operate the Cavorite X7 aircraft in Canada, the U.S. and Europe. These third-party air carriers are subject to substantial regulation and laws, and unfavorable changes to, or the third-party air carriers’ failure to comply with, these regulations and/or laws could substantially harm New Horizon’s business and operating results;

●	New Horizon may be subject to governmental export and import control laws and regulations as it expands its suppliers and commercial operations outside Canada, the U.S. and Europe;

●	The adverse effect of violations of the U.S. Foreign Corrupt Practices Act, Canada’s Proceeds of Crime (Money Laundering) and Terrorist Financing Act and similar worldwide anti- bribery and anti-kickback laws.

Risks Related to New Horizon’s Organization and Structure

●	British Columbia law and New Horizon’s Articles will contain certain provisions, including anti-takeover provisions, that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable;

●	New Horizon’s management team may not successfully or efficiently manage its transition to being a public company;

●	New Horizon is an “emerging growth company,” and its reduced SEC reporting requirements may make its shares less attractive to investors.;

●	If New Horizon qualifies as a foreign private issuer, it will be exempt from a number of rules under the U.S. securities laws and will be permitted to file less information with the SEC than a U.S. domestic public company, which may limit the information available to its shareholders.;

Risks Related to an Investment in Our Securities

●	An active market for New Horizon’s securities may not develop, which would adversely affect the liquidity and price of New Horizon’s securities.;

●	Failure to meet Nasdaq’s continued listing requirements could result in a delisting of New Horizon’s Common Shares and Public Warrants;

●	The market price for New Horizon Common Shares may decline following the Business Combination;

●	The Common Share price may fluctuate and you could lose all or part of your investment as a result;

●	New Horizon shareholders may experience dilution in the future;

●	There is no guarantee that the Warrants will ever be in the money; they may expire worthless or the terms of Warrants may be amended; and

●	The future exercise of registration rights may adversely affect the market price of the Common Shares.

Corporate Information

New Horizon’s principal executive offices are located at 3187 Highway 35, Lindsay, Ontario, K9V 4R1, and New Horizon’s telephone number is (613) 866-1935.

THE OFFERING

Issuer	New Horizon Aircraft Ltd.

Common Shares Offered by us	12,065,375 Common Shares issuable upon the exercise of Warrants.

Common Shares Offered by the Selling Securityholders	Up to 9,950,444 Common Shares.

Warrants Offered by the Selling Securityholders	Up to 565,375 Warrants.

Exercise Price of Warrants	$11.50 per share, subject to adjustment as defined herein.

Shares Outstanding Prior to Exercise of All Warrants as of January 12, 2024	16,974,523 shares.

Shares Outstanding Assuming Exercise of All Warrants as of January 12, 2024	29,039,898 shares.

Use of proceeds	We will not receive any proceeds from the sale of Common Shares or Warrants by the Selling Securityholders. We would receive up to an aggregate of approximately $138.8 million from the exercise of the warrants, assuming the exercise in full of all of such warrants for cash, however, it is not certain how many warrants would be exercised for cash or if at all. We expect to use the net proceeds from the exercise of any warrants for general corporate purposes. See “Use of Proceeds.”

Market for Common Shares and Public Warrants	Our Common Shares and our Public Warrants are listed on the Nasdaq Capital Market under the symbols “HOVR” and “HOVRW,” respectively.

Risk factors	Any investment in the securities offered hereby is speculative and involves a high degree of risk. You should carefully consider the information set forth under “Risk Factors” and elsewhere in this prospectus.

In this prospectus, unless otherwise indicated, the number of Common Shares outstanding as of January 12, 2024 and the other information based thereon:

●	Does not reflect 1,697,452 Common Shares reserved for issuance under our 2023 Equity Incentive Plan;

●	Does not reflect the exercise of Warrants to purchase up to 12,065,375 Common Shares.

RISK FACTORS

You should carefully consider all the following risk factors, together with all of the other information included or incorporated by reference in this prospectus, including the consolidated financial statements and the accompanying notes and matters addressed in the section titled “Cautionary Note Regarding Forward-Looking Statements,” in evaluating an investment in the Common Shares or Warrants. The following risk factors apply to the business and operations of New and its consolidated subsidiaries. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect the ability to realize the anticipated benefits of the Business Combination and may have an adverse effect on the business, cash flows, financial condition and results of operations of New Horizon following the consummation of the Business Combination. We may face additional risks and uncertainties that are not presently known to us or that we currently deem immaterial, which may also impair our business, cash flows, financial condition and results of operations.

Risks Related to Our Business and Industry

We have incurred losses and expect to incur significant expenses and continuing losses for the foreseeable future, and we may not achieve or maintain profitability.

We have incurred significant operating losses. Our operating losses were $1,652,956 and $1,169,692 for the years ended May 31, 2022 and 2023, respectively. We expect to continue to incur losses for the foreseeable future as we develop our aircraft.

We have not yet started commercial operations, making it difficult for us to predict our future operating results, and we believe that we will continue to incur operating losses until at least the time we begin commercial operations. As a result, our losses may be larger than anticipated, and we may not achieve profitability when expected, or at all, and even if we do, we may not be able to maintain or increase profitability.

We expect our operating expenses to significantly increase over the next several years as we complete our aircraft design, build, testing and manufacturing. We expect the rate at which we incur losses will be significantly higher for 2024 through at least 2027 as we engage in the following activities:

●	continuing to design our Cavorite X7 hybrid eVTOL aircraft with the goal of having such aircraft certified and ultimately produced;

●	engaging suppliers in the development of aircraft components and committing capital to serial production of those components;

●	building our production capabilities to assemble and test the major components of our aircraft : propulsion systems, energy system assembly and aircraft integration, as well as incurring costs associated with outsourcing production of subsystems and other key components;

●	hiring additional employees across design, production, marketing, administration and commercialization of our business;

●	engaging with third party providers for design, testing, certification and commercialization of our products;

●	building up inventories of parts and components for our aircraft;

●	further enhancing our research and development capacities to continue the work on our aircraft’s technology, components, hardware and software performance;

●	testing and certifying the performance and operation of our aircraft;

●	working with third-party providers to train our pilots, mechanics and technicians in our proprietary aircraft operation and maintenance;

●	developing and launching our digital platform and customer user interface;

●	developing our sales and marketing activities and developing our vertiport infrastructure; and

●	increasing our general and administrative functions to support our growing operations and our responsibilities as a public company.

Because we will incur the costs and expenses from these efforts before we receive any associated revenue, our losses in future periods will be significant. In addition, we may find that these efforts are more expensive than we currently anticipate or that these efforts may not result in the revenue we anticipate, which would further increase our losses. Furthermore, if our future growth and operating performance fails to meet investor or analyst expectations, or if we have future negative cash flow or losses resulting from our investment in acquiring customers or expanding our operations, this could have a material adverse effect on our business, financial condition and results of operations.

The eVTOL market may not continue to develop, eVTOL aircraft may not be adopted by the transportation market, eVTOL aircraft may not be certified by transportation and aviation authorities or eVTOL aircraft may not deliver the expected reduction in operating costs or time savings.

eVTOL aircraft involve a complex set of technologies and are subject to evolving regulations, many of which were originally not intended to apply to electric and/or VTOL aircraft. Before any eVTOL aircraft can fly passengers, manufacturers and operators must receive requisite regulatory approvals, including — but not limited to — aircraft type certificate and certification related to production of the aircraft (i.e., a Production Certificate). No eVTOL aircraft have passed certification by TCCA, EASA or the FAA for commercial operations in Canada, Europe or the United States, respectively, and there is no assurance that our current serial prototype for the Cavorite X7 aircraft will receive government certification in a way that is market-viable or commercially successful, in a timely manner or at all. Gaining government certification requires us to prove the performance, reliability and safety of its Cavorite X7 aircraft, which cannot be assured. Any of the foregoing risks and challenges could adversely affect our prospects, business, financial condition and results of operations.

The success of our business depends on the safety and positive perception of our aircraft, the establishment of strategic relationships, and of our ability to effectively market and sell aircraft that will be used in Regional Air Mobility services.

We have not yet begun to sell our aircraft, and we expect that our success will be highly dependent on our target customers’ embrace of Regional Air Mobility and eVTOL vehicles, which we believe will be influenced by the public’s perception of the safety, convenience and cost of our Cavorite X7 specifically but also of the industry as a whole. As a new industry, the public has low awareness of Regional Air Mobility and eVTOL vehicles, which will require substantial publicity and marketing campaigns in a cost-effective manner to effectively and adequately target and engage our potential customers. If we are unable to demonstrate the safety of our aircraft, the convenience of our aircraft, and the cost-effectiveness of our use in Regional Air Mobility services as compared with other commuting, goods transportation, airport shuttle, or regional transportation options, our business may not develop as we anticipate we could, and our business, revenue and operations may be adversely affected. Further, our sales growth will depend on our ability to develop relationships with infrastructure providers, airline operators, other commercial entities, municipalities and regional governments and landowners, which may not be effective in generating anticipated sales, and marketing campaigns can be expensive and may not result in the acquisition of customers in a cost-effective manner, if at all. If conflicts arise with our strategic counterparties, the other party may act in a manner adverse to we and could limit our ability to implement our strategies. Our strategic counterparties may develop, either alone or with others, products or services in related fields that are competitive with our products and services.

We have a limited operating history and face significant challenges to develop, certify, and manufacture our aircraft. Our Cavorite X7 eVTOL aircraft remains in development, and we do not expect to deliver any aircraft until 2027, at the earliest, if at all.

We were incorporated in 2013, and we are developing an aircraft for the emerging Regional Air Mobility market, which is continuously evolving. Although our team has experience designing, building and testing new aircraft, we have no experience as an organization in volume manufacturing of our planned Cavorite X7 aircraft. We cannot assure that us or our suppliers and other commercial counterparties will be able to develop efficient, cost-effective manufacturing capability and processes, and reliable sources of component supplies that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes, required to successfully produce and maintain Cavorite X7 aircraft. Based on our current testing and projections, we believe that we can achieve our business plan and forecasted performance model targets in terms of aircraft range, speed, energy system capacity, and payload for our full-scale Cavorite X7 aircraft; however, we currently only has a 50%-scale prototype aircraft completed and undergoing flight testing.

Detailed design of our full-scale Cavorite X7 aircraft has not yet been completed, and many of the systems, the aerodynamics, the structure, and other critical elements of the design have yet to be designed, produced, and tested at full-scale. As such, we might not achieve all, or any, of our performance targets, which would materially impact our business plan and results of operations.

You should consider our business and prospects in light of the risks and significant challenges we face as a new entrant into a new industry, including, among other things, with respect to our ability to:

●	design, build, test and produce safe, reliable and high-quality Cavorite X7 aircraft and scale that production in a cost- effective manner;

●	obtain the necessary certification and regulatory approvals in a timely manner;

●	build a well-recognized and respected brand;

●	establish and expand our customer base;

●	properly price our aircraft, and successfully anticipate the demand by our target customers;

●	improve and maintain our manufacturing efficiency;

●	maintain a reliable, secure, high-performance and scalable technology infrastructure;

●	predict our future revenues and appropriately budget for our expenses;

●	anticipate trends that may emerge and affect our business;

●	anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape;

●	secure, protect and defend our intellectual property; and

●	navigate an evolving and complex regulatory environment.

If we fail to adequately address any or all of these risks and challenges, our business may be materially and adversely affected.

The Regional Air Mobility market for eVTOL passenger and goods transport services does not exist; whether and how it develops is based on assumptions, and the Regional Air Mobility market may not achieve the growth potential we expect or may grow more slowly than expected.

Our estimates for the total addressable market for eVTOL Regional Air Mobility, regional passenger and goods transport, and military use are based on a number of internal and third-party estimates, including customers who have expressed interest, assumed prices at which we can offer our services, assumed aircraft development, estimated certification and production costs, our ability to manufacture, obtain regulatory approval and certification, our internal processes and general market conditions. While we believe our assumptions and the data underlying our estimates are reasonable, these assumptions and estimates may not be correct and the conditions supporting our assumptions or estimates may change at any time, thereby reducing the predictive accuracy of these underlying factors. As a result, our estimates may prove to be incorrect, which could negatively affect our operating revenue, costs, operations and potential profitability.

We may be unable to adequately control the costs associated with our pre-launch operations, and our costs will continue to be significant after we commence operations.

We will require significant capital to develop and grow our business, including designing, developing, testing, certifying and manufacturing our aircraft, educating customers of the safety, efficiency and cost-effectiveness of our unique aircraft and building our brand. Our research and development expenses were $666,019 and $598,551 in 2022 and 2023, respectively, and we expect to continue to incur significant expenses which will impact our profitability, including continuing research and development expenses, manufacturing, maintenance and procurement costs, marketing, customer and payment system expenses, and general and administrative expenses as we scale our operations. Our ability to become profitable in the future will not only depend on our ability to successfully market our aircraft for global use but also our ability to control our costs. If we are unable to cost efficiently design, certify, manufacture, market, and deliver our aircraft on time, our margins, profitability and prospects would be materially and adversely affected.

We are a relatively small company in comparison to current industry leaders in the Regional Air Mobility market. We may experience difficulties in managing our growth.

With under 20 employees currently, we expect to experience significant growth in team size as we experience an increase in the scope and nature of our research and development, manufacturing, testing, and certification of our aircraft. Our ability to manage our future growth will require us to continue to improve our operational, financial and management controls, compliance programs and reporting systems. We are currently in the process of strengthening our compliance programs, including our compliance programs related to internal controls, intellectual property management, privacy and cybersecurity. We may not be able to implement improvements in an efficient or timely manner and may discover deficiencies in existing controls, programs, systems and procedures, which could have an adverse effect on our business, reputation and financial results. We also may not be able to grow the team in a timely manner or hire the expertise required in order to successfully continue our aircraft development.

Our forward-looking operating information and business plan forecast relies in large part upon assumptions and analyses that we have developed or obtained from respected third parties. If these assumptions or analyses prove to be incorrect, our actual operating results may be materially different from our forecasted results.

Our management has prepared our projected financial performance, operating information and business plan, which reflect our current estimates of future performance. Whether our actual financial results and business develops in a way that is consistent with our expectations and assumptions as reflected in our forecasts depends on a number of factors, many of which are outside our control. Our estimates and assumptions may prove inaccurate, causing the actual amount to differ from our estimates. These factors include, but are not limited to, the risk factors described herein and the following factors:

●	our ability to obtain sufficient capital to sustain and grow our business;

●	our effectiveness in managing our costs and our growth;

●	our ability to meet the performance and cost targets of manufacturing our aircraft;

●	our ability to effectively develop our fan-in-wing eVTOL technology that underpins our Cavorite X7 aircraft design and operation;

●	establishing and maintaining relationships with key providers and suppliers;

●	the timing, cost and ability to obtain the necessary certifications and regulatory approvals;

●	the development of the Regional Air Mobility market and customer demand for our aircraft;

●	the costs and effectiveness of our marketing and promotional efforts;

●	competition from other companies with compelling aircraft that may emerge to compete directly or indirectly with our Cavorite X7 aircraft;

●	our ability to retain existing key management, to integrate recent hires and to attract, retain and motivate qualified personnel;

●	the overall strength and stability of domestic and international economies;

●	regulatory, legislative and political changes; and

●	consumer spending habits.

Unfavorable changes in any of these or other factors, most of which are beyond our control, could materially and adversely affect our business, results of operations and financial results. It is difficult to predict future revenues and appropriately budget for our expenses, and we have limited insight into trends that may emerge and affect our business. If actual results differ from our estimates or we adjust our estimates in future periods, our operating results and financial position could be materially affected.

We anticipate delivering our first Cavorite X7 eVTOL aircraft to customers in 2027, pending receipt of regulatory approval and certification; however, the aircraft remains in the detailed design phase and has yet to complete any testing and certification process. Any delay in the design, production, or completion or requisite testing and certification, and any design changes that may be required to be implemented in order to receive certification, would adversely impact our business plan and strategic growth plan and our financial condition.

We are currently in rigorous testing of our 50%-scale prototype and is still refining the detailed design of a full-scale aircraft. While we currently have an experienced aircraft prototyping team, there are many important milestones to achieve prior to being able to deliver our first commercial aircraft, including completing the detailed design, sub-system assembly, airframe manufacturing, systems integration, testing, design refinement, type certification of the aircraft, and production certification of our manufacturing facility. Our inability to properly plan, execute our operations, and analyze and contain the risk associated with each step could negatively impact our ability to successfully operate our business.

Any delays in the development, certification, manufacture and commercialization of our Cavorite X7 aircraft and related technology, such as battery technology or electric motors, may adversely impact our business, financial condition and results of operations.

We may experience future delays or other complications in the design, certification, manufacture, and production of our aircraft and related technology. These delays could negatively impact our progress towards commercialization or result in delays in increasing production capacity. If we encounter difficulties in scaling our production, if we fail to procure the key enabling technologies from our suppliers (e.g., batteries, power electronics, electric motors, etc.) which meet the required performance parameters, if our aircraft technologies and components do not meet our expectations, or if such technologies fail to perform as expected, are inferior to those of our competitors or are perceived as less safe than those of our competitors, we may not be able to achieve our performance targets in aircraft range, speed, payload and noise or launch products on our anticipated timelines, and our business, financial condition and results of operations could be materially and adversely impacted.

Adverse publicity stemming from any incident involving us or our competitors, or an incident involving any air travel service or unmanned flight based on eVTOL technologies, could have a material adverse effect on our business, financial condition and results of operations.

Electric aircraft are based on complex technology that requires skilled pilot operation and maintenance. Like any aircraft, they may experience operational or process failures and other problems, including adverse weather conditions, unanticipated collisions with foreign objects, manufacturing or design defects, pilot error, software malfunctions, cyber-attacks or other intentional acts that could result in potential safety risks. Any actual or perceived safety issues with our aircraft, other electric aircraft or eVTOL aircraft, unmanned flight based on autonomous technology or the Regional Air Mobility industry generally may result in significant reputational harm to our business, in addition to tort liability, increased safety infrastructure and other costs that may arise. The electric aircraft industry has had several accidents involving prototypes. Lilium’s first Phoenix demonstrator was destroyed by a ground-maintenance fire in February 2020; Eviation’s prototype eVTOL vehicle caught fire during testing in January 2020; a small battery-operated plane operated by Avinor and built by Slovenia’s Pipistrel crashed in Norway in August 2019; and an electric-motor experimental aircraft built by Siemens and Hungarian company Magnus crashed in Hungary in May 2018, killing both occupants.

We are also subject to risk of adverse publicity stemming from any public incident involving the company, our employees or our brand. If our personnel, our 50%-scale prototype aircraft, or the personnel or vehicles of one of our competitors, were to be involved in a public incident, accident or catastrophe, the public perception of the Regional Air Mobility industry or eVTOL vehicles specifically could be adversely affected, resulting in decreased customer demand for our aircraft, significant reputational harm or potential legal liability, which could cause a material adverse effect on sales, business and financial condition. The insurance we carry may be inapplicable or inadequate to cover any such incident, accident or catastrophe. If our insurance is inapplicable or not adequate, we may be forced to bear substantial losses from an incident or accident.

Our business plans require a significant amount of capital. In addition, our future capital needs may require us to sell additional equity or debt securities that may adversely affect the market price of our shares and dilute our shareholders or introduce covenants that may restrict its operations.

We expect our capital expenditures to continue to be significant in the foreseeable future as we expand our development, certification, production and commercial launch, and that our level of capital expenditures will be significantly affected by customer demand for our services. The fact that we have a limited operating history and are entering a new industry means we have no historical data on the demand for its aircraft. As a result, our future capital requirements may be uncertain and actual capital requirements may be different from those we currently anticipate. We may seek equity or debt financing to finance a portion of its capital expenditures. Such financing might not be available to us in a timely manner or on terms that are acceptable, or at all.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our industry and business model. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations. We may seek to raise such capital through the issuance of additional shares or debt securities with conversion rights (such as convertible bonds and option rights). An issuance of additional shares or debt securities with conversion rights could potentially reduce the market price of our shares, and we currently cannot predict the amounts and terms of such future offerings.

In addition, our future capital needs and other business reasons could require us to sell additional equity or debt securities or obtain a credit facility. The sale of additional equity or equity-linked securities could dilute our shareholders. In addition, such dilution may arise from the acquisition or investments in companies in exchange, fully or in part, for newly issued shares, options granted to our business partners or from the exercise of stock options by our employees in the context of existing or future share option programs or the issuance of shares to employees in the context of existing or future employee participation programs. The incurrence of indebtedness would result in increased debt service obligations and could result in operating and financing covenants that would restrict our operations.

If we cannot raise additional funds when we need or want them, our operations and prospects could be negatively affected.

If we are unable to successfully design and manufacture our aircraft, our business will be harmed.

We are currently developing plans to expand our primary manufacturing infrastructure near Toronto, Ontario, and we plan to begin production of our certified aircraft in 2027; however, currently we have 50%-scale prototype aircraft in active flight testing and are in an early design phase of our full-scale aircraft. We may not be able to successfully develop and certify a full-scale aircraft. We may also not be able to successfully develop commercial-scale manufacturing capabilities internally or supply chain relationships with our intended Tier 1 suppliers. Our production facilities and the production facilities of our outsourcing parties and suppliers may be harmed or rendered inoperable by natural or man-made disasters, including earthquakes, flooding, fire and power outages, or by health epidemics, such as the COVID-19 pandemic, which may render it difficult or impossible for us to manufacture our aircraft for some period of time.

If the Cavorite X7 eVTOL aircraft we build fails to perform as expected our ability to develop, market, and sell our aircraft could be harmed.

We have not yet produced a full-scale Cavorite X7 aircraft. Although we are satisfied with early flight testing of our 50%-scale prototype, there is no guarantee that the full-scale aircraft will perform as we anticipate. Our aircraft may contain defects in design and manufacture that may cause them not to perform as expected or that may require design changes and/or repairs. Further, our Cavorite X7 aircraft may be impacted by various performance factors that could impair customer satisfaction, such as excessive noise, turbulent air during flight, foreign object damage, fan stall or wing flutter, overloading, hail and bird strike, or adverse icing accumulation. If our Cavorite X7 aircraft fails to perform as expected, we may need to delay delivery of initial aircraft, which could adversely affect our brand in our target markets and could adversely affect our business, prospects, and results of operations.

Our Cavorite X7 aircraft require complex software, hybrid electric power systems, battery technology and other technology systems that remain in development and need to be commercialized in coordination with our vendors and suppliers to complete serial production. The failure of advances in technology and of manufacturing at the rates we project may impact our ability to increase the volume of our production or drive down end user pricing.

Our Cavorite X7 will use a substantial amount of third-party and in-house software codes and complex hardware to operate. Our software and hardware may contain errors, bugs or vulnerabilities, and our systems are subject to certain technical limitations that may compromise our ability to meet our objectives. Some errors, bugs or vulnerabilities inherently may be difficult to detect and may only be discovered after the code has been implemented. We have a limited frame of reference by which to evaluate the long-term performance of our software and hardware systems and our aircraft, and we may be unable to detect and fix any defects in the aircraft prior to commencing commercial operations. The development and on-going monitoring of such advanced technologies is inherently complex, and we will need to coordinate with our vendors and suppliers in order to complete full-scale production. Our potential inability to develop the necessary software and technology systems may harm our competitive position or delay the certification or manufacture of our aircraft.

We are relying on third-party suppliers to develop a number of emerging technologies for use in our products, including lithium-ion battery technology. Many of these technologies are already commercially viable, and our survey of commercially available products has already yielded promising results. However, the final cell design of our potential suppliers may not be able to meet the safety, technological, economical or operational requirements to support the regulatory requirements and performance assumed in our business plan.

We are also relying on third-party suppliers to commercialize these technologies (such as battery cell technology) at the volume and costs they require to launch and ramp-up our production. Our suppliers may not be able to meet the production timing, volume requirements or cost requirements we have assumed in our business plan. Our third-party suppliers could face other challenges, such as the lack of raw materials or machinery, the breakdown of tools in production or the malfunctioning of technology as they ramp up production. As a result, our business plan could be significantly impacted, and we may incur significant delays in production and full commercialization, which could adversely affect our business, prospects, and results of operations.

Our Cavorite X7 aircraft will make extensive use of lithium-ion battery cells, which have been observed to catch fire or vent smoke and flame.

The battery packs within our Cavorite X7 aircraft will use lithium-ion cells. On rare occasions, lithium-ion cells can rapidly release the energy they contain by venting smoke and flames in a manner that can ignite nearby materials as well as other lithium-ion cells. While the battery pack is designed to contain any single cell’s release of energy without spreading to neighboring cells, a failure of battery packs in our aircraft could occur or batteries could catch fire during production or testing, which could result in bodily injury or death and could subject us to lawsuits, regulatory challenges or redesign efforts, all of which would be time consuming and expensive and could harm our brand image. Also, negative public perceptions regarding the suitability of lithium-ion cells for automotive applications, the social and environmental impacts of cobalt mining, or any future incident involving lithium-ion cells, such as a vehicle or other fire, could seriously harm our business and reputation.

We will rely on third-party suppliers and strategic parties for the provision and development of key emerging technologies, components and materials used in our Cavorite X7 aircraft, such as the lithium-ion batteries that will help to power the aircraft, a significant number of which may be single or limited source suppliers. If any of these prospective suppliers or strategic parties choose to not do business with us at all, or insist on terms that are commercially disadvantageous, we may have significant difficulty in procuring and producing our aircraft, and our business prospects would be harmed.

Third-party suppliers and strategic parties will provide key components and technology to the Cavorite X7 aircraft. Collaborations with strategic parties are necessary to successfully commercialize our existing and future products. If we are unable to identify or enter into agreements with strategic parties for the development of key technology or if such strategic parties insist on terms that are commercially disadvantageous, including for example the ability to freely commercialize jointly owned intellectual property, we may have significant difficulty in procuring and producing our aircraft or technologies, components or materials used in our aircraft.

In addition to our collaborations, we will be substantially reliant on our relationships with our suppliers for the parts and components in our aircraft. If any of these prospective suppliers choose to not do business with us at all, or insist on terms that are commercially disadvantageous, we may have significant difficulty in procuring and producing our aircraft, and our business prospects would be harmed. If our suppliers experience any delays in providing us with or developing necessary components, or if our suppliers are unable to deliver necessary components in a timely manner and at prices and volumes acceptable to us, we could experience delays in manufacturing our aircraft and delivering on our timelines, which could have a material adverse effect on our business, prospects and operating results.

While we plan to obtain components from multiple sources whenever possible, we may purchase many of the components used in our Cavorite X7 aircraft from a single source. While we believe that we may be able to establish alternate supply relationships and can obtain replacement components for our single source components, we may be unable to do so in the short term, or at all, at prices or quality levels that are acceptable to us. In addition, we could experience delays if our suppliers do not meet agreed upon timelines or experience capacity constraints. Any disruption in the supply of components, whether or not from a single source supplier, could temporarily disrupt production of our aircraft until an alternative supplier is able to supply the required material. Changes in business conditions, unforeseen circumstances, governmental changes, and other factors beyond our control or which we do not presently anticipate, could also affect our suppliers’ ability to deliver components to us on a timely basis. Any of the foregoing could materially and adversely affect our results of operations, financial condition and prospects.

If any of our suppliers become economically distressed or go bankrupt, we may be required to provide substantial financial support or take other measures to ensure supplies of components or materials, which could increase our costs, affect our liquidity or cause production disruptions.

We expect to purchase various types of equipment, raw materials and manufactured component parts from our suppliers. If these suppliers experience substantial financial difficulties, cease operations, or otherwise face business disruptions, we may be required to provide substantial financial support to ensure supply continuity or may have to take other measures to ensure components and materials remain available. Any disruption could affect our ability to deliver aircraft and could increase our costs and negatively affect our liquidity and financial performance.

We may not succeed in establishing, maintaining and strengthening our brand, which would materially and adversely affect customer acceptance of our services, reducing our anticipated sales, revenue and forecasts.

Our business and prospects heavily depend on our ability to develop, maintain and strengthen our brand and sell consumers on the safety, convenience and cost-effectiveness of our Regional Air Mobility services. If we are not able to establish, maintain and strengthen our brand, we may lose the opportunity to build a critical mass of customers. Our ability to develop, maintain and strengthen our brand will depend heavily on the success of our marketing efforts. When it launches, we expect the Regional Air Mobility industry to be intensely competitive, with a strong first-mover advantage, and we will not be the first to deliver viable eVTOL aircraft to service this market. If we do not develop and maintain a strong brand, our business, prospects, financial condition and operating results will be materially and adversely impacted.

Our business depends substantially on the continuing efforts of our key employees and qualified personnel; our operations may be severely disrupted if we lose their services.

Our success depends substantially on the continued efforts of our key employees and qualified personnel, and our operations may be severely disrupted if we lost their services. As we build our brand and become more well known, the risk that competitors or other companies may poach our key talented personnel increases. The failure to attract, integrate, train, motivate and retain these personnel could seriously harm our business and prospects. The design, assembly, testing, production and certification of our aircraft requires highly skilled personnel for which there is currently a shortage in the aerospace workforce in North America. We intend to work with third parties to attract talented workers; however, if we are unable to hire, train, and retain qualified personnel, our business could be harmed, and we may be unable to implement our growth plans.

Our business may be adversely affected by labor and union activities in the future.

Although none of our employees are currently represented by a labor union, it is common throughout the aircraft industry generally for many employees at aircraft companies to belong to a union, which can result in higher employee costs and increased risk of work stoppages. we may also directly and indirectly depend upon other companies with unionized work forces, such as parts suppliers and trucking and freight companies, and work stoppages or strikes organized by such unions could have a material adverse impact on our business, financial condition or operating results.

Failure of information security and privacy concerns could subject we to penalties, damage our reputation and brand, and harm our business and results of operations.

We expect to face significant challenges with respect to information security and privacy, including the storage, transmission and sharing of confidential information. we will transmit and store confidential and private information of our customers, such as personal information, including names, accounts, user IDs and passwords, and payment or transaction related information.

We intend to adopt strict information security policies and deploy advanced measures to implement the policies, including, among others, advanced encryption technologies. However, advances in technology, an increased level of sophistication of our services, an increased level of expertise of hackers, new discoveries in the field of cryptography or others can still result in a compromise or breach of the measures that we use. If we are unable to protect our systems, and hence the information stored in our systems, from unauthorized access, use, disclosure, disruption, modification or destruction, such problems or security breaches could cause a loss, give rise to our liabilities to the owners of confidential information or even subject us to fines and penalties. In addition, complying with various laws and regulations could cause us to incur substantial costs or require that we changes our business practices, including our data practices, in a manner adverse to our business.

Compliance with required information security laws and regulations could be expensive and may place restrictions on the conduct of our business and the manner in which we interact with our customers. Any failure to comply with applicable regulations could also result in regulatory enforcement actions against us, and misuse of or failure to secure personal information could also result in violation of data privacy laws and regulations, proceedings against we by governmental entities or others, and damage to our reputation and credibility, and could have a negative impact on revenues and profits.

Significant capital and other resources may be required to protect against information security breaches or to alleviate problems caused by such breaches or to comply with our privacy policies or privacy-related legal obligations. The resources required may increase over time as the methods used by hackers and others engaged in online criminal activities are increasingly sophisticated and constantly evolving. Any failure or perceived failure by us to prevent information security breaches or to comply with privacy policies or privacy-related legal obligations, or any compromise of security that results in the unauthorized release or transfer of personally identifiable information or other customer data, could cause our customers to lose trust in us and could expose us to legal claims. Any perception by the public that online transactions or the privacy of user information are becoming increasingly unsafe or vulnerable to attacks could inhibit the growth of online retail and other online services generally, which may reduce the number of orders we receives.

We are subject to cybersecurity risks to our operational systems, security systems, infrastructure, integrated software in our aircraft and customer data processed by us or third-party vendors.

We are at risk for interruptions, outages and breaches of the following systems, which are either owned by us or operated by our third-party vendors or suppliers:

●	operational systems, including business, financial, accounting, product development, data processing or production processes;

●	facility security systems;

●	aircraft technology including powertrain, avionics and flight control software;

●	the integrated software in our aircraft; or

●	customer data.

The occurrence of any such incident could disrupt our operational systems, result in loss of intellectual property, trade secrets or other proprietary or competitively sensitive information, compromise personal information of customers, employees, suppliers, or others, jeopardize the security of our facilities or affect the performance of in-product technology and the integrated software in our aircraft.

Moreover, there are inherent risks associated with developing, improving, expanding and updating the current systems, such as the disruption of our data management, procurement, production execution, finance, supply chain and sales and service processes. These risks may affect our ability to manage our data and inventory, procure parts or supplies or manufacture, deploy, and deliver our aircraft, adequately protect our intellectual property or achieve and maintain compliance with, or realize available benefits under, applicable laws, regulations and contracts. We cannot be sure that these systems upon which we rely, including those of our third-party vendors or suppliers, will be effectively implemented, maintained or expanded as planned. If these systems do not operate as we expects them to, we may be required to expend significant resources to make corrections or find alternative sources for performing these functions.

Any unauthorized access to or control of our aircraft or our systems or any loss of data could result in legal claims or proceedings. In addition, regardless of their veracity, reports of unauthorized access to our aircraft, their systems or data, as well as other factors that may result in the perception that our aircraft, their systems or data are capable of being “hacked,” could negatively affect our brand and harm our business, prospects, financial condition and operating results.

Although we plans to have a formal cybersecurity committee organized by the Board, as well as third party security specialists on contract, there is no guarantee that this additional layer of corporate governance will be sufficient to mitigate the posed by motivated cybersecurity criminals.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

Our manufacturing or customer service facilities or operations could be adversely affected by events outside of our control, such as natural disasters, wars, health epidemics like COVID-19, and other calamities. Although we has servers that are hosted in an offsite location, our backup system does not capture data on a real-time basis, and we may be unable to recover certain data in the event of a server failure. We cannot assure you that any backup systems will be adequate to protect us from the effects of fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events. Any of the foregoing events may give rise to interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide services.

Risks Related to our Intellectual Property

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position. We rely on a combination of patents, trade secrets (including know-how), employee and third-party nondisclosure agreements, copyrights, trademarks, intellectual property licenses, and other contractual rights to establish and protect our rights in our technology. Despite our efforts to protect our proprietary rights, third parties may attempt to copy or otherwise obtain and use our intellectual property or seek court declarations that they do not infringe upon our intellectual property rights or those rights are not enforceable. Monitoring unauthorized use of our intellectual property is difficult and costly, and the steps we have taken or will take are aimed to prevent misappropriation. From time to time, we may have to resort to litigation to enforce our intellectual property rights, which could result in substantial costs and diversion of our resources, including significant amounts of time from our key executives and management, and may not have the desired outcome.

Patent, trademark, and trade secret laws vary significantly throughout the world. Some countries do not protect intellectual property rights to the same extent as do the laws of the United States and European Union. Therefore, we may not be able to secure certain intellectual property rights in some jurisdictions, and our intellectual property rights may not be as strong or as easily enforced outside of the United States and the European Union. Failure to adequately protect our intellectual property rights could result in our competitors offering similar products, potentially resulting in the loss of some of our competitive advantage and a decrease in our revenue which, would adversely affect our business, prospects, financial condition and operating results.

Our patent applications may not issue as patents, which may have a material adverse effect on our ability to prevent others from commercially exploiting products similar to ours.

We cannot be certain that we are the first inventor of the subject matter to which we have filed or plans to file a particular patent application, or if we are the first party to file such a patent application. If another party has filed a patent application for the same subject matter as we have, or similar subject matter is otherwise publicly disclosed, we may not be entitled to the protection sought by the patent application.

Further, the scope of protection of issued patent claims is often difficult to determine. As a result, we cannot be certain that the patent applications that we file will issue, or that our issued patents will afford protection against competitors with similar technology or will cover certain aspects of our products. In addition, our competitors may design around our issued patents, which may adversely affect our business, prospects, financial condition or operating results.

As our patents may expire and may not be extended, our patent applications may not be granted and our patent rights may be contested, circumvented, invalidated or limited in scope, our patent rights may not protect we effectively. In particular, we may not be able to prevent others from developing or exploiting competing technologies.

We cannot assure you that we will be granted patents pursuant to our pending applications or those we plan to file in the future. Even if our patent applications succeed and we are issued patents in accordance with them, these patents could be contested, circumvented or invalidated in the future. In addition, the rights granted under any issued patents may not provide we with meaningful protection or competitive advantages. The claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to us. The intellectual property rights of others could also bar us from licensing and exploiting any patents that issue from our pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which we has developed and is developing our technology. These patents and patent applications might have priority over our patent applications and could result in refusal of or invalidation of our patent applications. Finally, in addition to those who may claim priority, any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

We may need to defend ourselves against patent or trademark infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations, or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell, leasing or market our vehicles or components, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents (including non-practicing entities or other patent licensing organizations), trademarks or other intellectual property regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. Our applications and uses of trademarks relating to our design, software or artificial intelligence technologies could be found to infringe upon existing trademark ownership and rights. In addition, if we are determined to have infringed upon a third party’s intellectual property rights, we may be required to do one or more of the following:

●	cease manufacturing our aircraft, or discontinue use of certain components in our aircraft, or offering services that incorporate or use the challenged intellectual property;

●	pay substantial damages;

●	seek a license from the holder of the infringed intellectual property right, which license may not be available on reasonable terms, or at all;

●	redesign our aircraft; or

●	establish and maintain alternative branding for our aircraft or services.

In the event of a successful claim of infringement against us and our failure or inability to obtain a license to the infringed technology or other intellectual property right, our business, prospects, operating results and financial condition could be materially and adversely affected. In addition, any litigation or claims, whether or not valid, could result in substantial costs, negative publicity and diversion of resources and management attention.

We may be subject to damages resulting from claims that we or our employees have wrongfully used or disclosed alleged trade secrets of our employees’ former employers.

Many of our employees were previously employed by other aeronautics, aircraft or transportation companies or by suppliers to these companies. We may be subject to claims that us or these employees have inadvertently or otherwise used or disclosed trade secrets or other proprietary information of our former employers. Litigation may be necessary to defend against these claims. If we fail in defending such claims, in addition to paying monetary damages, we may lose valuable intellectual property rights or personnel. A loss of key personnel or our work product could hamper or prevent our ability to commercialize our products, which could severely harm our business. Even if we are successful in defending against these claims, litigation could result in substantial costs and demand on management resources.

Risks Related to the Regulatory Environment in Which We Operate

We are subject to substantial regulation and unfavorable changes to, or our failure to comply with, these regulations could substantially harm our business and operating results.

Our eVTOL aircraft and our planned operation of Regional Air Mobility services or in certain jurisdictions by our local AOCs will be subject to substantial regulation in the jurisdictions in which we intends our eVTOL aircraft to operate. We expect to incur significant costs in complying with these regulations. Regulations related to the eVTOL industry, including aircraft certification, production certification, passenger operation, flight operation, airspace operation, security regulation and vertiport regulation are currently evolving, and we face risks associated with the development and evolution of these regulations.

Our aircraft must be initially certified by the Transport Canada Civil Aviation organization in order to be used for commercial purposes in Canada. Furthermore, we must also seek type certification under the Federal Aviation Administration in order for the aircraft to be used for commercial services in the United States. For commercial use in Europe, the European Union Aviation Safety Agency must also grant type certification for our aircraft. Rigorous testing and the use of approved materials and equipment are among the requirements for achieving certification. Our failure to obtain or maintain certification for our aircraft or infrastructure would have a material adverse effect on our business and operating results. In addition to obtaining and maintaining certification of our aircraft, our third-party air carriers will need to obtain and maintain operational authority necessary to provide the envisioned Regional Air Mobility services. A transportation or aviation authority may determine that we and/or our third-party air carriers cannot manufacture, provide, or otherwise engage in the services as we contemplated and upon which we based our projections. The inability to implement the envisioned Regional Air Mobility services could materially and adversely affect our results of operations, financial condition, and prospects.

To the extent the laws change, our aircraft may not comply with applicable American, European, international, federal, provincial, state or local laws, which would have an adverse effect on our business. Compliance with changing regulations could be burdensome, time consuming, and expensive. To the extent compliance with new regulations is cost prohibitive, our business, prospects, financial condition and operating results would be adversely affected.

It is intended for third-party air carriers to operate the Cavorite X7 aircraft in Canada, the U.S. and Europe. These third-party air carriers are subject to substantial regulation and laws, and unfavorable changes to, or the third-party air carriers’ failure to comply with, these regulations and/or laws could substantially harm our business and operating results.

Third-party air carriers are subject to substantial regulation and laws, and unfavorable changes to, or the third-party air carriers’ failure to comply with, these regulations or laws could substantially harm our business and operating results. Further, although third-party air carriers may have experience in providing air transportation services, they will initially have limited experience in operating our unique Cavorite X7 hybrid eVTOL aircraft. Although we will screen potential air operators who wish to purchase and use our aircraft, our arrangements with third-party air carriers may not adequately address the operating requirements of our customers to their satisfaction. Given that our business and our brand will be affiliated with these third-party air carriers, we may experience harm to our reputation if these third-party air carriers provide customers with poor service, receive negative publicity, or experience accidents or safety incidents.

We are or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws, and non-compliance with such laws can subject us to administrative, civil and criminal fines and penalties, collateral consequences, remedial measures and legal expenses, all of which could adversely affect our business, results of operations, financial condition and reputation.

We are or will be subject to anti-corruption, anti-bribery, anti-money laundering, financial and economic sanctions and similar laws and regulations in various jurisdictions in which we conduct or in the future may conduct activities, including Canada’s Proceeds of Crime (Money Laundering) and Terrorist Financing Act (PCMLTA), U.S. Foreign Corrupt Practices Act (FCPA), European anti- bribery and corruption laws, and other anti-corruption laws and regulations. The PCMLTA, FCPA and European anti-bribery and corruption laws prohibit us and our officers, directors, employees and business partners acting on our behalf, including agents, from corruptly offering, promising, authorizing or providing anything of value to a “foreign official” for the purposes of influencing official decisions or obtaining or retaining business or otherwise obtaining favorable treatment. The PCMLTA also requires companies to make and keep books, records and accounts that accurately reflect transactions and dispositions of assets and to maintain a system of adequate internal accounting controls. A violation of these laws or regulations could adversely affect our business, results of operations, financial condition and reputation. our policies and procedures designed to ensure compliance with these regulations may not be sufficient and our directors, officers, employees, representatives, consultants, agents, and business partners could engage in improper conduct for which we may be held responsible.

Non-compliance with anti-corruption, anti-bribery, anti-money laundering or financial and economic sanctions laws could subject us to whistleblower complaints, adverse media coverage, investigations, and severe administrative, civil and criminal sanctions, collateral consequences, remedial measures and legal expenses, all of which could materially and adversely affect our business, results of operations, financial condition and reputation. In addition, changes in economic sanctions laws in the future could adversely impact our business and investments in our shares.

We may be subject to governmental export and import control laws and regulations as we expand our suppliers and commercial operations outside Canada, the U.S. and Europe.

Our Cavorite X7 aircraft may be subject to export control and import laws and regulations, which must be made in compliance with these laws and regulations. For example, we may require licenses to import or export our aircraft, components or technologies to our production facilities and may experience delays in obtaining the requisite licenses to do so. Audits in connection with the application for licenses may increase areas of noncompliance that could result in delays or additional costs. If we fail to comply with these laws and regulations, we and certain of our employees could be subject to additional audits, substantial civil or criminal penalties, including the possible loss of export or import privileges, fines, which may be imposed on us and responsible employees or managers and, in extreme cases, the incarceration of responsible employees or managers.

Risks Related to Our Organization and Structure

British Columbia law and our Articles contain certain provisions, including anti-takeover provisions, that limit the ability of shareholders to take certain actions and could delay or discourage takeover attempts that shareholders may consider favorable.

Our Articles and the BCBCA contain provisions that could have the effect of rendering more difficult, delaying, or preventing an acquisition deemed undesirable by our Board and therefore depress the trading price of our Common Shares. These provisions could also make it difficult for shareholders to take certain actions, including electing directors who are not nominated by the current members of the Board or taking other corporate actions, including effecting changes in our management. Among other things, our Articles include provisions regarding:

●	the limitation of the liability of, and the indemnification of, our directors and officers;

●	the exclusive right of our Board to appoint a director to fill a vacancy created by the expansion of our Board by up to ⅓ the number of directors who were elected or appointed as directors at the last shareholder meeting or the resignation, death or removal of a director, which prevents shareholders from being able to fill vacancies on our Board;

●	the procedures for the conduct and scheduling of Board and shareholder meetings; and

●	advance notice procedures with which shareholders must comply to nominate candidates to our Board or to propose matters to be acted upon at a shareholders’ meeting, which could preclude shareholders from bringing matters before annual or special meetings of shareholders and delay changes in our Board and also may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of us.

These provisions, alone or together, could delay or prevent hostile takeovers and changes in control or changes in our Board or management.

Any provision of our Articles or British Columbia law that has the effect of delaying or preventing a change in control could limit the opportunity for shareholders to receive a premium for their Common Shares and could also affect the price that some investors are willing to pay for Common Shares.

Our management team may not successfully or efficiently manage its transition to being a public company.

As a public company, we have incurred new obligations relating to our reporting, procedures, and internal controls. These new obligations and attendant scrutiny will require investments of significant time and energy from our executives and could divert their attention away from the day-to-day management of our business, which in turn could adversely affect our financial condition or operating results.

The members of our management team have extensive experience leading complex organizations. However, they have limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws, rules and regulations that specifically govern public companies.

We will incur significant increased expenses and administrative burdens as a public company, which could have an adverse effect on its business, financial condition and results of operations.

As a result of the consummation of the Business Combination, we face increased legal, accounting, administrative and other costs and expenses as a public company that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), including the requirements of Section 404, as well as rules and regulations subsequently implemented by the SEC, the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules and regulations promulgated and to be promulgated thereunder, Public Company Accounting Oversight Board (the “PCAOB”) and the securities exchanges, impose additional reporting and other obligations on public companies. Compliance with public company requirements will increase costs and make certain activities more time-consuming. A number of those requirements have and will require us to carry out activities we have not done previously. For example, we have created new board committees and will adopt new internal controls and disclosure controls and procedures. In addition, expenses associated with SEC reporting requirements will be incurred. Furthermore, if any issues in complying with those requirements are identified, we could incur additional costs rectifying those issues, and the existence of those issues could adversely affect our reputation or investor perceptions of us. It may also be more expensive to obtain director and officer liability insurance. Risks associated with our status as a public company may make it more difficult to attract and retain qualified persons to serve on the Board or as executive officers. The additional reporting and other obligations imposed by these rules and regulations will increase legal and financial compliance costs and the costs of related legal, accounting and administrative activities. These increased costs will require us to divert a significant amount of money that could otherwise be used to expand the business and achieve strategic objectives. Advocacy efforts by shareholders and third parties may also prompt additional changes in governance and reporting requirements, which could further increase costs.

We will need to improve our operational and financial systems to support our expected growth, increasingly complex business arrangements, and rules governing revenue and expense recognition and any inability to do so will adversely affect our billing and reporting.

To manage the expected growth of our operations and increasing complexity, we will need to improve our operational and financial systems, procedures, and controls and continue to increase systems automation to reduce reliance on manual operations. Any inability to do so will affect our manufacturing operations, customer billing and reporting. Our current and planned systems, procedures and controls may not be adequate to support our complex arrangements and the rules governing revenue and expense recognition for our future operations and expected growth. Delays or problems associated with any improvement or expansion of our operational and financial systems and controls could adversely affect our relationships with our customers, cause harm to our reputation and brand and could also result in errors in our financial and other reporting. We expect that complying with these rules and regulations will substantially increase our legal and financial compliance costs and will make some activities more time-consuming and costly. These increased costs will increase our net loss and we cannot predict or estimate the amount or timing of additional costs we may incur to respond to these requirements.

Our management has limited experience in operating a U.S.-listed public company.

Our management has limited experience in the management of a U.S.-listed public company. Our management team may not successfully or effectively manage our transition to a U.S.-listed public company that will be subject to significant regulatory oversight and reporting obligations under federal securities laws. Their limited experience in dealing with the increasingly complex laws pertaining to public companies could be a significant disadvantage in that it is likely that an increasing amount of their time may be devoted to these activities which will result in less time being devoted to the management and growth of the combined company. We may not have adequate personnel with the appropriate level of knowledge, experience, and training in the accounting policies, practices or internal controls over financial reporting required of U.S.-listed public companies. The development and implementation of the standards and controls necessary for the combined company to achieve the level of accounting standards required of a public company listed on a public exchange in the United States may require costs greater than expected. It is possible that we will be required to expand our employee base and hire additional employees to support our operations as a public company, which will increase our operating costs in future periods.

We will be an “emerging growth company,” and our reduced SEC reporting requirements may make our shares less attractive to investors.

We will be an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (“JOBS Act”). We will remain an “emerging growth company” until the earliest to occur of (i) the last day of the fiscal year (a) following the fifth anniversary of the closing of the Business Combination, (b) in which we has total annual gross revenue of at least $1.235 billion or (c) in which we are deemed to be a large accelerated filer, which means the market value of Holdco Shares held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we issued more than $1.0 billion in non-convertible debt during the prior three-year period. We intend to take advantage of exemptions from various reporting requirements that are applicable to most other public companies, such as an exemption from the provisions of Section 404(b) of the Sarbanes-Oxley Act requiring our independent registered public accounting firm provide an attestation report on the effectiveness of our internal control over financial reporting and reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We cannot predict if investors will find our shares less attractive because we intend to rely on certain of these exemptions and benefits under the JOBS Act. If some investors find our shares less attractive as a result, there may be a less active, liquid and/or orderly trading market for our shares and the market price and trading volume of our shares may be more volatile and decline significantly.

If we qualify as a foreign private issuer, we will be exempt from a number of rules under the U.S. securities laws and will be permitted to file less information with the SEC than a U.S. domestic public company, which may limit the information available to our shareholders.

We may qualify as a foreign private issuer, as such term is defined in Rule 405 under the Securities Act. If a foreign private issuer, we will not be subject to all of the disclosure requirements applicable to public companies organized within the United States. For example, we will be exempt from certain rules under the Exchange Act that regulate disclosure obligations and procedural requirements related to the solicitation of proxies, consents or authorizations applicable to a security registered under the Exchange Act, including the U.S. proxy rules under Section 14 of the Exchange Act. As long as we are a foreign private issuer, we will not be required to obtain shareholder approval for certain dilutive events, such as the establishment or material amendment of certain equity-based compensation plans, we will not be required to provide detailed executive compensation disclosure in our periodic reports, and we will be exempt from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. In addition, our officers and directors will be exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and related rules with respect to their purchases and sales of our securities.

If we qualify as a foreign private issuer, we intend to submit quarterly interim consolidated financial data to the SEC under cover of the SEC’s Form 6-K, we will not be required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. domestic public companies and will not be required to file quarterly reports on Form 10-Q or current reports on Form 8-K under the Exchange Act.

Also, as a foreign private issuer, we will be permitted to follow home country practice in lieu of certain Nasdaq corporate governance rules, as discussed under “Description of Holdco Securities — Periodic Reporting Under U.S. Securities Law,” including those that permit a lower quorum requirement and require listed companies to have a majority of independent directors (although all of the members of the audit committee must be independent under the Exchange Act) and independent director oversight of executive compensation, nomination of directors and corporate governance matters; have regularly scheduled executive sessions with only independent directors; and adopt and disclose a code of ethics for directors, officers and employee. Accordingly, our shareholders may not have the same protections afforded to shareholders of listed companies that are subject to all of the applicable corporate governance requirements.

Risks Related to Taxes

Our ability to utilize our net operating loss and tax credit carryforwards to offset future taxable income may be subject to certain limitations, including losses as a result of the Business Combination.

We have incurred, and we and Amalco are likely to continue incurring significant tax losses, which may be limited in our usability under Canadian and other tax laws, in particular following the Amalgamation and other significant shareholder changes. Although we neither expect the Business Combination nor any of the ownership changes in the course of past financing rounds to result in a forfeiture of our Canadian tax loss attributes, the realization of future tax savings from such tax loss attributes will be limited under the Tax Act following the Amalgamation and will depend on the tax authorities’ acceptance of their continued availability and our ability to generate future taxable income in Canada against which such losses can be offset.

As a result of the SPAC Continuance, we are subject to Canadian and United States tax on our worldwide income.

Following the SPAC Continuance, we are deemed to be a resident of Canada for Canadian federal income tax purposes by virtue of existing under the BCBCA, subject to the application of an applicable tax treaty or convention. Accordingly, subject to an applicable tax treaty or convention, we will be subject to Canadian taxation on our worldwide income, in accordance with the rules set forth in the Income Tax Act (Canada) (the “Tax Act”) generally applicable to corporations residing in Canada.

Notwithstanding that we will be deemed to be a resident of Canada for Canadian federal income tax purposes, we will also be treated as a U.S. corporation for U.S. federal income tax purposes, pursuant to Section 7874(b) of the Code, and will be subject to U.S. federal income tax on our worldwide income. As a result, subject to an applicable tax treaty or convention, we will be subject to taxation both in Canada and the U.S., which could have a material adverse effect on our business, financial condition and results of operations. Accordingly, all prospective shareholders and investors should consult with their own tax advisors in this regard.

Dividends, if ever paid, on our Common Shares will be subject to Canadian or United States withholding tax.

It is currently anticipated that we will not pay any dividends on the Common Shares in the foreseeable future. To the extent dividends are paid, dividends received by holders of our Common Shares who are not residents of the U.S. and who are residents of Canada for purposes of the Tax Act will be subject to U.S. withholding tax. Any dividends may not qualify for a reduced rate of withholding tax under the U.S.-Canada income tax treaty (“Canada-U.S. Tax Convention”). In addition, a Canadian foreign tax credit or a deduction in respect of such U.S. withholding taxes paid may not be available.

Dividends received by shareholders who are residents of the U.S. will not be subject to U.S. withholding tax but will be subject to Canadian withholding tax. Any dividends may not qualify for a reduced rate of withholding tax under the Canada-U.S. Tax Convention. For U.S. federal income tax purposes, a U.S. holder may elect for any taxable year to receive either a credit or a deduction for all foreign income taxes paid by the holder during the year. Dividends paid by us will be characterized as U.S. source income for purposes of the foreign tax credit rules under the Code. Accordingly, U.S. holders generally will not be able to claim a credit for any Canadian tax withheld unless, depending on the circumstances, they have an excess foreign tax credit limitation due to other foreign source income that is subject to a low or zero rate of foreign tax. Subject to certain limitations, a U.S. holder should be able to take a deduction for the U.S. holder’s Canadian tax paid, provided that the U.S. holder has not elected to credit other foreign taxes during the same taxable year.

Dividends received by non-U.S. holders who are not residents of Canada for purposes of the Tax Act will be subject to U.S. withholding tax and will also be subject to Canadian withholding tax. These dividends may not qualify for a reduced rate of U.S. withholding tax under any income tax treaty otherwise applicable to our shareholders, subject to examination of the relevant treaty. These dividends may, however, qualify for a reduced rate of Canadian withholding tax under any income tax treaty otherwise applicable to our shareholders, subject to examination of the relevant treaty.

Each holder of our Common Shares should seek tax advice, based on such shareholder’s particular facts and circumstances, from an independent tax advisor.

The transfer of our Common Shares may be subject to U.S. estate and generation-skipping transfer tax.

Because our Common Shares will be treated as shares of a U.S. domestic corporation for U.S. federal income tax purposes, the U.S. estate and generation-skipping transfer tax rules generally may apply to a non-U.S. holder’s ownership and transfer of our Common Shares.

Changes in tax laws may affect our shareholders and other investors.

There can be no assurance that our Canadian and U.S. federal income tax treatment or an investment in us will not be modified, prospectively or retroactively, by legislative, judicial or administrative action, in a manner adverse to us or our shareholders or other investors.

Risks Related an Investment in of Our Securities

An active market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

The price of our securities may vary significantly due to factors specific to us as well as to general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Our failure to meet Nasdaq’s continued listing requirements could result in a delisting of our shares.

If, after listing, we fails to satisfy Nasdaq’s continued listing requirements, such as the corporate governance requirements or the minimum closing bid price requirement, Nasdaq may take steps to delist our shares. Such a delisting would likely have a negative effect on the price of our shares and would impair your ability to sell or purchase our shares when you wish to do so. In the event of a delisting, we can provide no assurance that any action taken by us to restore compliance with listing requirements would allow our shares to become listed again, stabilize the market price or improve the liquidity of our shares, prevent our shares from dropping below Nasdaq’s minimum bid price requirement or prevent future non-compliance with Nasdaq’s listing requirements.

If Nasdaq delists our securities from trading on its exchange and we are not able to list our securities on another national securities exchange, we expect our securities could be quoted on an over-the-counter market. If this were to occur, we could face significant material adverse consequences, including:

●	a limited availability of market quotations for our securities;

●	reduced liquidity for our securities;

●	a determination that our Common Shares are “penny stock” which will require brokers trading in the Common Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our securities;

●	a limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

The market price of our Common Shares may decline following the Business Combination.

The market price of our Common Shares may decline following the Business Combination for a number of reasons including if:

●	investors react negatively to the prospects of our business;

●	the effect of the Business Combination on our business and prospects is not consistent with the expectations of financial or industry analysts; or

●	we do not achieve the perceived benefits of the Business Combination as rapidly or to the extent anticipated by financial or industry analysts.

If securities or industry analysts do not publish research or reports about our business or publish negative reports about our business, our share price and trading volume could decline.

The trading market for our shares will depend on the research and reports that securities or industry analysts publish about us or our business. Currently, we do not have any analyst coverage and may not obtain analyst coverage in the future. In the event we obtains analyst coverage, we will not have any control over such analysts. If one or more of the analysts who cover us downgrade our shares or change their opinion of our shares, the share price would likely decline. If one or more of these analysts cease coverage of us or we or fail to regularly publish reports on us, we could lose visibility in the financial markets, which could cause our share price or trading volume to decline.

Our Common Share price may decline and you could lose all or part of your investment as a result.

The trading price of our Common Shares is likely to be volatile. The stock market recently has experienced extreme volatility. This volatility often has been unrelated or disproportionate to the operating performance of particular companies. You may not be able to resell your Common Shares at an attractive price due to a number of factors such as those listed in “— Risks Related to Our Business and Industry” and the following:

●	results of operations that vary from the expectations of securities analysts and investors;

●	results of operations that vary from our competitors;

●	changes in expectations as to our future financial performance, including financial estimates and investment recommendations by securities analysts and investors;

●	declines in the market prices of stocks generally;

●	strategic actions by us or our competitors;

●	announcements by us or our competitors of significant contracts, acquisitions, joint ventures, other strategic relationships or capital commitments;

●	announcements of estimates by third parties of actual or anticipated changes in the size of our customer base or the level of customer engagement;

●	any significant change in our management;

●	changes in general economic or market conditions or trends in our industry or markets;

●	changes in business or regulatory conditions, including new laws or regulations or new interpretations of existing laws or regulations applicable to our business;

●	additional securities being sold or issued into the market by us or any of the existing shareholders or the anticipation of such sales, including if we issue shares to satisfy restricted stock unit related tax obligations or if existing shareholders sell shares into the market when applicable “lock-up” periods end;

●	investor perceptions of the investment opportunity associated with our Common Shares relative to other investment alternatives;

●	the public’s response to press releases or other public announcements by us or third parties, including our filings with the SEC;

●	litigation involving us, our industry, or both, or investigations by regulators into our operations or those of our competitors;

●	guidance, if any, that we provide to the public, any changes in this guidance or our failure to meet this guidance;

●	the development and sustainability of an active trading market for our Common Shares;

●	actions by institutional or activist shareholders;

●	developments in new legislation and pending lawsuits or regulatory actions, including interim or final rulings by judicial or regulatory bodies;

●	changes in accounting standards, policies, guidelines, interpretations or principles; and

●	other events or factors, including those resulting from pandemics, natural disasters, war, acts of terrorism or responses to these events.

These broad market and industry fluctuations may adversely affect the market price of our Common Shares, regardless of our actual operating performance. In addition, price volatility may be greater if the public float and trading volume of our Common Shares is low. In the past, following periods of market volatility, shareholders have instituted securities class action litigation. If we are involved in securities litigation, it could have a substantial cost and divert resources and the attention of executive management from our business regardless of the outcome of such litigation.

Because there are no current plans to pay cash dividends on our Common Shares for the foreseeable future, you may not receive any return on investment unless you sell your Common Shares at a price greater than what you paid for it.

We intends to retain future earnings, if any, for future operations, expansion and debt repayment, and there are no current plans to pay any cash dividends for the foreseeable future. The declaration, amount and payment of any future dividends on our Common Shares will be at the sole discretion of our Board. Our Board may take into account general and economic conditions, our financial condition and results of operations, our available cash and current and anticipated cash needs, capital requirements, contractual, legal, tax and regulatory restrictions, implications of the payment of dividends by us to our shareholders or by our subsidiaries to us and such other factors as our Board may deem relevant. As a result, you may not receive any return on an investment in our Common Shares unless you sell your Common Shares for a price greater than that which you paid for it.

Our shareholders may experience dilution in the future.

The percentage of our Common Shares owned by current shareholders may be diluted in the future because of equity issuances for acquisitions, capital market transactions or otherwise, including, without limitation, equity awards that we may grant to our directors, officers and employees, exercise of our warrants. Such issuances may have a dilutive effect on our earnings per share, which could adversely affect the market price of our Common Shares.

If securities or industry analysts do not publish research or reports about our business, if they change their recommendations regarding our Common Shares or if our operating results do not meet their expectations, our Common Shares price and trading volume could decline.

The trading market for our Common Shares will depend in part on the research and reports that securities or industry analysts publish about us or our businesses. If no securities or industry analysts commence coverage of us, the trading price for our Common Shares could be negatively impacted. In the event securities or industry analysts initiate coverage, if one or more of the analysts who cover us downgrade our securities or publish unfavorable research about its businesses, or if our operating results do not meet analyst expectations, the trading price of our Common Shares would likely decline. If one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our Common Shares could decrease, which might cause our Common Share price and trading volume to decline.

Future sales, or the perception of future sales, by us or our shareholders in the public market could cause the market price for our Common Shares to decline.

The sale of our Common Shares in the public market, or the perception that such sales could occur, could harm the prevailing market price of our Common Shares. These sales, or the possibility that these sales may occur, also might make it more difficult for us to sell equity securities in the future at a time and at a price that it deems appropriate.

In connection with the Amalgamation, former Horizon securityholders, who own 41.1% of New Horizon Common Shares following the Business Combination, have agreed with us, subject to certain exceptions, not to dispose of or hedge any of their Common Shares or securities convertible into or exchangeable for our Common Shares during the period from the date of the Closing continuing through the earliest of: (i) the six-month anniversary of the Closing, (ii) the date on which the Closing price of our Common Shares equals or exceeds $12.00 per share for any 20 trading days within any 30 trading day period commencing at least 150 days after the Closing, and (iii) such date on which we complete a liquidation, merger, stock exchange, reorganization or other similar transaction that results in all of the our shareholders having the right to exchange their Common Shares for cash, securities or other property. In connection with the Closing, Pono, Horizon, and the Sponsor waived lockup restrictions on approximately 1.69 million shares held by a non-affiliate Horizon shareholder.

In addition, the Common Shares reserved for future issuance under the 2023 Equity Incentive Plan will become eligible for sale in the public market once those shares are issued, subject to any applicable vesting requirements, lockup agreements and other restrictions imposed by law. A total number of shares equal to 1,697,452 have been reserved for future issuance under the 2023 Equity Incentive Plan. We expect to file one or more registration statements on Form S-8 under the Securities Act to register Common Shares or securities convertible into or exchangeable for Common Shares issued pursuant to the 2023 Equity Incentive Plan. Any such Form S-8 registration statements will automatically become effective upon filing. Accordingly, shares registered under such registration statements will be available for sale in the open market.

In the future, we may also issue its securities in connection with investments or acquisitions. The amount of Common Shares issued in connection with an investment or acquisition could constitute a material portion of the then-outstanding Common Shares. Any issuance of additional securities in connection with investments or acquisitions may result in additional dilution to our shareholders.

Sales of our Common Shares, or the perception of such sales, pursuant to the registration statement of which this prospectus forms a part may have negative pressure on the public trading price of our Common Shares.

The Selling Securityholders will determine the timing, pricing and rate at which they sell the shares being registered for resale on the registration statement of which this prospectus forms a part into the public market. Significant sales of Common Shares pursuant to the registration statement of which this prospectus forms a part may have negative pressure on the public trading price of our Common Shares. The shares being registered for resale currently represent approximately 52.7% of the total number of shares outstanding, based on the number of Common Shares outstanding as of January 12, 2024. Also, even though the current trading price is significantly below the Company’s initial public offering price, based on the closing price of our Common Shares on January 12, 2024, certain private investors may have an incentive to sell their shares, because they will still profit on sales due to the lower prices at which they purchased their shares as compared to the public investors.

On February 7, 2024, the closing price of the Common Shares was $1.78 per share. The initial public offering price of our units was $10.00 per unit, with each unit consisting of one Common Share and one warrant to purchase one Common Share at an exercise price of $11.50 per share.

While certain Selling Securityholders may experience a positive rate of return based on the current trading price of our Common Shares, public securityholders may not experience a similar rate of return on the securities they purchased due to differences in the purchase prices and the current trading price of our Common Shares. Based on the closing price of the Common Shares on February 7, 2024, which was $1.78 per share, and assuming the resale by the Selling Securityholders of all 9,950,444 Common Shares being registered on the registration statement of which this prospectus forms a part, the Selling Securityholders could earn approximately $17.7 million in aggregate proceeds from the resale of such shares. The PIPE Shares were purchased at a price of $10.00 per share, however, incentive shares transferred to such PIPE Investor may meaningfully lower the per share price the PIPE Investor paid for his shares to approximately $2.10 (assuming the PIPE Investor had retained all incentive shares). The Founder Shares were purchased for an aggregate price of $25,000, or $0.005 per share, and, therefore, based on the closing price of the Common Shares on January 12, 2024, holders of such shares would earn an aggregate profit of approximately $8.8 million from the resale of such shares. The representative shares and shares issued to EF Hutton in partial satisfaction of deferred underwriting commissions payable upon Pono’s completion of its initial business combination were issued at a price of $10.00 per share, additional shares issued to EF Hutton in partial satisfaction of deferred underwriting commissions payable upon Pono’s completion of its initial business combination were issued at a price of $1.63 per share, shares issued to MZHCI, LLC in satisfaction of fees earned in connection with the Business Combination were valued at $3.36 per share, shares issued to Roth Capital Partners, LLC in satisfaction of fees earned in connection with the Business Combination were valued at $2.50 per share, and Benjamins Securities were issued at $5.00 per share in satisfaction of fees due and payable in connection with the consummation of the Business Combination. The 2,921,534 Common Shares held by our insiders and registered herein were received as merger consideration shares at approximately $10.61 per share and are subject to the six-month lock-up restrictions described herein. The 565,375 Common Shares issuable upon exercise of the Placement Warrants will be issued at a price of $11.50 per share (the exercise price of the Placement Warrants) and, therefore, based on the closing price of the Common Shares on January 12, 2024, such holders would not earn any profit from the resale of such shares.

The unaudited pro forma financial information included herein is not indicative of what our actual financial position or results of operations would have been.

The unaudited pro forma financial information included herein is presented for illustrative purposes only and is not necessarily indicative of what our actual financial position or results of operations would have been had the Business Combination been completed on the dates indicated.

There is no guarantee that the warrants will ever be in the money; they may expire worthless or the terms of warrants may be amended.

The exercise price for the warrants is $11.50 per ordinary share. There is no guarantee that the Public Warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

In addition, our warrants were issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Pono. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding Public Warrants to make any other change. Accordingly, we may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then outstanding Public Warrants approve of such amendment. Although our ability to amend the terms of the warrants with the consent of at least a majority of the then outstanding Public Warrants is unlimited, examples of such amendments could be amendments to, among other things, increase the exercise price of the warrants, shorten the exercise period or decrease the number of shares and their respective affiliates and associates have of ordinary shares purchasable upon exercise of a warrant.

Our Warrant Agreement designates the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with us.

Our Warrant Agreement provides that, subject to applicable law, (i) any action, proceeding or claim against Pono arising out of or relating in any way to the warrant agreement, including under the Securities Act, will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and (ii) that we irrevocably submit to such jurisdiction, which jurisdiction shall be the exclusive forum for any such action, proceeding or claim. We will waive any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum.

Notwithstanding the foregoing, these provisions of the warrant agreement will not apply to suits brought to enforce any liability or duty created by the Exchange Act or any other claim for which the federal district courts of the United States of America are the sole and exclusive forum. Any person or entity purchasing or otherwise acquiring any interest in any of our warrants shall be deemed to have notice of and to have consented to the forum provisions in our warrant agreement. If any action, the subject matter of which is within the scope the forum provisions of the warrant agreement, is filed in a court other than a court of the State of New York or the United States District Court for the Southern District of New York (a “foreign action”) in the name of any holder of our warrants, such holder shall be deemed to have consented to: (x) the personal jurisdiction of the state and federal courts located in the State of New York in connection with any action brought in any such court to enforce the forum provisions (an “enforcement action”), and (y) having service of process made upon such warrant holder in any such enforcement action by service upon such warrant holder’s counsel in the foreign action as agent for such warrant holder.

This choice-of-forum provision may limit a warrant holder’s ability to bring a claim in a judicial forum that we find favorable for disputes with Pono, which may discourage such lawsuits. Alternatively, if a court were to find this provision of our warrant agreement inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially and adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and Board.

We may redeem the unexpired warrants prior to their exercise at a time that is disadvantageous to warrant holders, thereby making their warrants worthless.

We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the Common Shares equals or exceeds $18.00 per share for any 20 trading days within a 30 trading-day period ending on the third trading day prior to the date we send the notice of redemption to the warrant holders. If and when the warrants become redeemable by us, we may exercise its redemption right even if we are unable to register or qualify the underlying securities for sale under all applicable state securities laws. Additionally, ninety (90) days after the warrants become exercisable, we may redeem all (but not less than all) of the outstanding warrants at $0.01 per warrant upon a minimum of 30 days’ prior written notice of redemption (during which time the holders may exercise their warrants prior to redemption for the number of shares set forth in the table under the section captioned “Description of Securities — Warrants — Redemption of Warrants — Redemption of Warrants for Common Shares”) if the following conditions are satisfied: (i) the last reported sale prices of the Common Shares equals or exceeds $18.00 per share (as may be adjusted for stock splits, stock dividends, reorganizations, recapitalizations or the like) on the trading day prior to the date of the notice; (ii) the private placement warrants are also concurrently exchanged at the same price as the outstanding Public Warrants; and (iii) there is an effective registration statement covering the issuance of Common Shares issuable upon exercise of the warrants and a current prospectus relating thereto available throughout the 30-day period after written notice of redemption is given. In either case, redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then-current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

The future exercise of registration rights may adversely affect the market price of our Common Shares.

Pursuant to a Registration Rights Agreement entered into at the time of the IPO, the Sponsor, holders of our Placement Units, and their permitted transferees can demand that we register the Common Shares issuable upon conversion of the Placement Warrants in the Placement Units, the Common Shares issuable upon conversion of the Founder Shares, the Common Shares included in the Placement Units, and holders of warrants that may be issued upon conversion of working capital loans may demand that we register such warrants, or the Common Shares issuable upon exercise of such warrants. We will bear the cost of registering these securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our Common Shares.

Prior to Closing, we entered into a registration rights agreement that obligate us to register the common shares received by certain significant former Horizon shareholders as part of the Business Combination. We will be obligated to fulfill three demands, excluding short form demands, that we register such securities. In addition, the holders will have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial business combination and rights to require us to register for resale such securities pursuant to Rule 415 under the Securities Act. Sales of a substantial number of common shares pursuant to a resale registration statement in the public market could occur at any time the registration statement remains effective. In addition, certain registration rights holders can request underwritten offerings to sell their securities. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our ordinary shares.

We have filed and intend to maintain this registration statement to which this prospectus forms a part in order to facilitate registration of those sales. The registration of these securities will permit the public resale of such securities. The registration and availability of such a significant number of securities for trading in the public market may have an adverse effect on the market price of our securities.

There may be sales of a substantial amount of our common shares after the Business Combination by current shareholders, and these sales could cause the price of our Common Shares to fall.

Future sales of the Combined Entity’s common shares may cause the market price of its securities to drop significantly, even if its business is doing well.

Pono entered into a registration rights agreement with respect to the Pono Class B ordinary shares and Pono Class A ordinary shares issued or issuable upon the conversion of the Pono Class B ordinary shares, the Placement Units, including the ordinary shares and warrants underlying the Private Units, Pono Class A ordinary shares underlying the Placement Warrants, and all shares issued to a holder with respect to the securities referred above by way of any stock split, stock dividend, recapitalization, combination of shares, acquisition, consolidation, reorganization, share exchange, or similar event, which securities Pono collectively referred to as “registrable securities.” Under the registration rights agreement, Pono agreed to register for resale under a registration statement all of the shares held by holders of Founder Shares and issuable upon conversion of the Public Warrants. The Sponsor is also entitled to three (3) demand registrations. Holders of registrable securities will also have certain “piggyback” registration rights with respect to registration statements filed subsequent to the Business Combination.

Upon the effectiveness of this registration statements we are filing pursuant to the registration rights agreements, these parties may sell large amounts of our Class A ordinary shares in the open market or in privately negotiated transactions, which could have the effect of increasing the volatility in our Class A ordinary share price or putting significant downward pressure on the price of our Class A ordinary shares.

Sales of substantial amounts of our Class A ordinary shares in the public market after the Business Combination, or the perception that such sales will occur, could adversely affect the market price of our Class A ordinary shares and make it difficult for us to raise funds through securities offerings in the future.

Future resales of our Common Shares may cause the market price of our securities to drop significantly, even if our business is doing well.

In connection with the Business Combination, certain former Horizon shareholders and certain of our officers and directors entered into a lock-up agreement pursuant to which they will be contractually restricted from selling or transferring any of (i) their Class A ordinary shares held immediately following the Closing and (ii) any of their Class A ordinary shares that result from converting securities held immediately following the Closing (the “Lock-Up Shares”). Such restrictions began at Closing and end the earliest of: (a) six months from the Closing, (b) the date we consummate a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property and (c) the date on which the closing sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing.

The Sponsor is subject to a lock-up pursuant to a letter agreement, entered into at the time of the IPO, among Pono, the Sponsor and the other parties thereto, pursuant to which the Sponsor is subject to a lock-up beginning on the Closing and end the earliest of: (a) six months from the Closing, (b) the date we consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of our shareholders having the right to exchange their Class A ordinary shares for cash, securities or other property and (c) the date on which the closing sale price of our Class A ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing.

However, following the expiration of such lock-ups, the Sponsor and the holders of Lock-Up Shares will not be restricted from selling our Class A ordinary shares held by them, other than by applicable securities laws. As such, sales of a substantial number of Class A ordinary shares in the public market could occur at any time. These sales, or the perception in the market that the holders of a large number of shares intend to sell shares, could reduce the market price of our Class A ordinary shares. Upon completion of the Business Combination, the Sponsor and the holders of Lock-Up Shares (including the Class A ordinary shares issued as awards as a result of conversion of Horizon Common Shares that were reserved for issuance pursuant to outstanding stock options and unvested restricted stock units outstanding as of immediately prior to the Closing) will collectively beneficially own approximately 51.1% of the outstanding Class A ordinary shares.

The shares held by Sponsor and the Lock-Up Shareholders may be sold after the expiration of their applicable lock-up periods. As restrictions on resale end and registration statements (filed after the Closing to provide for the resale of such shares from time to time) are available for use, the sale or possibility of sale of these shares could have the effect of increasing the volatility in our Class A ordinary share price or the market price of our Class A ordinary shares could decline if the holders of currently restricted shares sell them or are perceived by the market as intending to sell them.

USE OF PROCEEDS

All of the Common Shares offered by the Selling Securityholders pursuant to this prospectus will be sold by the Selling Securityholders for their respective accounts. The Company will not receive any of the proceeds from these sales.

The Company will receive up to an aggregate of approximately $138.7 million from the exercise of the Warrants, assuming the exercise in full of all of the Warrants for cash. The Company expects to use the net proceeds from the exercise such warrants for other general corporate purposes. There is no assurance that the holders of the Warrants will elect to exercise any or all of such warrants. To the extent that warrants are exercised on a “cashless basis,” the amount of cash we would receive from the exercise of such warrants will decrease. See “Description of Capital Stock” for additional information regarding the warrants.

The Selling Securityholders will pay any underwriting fees, discounts and selling commissions incurred by such Selling Securityholders in disposing of their Common Shares. Pursuant to the Registration Rights Agreement, the Company will bear all other costs, fees and expenses incurred in effecting the registration of the Common Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of counsel and independent registered public accountants.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED FINANCIAL INFORMATION

References in this section to “Horizon” refer to Legacy Horizon prior to the Closing.

The Company is providing the following unaudited pro forma condensed combined and consolidated financial information to aid you in your analysis of the financial aspects of the Business Combination and related transactions. The following unaudited pro forma condensed combined and consolidated financial information presents the combination of the financial information of Pono and Horizon adjusted to give effect to the Business Combination and related transactions. The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.”

The historical financial information of Pono was derived from the unaudited financial statements of Pono as of September 30, 2023, nine months ended September 30, 2023, six months ended June 30, 2023, three months ended March 31, 2023 and for the period from March 11, 2022 (inception) through December 31, 2022. The historical financial information of Horizon was derived from the unaudited consolidated financial statements of Horizon as of November 30, 2023, for the six months ended November 30, 2023 and the audited consolidated financial statements for the year ended May 31, 2023. Such unaudited pro forma financial information has been prepared on a basis consistent with the audited financial statements of Pono and Horizon, respectively, and should be read in conjunction with the historical financial statements and related notes, each of which are incorporated in this Current Report on Form 8-K by reference. This information should be read together with Pono’s and Horizon’s financial statements and related notes, the sections titled “Pono Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Horizon Management’s Discussion and Analysis of Financial Condition and Results of Operations”.

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono was treated as the “acquired” company for financial reporting purposes. Horizon has been determined to be the accounting acquirer because existing Horizon shareholders, as a group, retained the largest portion of the voting rights in the combined entity, the executive officers of Horizon are the initial executive officers of the combined company, and the operations of Horizon will be the continued operations of the combined company.

Horizon and Pono have different fiscal year ends. Horizon is May 31, and Pono is December 31. The historical financial information of Pono was derived from the unaudited financial statements of Pono as of September 30, 2023, for the three months ended September 30, 2023, for the six months ended June 30, 2023 and for the three months ended March 31, 2023, the audited financial statements of Pono as of December 31, 2022 and for the year ended December 31, 2022, and the unaudited financial statements of Pono as of September 30, 2022 and for the period from March 11, 2022 (inception) through September 30, 2022.

The unaudited pro forma condensed combined and consolidated balance sheet as of November 30, 2023 (Horizon) and September 30, 2023 (Pono) assumes that the Business Combination and related transactions occurred on November 30, 2023. The unaudited pro forma condensed combined and consolidated statements of operations for the three months ended September 30, 2023, for the six months ended November 30, 2023, for the year ended June 30, 2023 and for the year ended May 31, 2023 gives pro forma effect to the Business Combination and related transactions as if they had occurred on June 1, 2022. Pono and Horizon have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

These unaudited pro forma condensed combined and consolidated financial statements are for informational purposes only. They do not purport to indicate the results that would have been obtained had the Business Combination and related transactions actually been completed on the assumed date or for the periods presented, or which may be realized in the future. The pro forma adjustments are based on the information currently available and the assumptions and estimates underlying the pro forma adjustments are described in the accompanying notes. Actual results may differ materially from the assumptions within the accompanying unaudited pro forma condensed combined and consolidated financial information.

The transaction accounting adjustments for the Business Combination consist of those necessary to account for the Business Combination and related transactions. The unaudited pro forma condensed combined consolidated financial statements have been adjusted to give effect to the following adjustments:

●	the effect of the Business Combination as described in the Merger Agreement;

●	the PIPE Agreement (as defined below), pursuant to which a certain investor purchased Pono’s Class A ordinary shares in an aggregate value of $2,000,000 representing 200,000 PIPE Shares at a price of $10.00 per share.

Description of the Business Combination

On August 15, 2023, Pono, and Horizon, entered into the Business Combination Agreement pursuant to which, among other things and subject to the terms and conditions contained in the Business Combination Agreement and the Plan of Arrangement, (i) Pono continued from the Cayman Islands to the Province of British Columbia under the BCBCA, (ii) Horizon amalgamated with Merger Sub, with as the amalgamated entity, Horizon Amalco, became a wholly-owned subsidiary of Pono.

In accordance with the terms and subject to the conditions of the Business Combination Agreement, the holders of Horizon Common Shares collectively were entitled to receive in the aggregate, a number of New Pono Class A ordinary shares equal to the quotient derived from dividing (a) the difference of (i) $96 million, and (ii) the Closing Net Indebtedness, by (b) the Redemption Price (as defined below), with each Horizon shareholder receiving, for each Horizon share held, a number of Pono Class A ordinary shares equal to such shareholder’s pro rata portion of the Exchange Consideration. Each outstanding option to purchase Horizon common shares was exchanged for New Pono Options at Closing.

The Exchange Consideration otherwise payable to Horizon shareholders was subject to the withholding of a number of Pono ordinary shares equal to (i) three percent (3.0%) of the Exchange Consideration to be placed in escrow for post-closing adjustments (if any) to the Exchange Consideration, and (ii) such number of additional number of Pono ordinary shares equal a maximum of the quotient derived from dividing (i) Eight Million Dollars ($8,000,000) by (ii) the redemption price per share (the “Redemption Price”) as defined in Pono’s Amended and Restated Memorandum and Articles of Association (the “Incentive Shares”), provided such Incentive Shares were allotted and issued on or prior to the Closing Date to such third parties as Horizon and Pono agreed (A) in connection with post-closing financing structures in the form of a PIPE, convertible debt, forward purchase agreement, backstop, or equity line of credit; or (B) to one or more existing holders of Pono ordinary shares as an inducement for them not to proceed with a redemption, subject to certain restrictions. The Exchange Consideration is subject to adjustment after the Closing based on confirmed amounts of the Closing Net Indebtedness as of the Closing Date. If the adjustment is a negative adjustment in favor of Pono, the escrow agent shall distribute to Pono a number of Pono Class A ordinary shares with a value equal to the absolute value of the adjustment amount. If the adjustment is a positive adjustment in favor of Horizon, Pono will issue to the Horizon shareholders an additional number Pono Class A ordinary shares with a value equal to the adjustment amount.

Forward Purchase Agreement

Pursuant to the terms of the Forward Purchase Agreement, Meteora purchased 1,580,127 of total outstanding shares from Public Shareholders who elected to redeem such shares in connection with the Business Combination. Meteora waived any redemption rights in connection with the Business Combination with respect to the Recycled Shares. Purchases of Recycled Shares by Meteora was made after the redemption deadline in connection with the Business Combination at a price no higher than the redemption price paid by Pono in connection with the Business Combination.

The Forward Purchase Agreement provides that, not later than the Prepayment Date, Pono will pay Meteora, out of funds held in the Trust Account, a Prepayment Amount equal to the product of the number of Recycled Shares and the Initial Price, less the 10% Prepayment Shortfall. Meteora has agreed to waive any redemption rights in connection with the Business Combination with respect to the Recycled Shares.

From time to time following the Closing and prior to the Maturity Date, being the earliest to occur of (a) the first anniversary of the Closing (or, upon the mutual written agreement of Pono and Meteora, 3 years following the Closing) and (b) the date specified by Meteora in a written notice to be delivered to Pono at Meteora’s discretion after the occurrence of a Seller Price Trigger Event or a Delisting Event (each as defined in the Forward Purchase Agreement), Meteora may, in its sole discretion, sell some or all of the Recycled Shares. On the last trading day of each calendar month following the Business Combination, in the event that Meteora has sold any Recycled Shares (other than sales to recover the Prepayment Shortfall), an amount will be paid to Pono from the Trust Account equal to the product of the number of Recycled Shares sold multiplied by the Reset Price and to Meteora from the Trust Account equal to the excess of the Initial Price over the Reset Price for each sold Recycled Share. The “Reset Price” will be subject to reset on a bi-weekly basis commencing the first week following the thirtieth day after the closing of the Business Combination to be the lowest of (a) the then-current Reset Price, (b) the Initial Price and (c) the VWAP Price of the Shares of the prior two weeks; provided the Reset Price shall not be less than $6.00, except pursuant to reduction upon a Dilutive Offering Reset immediately upon the occurrence of such Dilutive Offering.

At the Maturity Date, an amount equal to the Initial Price for each Matured Share shall be transferred to Meteora from the Trust Account, and Meteora shall transfer the Matured Shares to Pono. Additionally, at the Maturity Date, Pono shall pay to Meteora an amount equal to $3.00 for each Matured Share, which may be paid in cash or in shares of NewCo Common Stock at the 15-day volume weighted average price of the NewCo Common Stock.

FPA Funding Amount Subscription Agreements

Pono entered into the FPA Funding Amount Subscription Agreement with Meteora. Pursuant to the FPA Funding Subscription Agreement, Seller agreed to subscribe for and purchase, and Pono agreed to issue and sell to Seller, on the Closing Date at a price of $10.00 per share, an aggregate of up to the Maximum Amount, less the Recycled Shares in connection with the Forward Purchase Agreements. No shares were issued under the FPA Funding Amount Subscription Agreement at the Closing Date.

Horizon Convertible Promissory Notes

On October 24, 2023, in connection with the Business Combination, Horizon raised $CAD6,700,000 in proceeds through the issuance of convertible notes (“Convertible Promissory Notes”) from third parties. The Convertible Promissory Notes have an interest rate of 10% per annum or the maximum rate permissible by law, whichever is less. The Convertible Promissory Notes would have converted into Horizon common stock in the event Horizon (i) issued and sold Horizon’s preferred or common shares (the “Equity Securities’) to investors on or before the date of the repayment in full of the Convertible Promissory Notes in an equity financing resulting in gross proceeds to Horizon of at least $CAD5,000,000, or (ii) listed Equity Securities for trading pursuant to a prospectus filed under applicable Canadian securities laws or a registration statement filed under the 1933 Act (either (i) or (ii), a “Qualified Transaction”), then the outstanding principal and unpaid accrued interest balance of these Convertible Promissory Note would have automatically converted in whole without any further action by the noteholder into such Equity Securities at a conversion price equal to eighty percent (80%) of the per share price applicable in the Qualified Transaction, and otherwise on the same terms and conditions as given to the participants in such transaction. The Convertible Promissory Notes were converted into Amalco Common Shares upon consummation of the Business Combination. The accounting treatment for Convertible Promissory Notes is still being evaluated.

If these Convertible Promissory Notes have not been previously converted pursuant to a Qualified Transaction, then the shareholders may elect by giving five (5) days’ notice (the “Voluntary Conversion Date”) to convert (the “Voluntary Conversion”) these Convertible Promissory Notes and any unpaid accrued interest thereon into Class B Common Shares of the Horizon at a conversion price equal to the quotient of $CAD40,000,000 divided by the aggregate number of outstanding common shares of the Horizon as of the Voluntary Conversion Date.

The issuance of the Convertible Promissory Notes, and the subsequent conversion of the Convertible Promissory Notes into 1,362,962 shares under the Voluntary Conversion terms is reflected as a series of adjustments in the unaudited pro forma condensed combined consolidated financial statements.

PIPE Agreement

On December 27, 2023, Pono entered into a PIPE agreement (the “PIPE Agreement”), pursuant to which a certain investor purchased Pono’s Class A ordinary shares (such shares, collectively, “PIPE Shares”) in an aggregate value of $2,000,000, representing 200,000 PIPE Shares at a price of $10.00 per share. The purpose of the sale of the Subscription Shares was to raise additional capital for use in connection with the Business Combination.

Letter Agreement

On December 27, 2023, Pono entered into a letter agreement (the “Letter Agreement”) with Horizon, pursuant to which, as an inducement for the Subscriber to enter into the PIPE Agreement, Horizon agreed to transfer or cause to be transferred an aggregate of 330,000 Incentive Shares (as defined in the Business Combination Agreement) to the Subscriber and an additional 424,013 Incentive Shares to the Subscriber’s designees.

Accounting Treatment

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded, in accordance with GAAP. Under this method of accounting, Pono was treated as the “acquired” company for financial reporting purposes. Horizon has been determined to be the accounting acquirer because existing Horizon shareholders, as a group, will retain the largest portion of the voting rights in the combined entity, the executive officers of Horizon are the initial executive officers of the combined company, and the operations of Horizon will be the continued operations of the combined company.

Basis of Pro Forma Presentation

Pono reports its historical financial information in U.S. Dollars (“$USD”) and Horizon reports its historical financial information in Canadian Dollars (“$CAD”). For purposes of this presentation, all $USD balance sheet amounts have been translated into $CAD using an exchange rate of $USD1.00 to $CAD1.36, which was the exchange rate published by the Federal Reserve Board as of September 30, 2023. All $USD statement of profit or loss and other comprehensive profit or loss amounts have been translated into $CAD using an average exchange rate of $USD1.00 to $CAD1.34 for the three months ended September 30, 2023 and for the year ended June 30, 2023. All amounts reported within this pro forma financial information are $CAD unless otherwise noted as $USD.

The following summarizes the pro forma common stock outstanding following the Business Combination and related transactions:

	Shares	%
Shares held by current Pono Public Shareholders	67,315	0.4%
Shares held by current PIPE Shareholders(1)	954,013	5.6%
Shares held by current Pono Founder Shareholders(2)	5,500,997	32.4%
Shares held by current Horizon Shareholders(3)	8,665,071	51.1%
Shares held by the Representative(4)	207,000	1.2%
Shares held by the Meteora Capital(5)	1,580,127	9.3%
Pro forma Common Shares	16,974,523	100.0%

(1)	Includes 200,000 shares issued related to the PIPE Agreement and 754,013 incentive shares.

(2)	Includes 4,935,622 Pono Class B Ordinary Shares related to the Founder Shares and 565,375 Pono Class A Ordinary Shares related to the Private Placement Units.

(3)	Includes 517,532 shares issued upon the conversion of convertible notes outstanding, 693,265 shares issued upon the exercise of outstanding Horizon stock options, and 1,362,962 shares issued upon the conversion of certain Convertible Promissory Notes under the Voluntary Conversion terms.

(4)	Represents Pono Class A Ordinary Shares held by the Underwriter, including 103,500 additional shares being issued as partial settlement for $1,035,000 of the deferred underwriting fees.

(5)	Represents 1,580,127 Recycled Shares purchased by Meteora as defined in the Forward Purchase Agreement.

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED BALANCE SHEETS

(in thousands, except share and per share amounts)

	Horizon Aircraft (As of November 30, 2023)	Pono Capital Three Inc. (As of September 30, 2023)	Transaction Accounting Adjustments		Pro Forma Combined
ASSETS
Current assets:
Cash and cash equivalents	$5,879	$93	$164,957	A	$4,281
			(4,489)	C
			(102)	D
			(142,917)	K
			(21,856)	L
			2,716	M
Accounts receivable	267	—	—		267
Prepaid expenses	93	210	—		303
Total current assets	6,239	303	(1,691)		4,851

Non-current assets:
Property and equipment, net	107	—	—		107
Operating lease assets	97	—	—		97
Deferred development costs	1,027	—	—		1,027
Forward Purchase Agreement	—	—	2,661	J	2,661
Marketable Securities held in Trust Account	—	164,957	(164,957)	A	—
Total non-current assets	1,231	164,957	(162,296)		3,892
Total assets	$7,470	$165,260	$(163,987)		$8,743

LIABILITIES AND SHAREHOLDERS' EQUITY (DEFICIT)
Current liabilities:
Accounts payable and accrued liabilities	$366	$481	$(441)	C	$406
Accrued expenses	—	80	(56)	C	24
Accrued expenses - related party	—	14	122	D	136
Term loans	40	—	—		40
Current portion of operating lease liabilities	49	—	—		49
Short-term debt	225	—	—		225
Convertible notes payable	6,768	—	(6,768)	G	—
Accrued offering costs	—	95	693	C	788
Income tax payable	—	1,028	—		1,028
Total current liabilities	7,448	1,698	(6,450)		2,696

Non-current liabilities:
Operating lease liabilities	48	—	—		48
Forward Purchase Agreement	—	12,072	(12,072)	E	—
Deferred underwriting fee payable	—	4,685	(3,184)	C	96
			(1,405)	N
Total non-current liabilities	48	16,757	(16,661)		144
Total liabilities	7,496	18,455	(23,111)		2,840

Class A ordinary shares subject to possible redemption, $0.0001 par value, 11,500,000 shares at redemption value of $10.49 per share as of September 30, 2023	—	163,794	(163,794)	B	—

Stockholders' Equity (Deficit)
Common stock: no par value; unlimited authorized; 6,012,391 Voting A, 1,775,876 Voting B, and 200,000 Non-voting common stocks issued and outstanding	6,579	—	(6,577)	I	2
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 668,875 shares issued and outstanding (excluding 11,500,000 shares subject to possible redemption) as of September 30, 2023	—	—	1	B	—
			(1)	I
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 4,935,622 issued and outstanding	—	1	6,768	G	—
			(6,769)	I
Additional paid-in capital	101	—	163,793	B	1,715
			(585)	C
			(16,990)	F
			—
			40	H
			13,347	I
			2,661	J
			(142,917)	K
			(21,856)	L
			2,716	M
			1,405	N
Accumulated deficit	(6,706)	(16,990)	(916)	C	4,186
			(224)	D
			12,072	E
			16,990	F
			(40)	H
Total shareholders' equity (deficit)	(26)	(16,989)	22,918		5,903
Total liabilities and shareholders' equity (deficit)	$7,470	$165,260	$(163,987)		$8,743

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED COMBINED STATEMENT OF OPERATIONS

(in thousands, except share and per share amounts)

	Horizon Aircraft Historical (For the Six Months Ended November 30, 2023)	Pono Historical (For the Six Months Ended September 30, 2023)	Transaction Accounting Adjustments		Pro Forma Combined
Operating Expenses:
Salaries, wages and benefits	$221	$—	$—		$221
Professional fees	381	—	(254)	CC	127
Depreciation and amortization	21	—	—		21
Research and development	364	—	—		364
General and administrative	171	—	—		171
Stock-based compensation	47	—	—		47
Operating and formation costs	—	1,219	—		1,219
Total expenses	1,205	1,219	(254)		2,170

Loss from operations	(1,205)	(1,219)	254		(2,170)

Other income (expense):
Interest expenses	(180)	—	(211)	AA	(109)
			282	DD
Other income	229	—	—		229
Interest income on investments held in Trust Account	—	3,992	(3,992)	BB	—
Change in fair value of Forward Purchase Agreement	—	(107)	—		(107)
(Gain)/loss on foreign exchange	(1)	—	—		(1)
Net comprehensive (loss) income	(1,157)	2,666	(3,667)		(2,158)

Income tax expense	—	(1,016)	—		(1,016)

(Loss) income for the period	$(1,157)	$1,650	$(3,667)		$(3,174)

Net profit (loss) per share (Note 4):
Weighted average shares outstanding - basic and diluted	7,555,576
Net loss per common share - basic and diluted	$(0.15)
Basic and diluted weighted average shares outstanding - Class A		12,168,875
Net income per share, Class A Ordinary Shares subject to possible redemption - basic and diluted		$0.09
Basic and diluted weighted average shares outstanding - Class B		4,935,622
Net income per share, Class B non-redeemable ordinary shares - basic and diluted		$0.09
Weighted average shares outstanding - basic and diluted					16,974,523
Net loss per share - basic and diluted					$(0.19)

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF PROFIT (LOSS) AND COMPREHENSIVE PROFIT (LOSS)

FOR THE YEAR ENDED MAY 31, 2023

(in thousands, except share and per share amounts)

	Horizon Aircraft Historical (For the Year Ended May 31, 2023)	Pono Historical (For the Year Ended June 30, 2023)	Transaction Accounting Adjustments		Pro Forma Combined
Operating Expenses:
Salaries, wages and benefits	$409	$—	$—		$409
Professional fees	87	—	—		87
Depreciation and amortization	27	—	—		27
Research and development	599	—	—		599
General and administrative	209	—	916	CC	1,125
Stock-based compensation	55	—	40	EE	95
Operating and formation costs	—	583	—		583
Total expenses	1,386	583	956		2,925

Loss from operations	(1,386)	(583)	(956)		(2,925)

Other income (expense):
Grant income	300	—	—		300
Other income	(10)	—	—		(10)
Interest expenses	(74)	—	(670)	AA	(64)
			680	DD
Interest income on investments held in Trust Account	—	2,740	(2,740)	BB	—
Net comprehensive (loss) income	(1,170)	2,157	(3,686)		(2,699)

Income tax expense	—	—	—		—

(Loss) income for the period	$(1,170)	$2,157	$(3,686)		$(2,699)

Net profit (loss) per share (Note 4):
Weight-average common shares outstanding, basic and diluted	7,326,310
Net loss per common share - basic and diluted	$(0.16)
Basic and diluted weighted average shares outstanding - Class A		9,143,464
Net income per share, Class A Ordinary Shares subject to possible redemption - basic and diluted		$0.16
Basic and diluted weighted average shares outstanding - Class B		4,935,622
Net income per share, Class B non-redeemable ordinary shares - basic and diluted		$0.16
Weighted average shares outstanding - basic and diluted					16,974,523
Net loss per share - basic and diluted					$(0.16)

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1. Basis of Presentation

The Business Combination was accounted for as a reverse recapitalization, with no goodwill or other intangible assets recorded. Under this method of accounting, Pono was treated as the “accounting acquiree” and Horizon as the “accounting acquirer” for financial reporting purposes. Accordingly, for accounting purposes, the Business Combination was treated as the equivalent of Horizon issuing shares for the net assets of Pono, followed by a recapitalization. The net assets of Horizon were stated at historical cost. Operations prior to the Business Combination were those of Horizon.

The unaudited pro forma condensed consolidated statement of financial position as of November 30, 2023 (Horizon) and September 30, 2023 (Pono) gives effect to the Business Combination and related transactions as if they occurred on November 30, 2023. The unaudited pro forma condensed consolidated statements of profit (loss) and comprehensive profit (loss) for the six months ended November 30, 2023 and for the year ended May 31, 2023 (Horizon) and for the six months ended September 30, 2023 and for the year ended June 30, 2023 (Pono) give effect to the Business Combination and related transactions as if they occurred on June 1, 2022. These periods are presented on the basis that Horizon is the acquirer for accounting purposes.

The pro forma adjustments reflecting the consummation of the Business Combination and the related transaction are based on currently available information and certain assumptions and methodologies that Pono believes are reasonable under the circumstances. The unaudited condensed combined and consolidated pro forma adjustments, which are described in the accompanying notes, may be revised as additional information becomes available and is evaluated. Therefore, it is likely that the actual adjustments will differ from the pro forma adjustments and it is possible the difference may be material. Pono believes that its assumptions and methodologies provide a reasonable basis for presenting all of the significant effects of the Business Combination and related transactions based on information available to management at the time and that the pro forma adjustments give appropriate effect to those assumptions and are properly applied in the unaudited pro forma condensed combined and consolidated financial information.

The unaudited pro forma condensed combined and consolidated financial information does not give effect to any anticipated synergies, operating efficiencies, tax savings, or cost savings that may be associated with the Business Combination. The unaudited pro forma condensed combined and consolidated financial information is not necessarily indicative of what the actual results of operations and financial position would have been had the Business Combination and related transactions taken place on the dates indicated, nor are they indicative of the future consolidated results of operations or financial position of the post-combination company. They should be read in conjunction with the historical financial statements and notes thereto of Pono and Horizon.

Note 2. Accounting Policies and Reclassifications

Management has performed a comprehensive review of the two entities’ accounting policies. Based on this review, management did not identify any differences that would have a material impact on the unaudited pro forma condensed combined financial information. As a result, the unaudited pro forma condensed combined financial information does not assume any differences in accounting policies.

As part of the preparation of these unaudited pro forma condensed combined and consolidated financial statements, certain reclassifications were made to align Pono financial statement presentation with that of Horizon.

Note 3. Adjustments to Unaudited Pro Forma Condensed Consolidated Combined Financial Information

The unaudited pro forma condensed combined and consolidated financial information has been prepared to illustrate the effect of the Business Combination and related transactions, including the issuance of Horizon Convertible Promissory Notes, and has been prepared for informational purposes only.

The following unaudited pro forma condensed combined and consolidated financial information has been prepared in accordance with Article 11 of Regulation S-X as amended by the final rule, Release No. 33-10786 “Amendments to Financial Disclosures about Acquired and Disposed Businesses.” Release No. 33-10786 replaces the existing pro forma adjustment criteria with simplified requirements to depict the accounting for the transaction (“Transaction Accounting Adjustments”) and present the reasonably estimable synergies and other transaction effects that have occurred or are reasonably expected to occur (“Management’s Adjustments”). Pono has elected not to present Management’s Adjustments and will only be presenting Transaction Accounting Adjustments in the unaudited pro forma condensed combined and consolidated financial information. Pono and Horizon have not had any historical relationship prior to the Business Combination. Accordingly, no pro forma adjustments were required to eliminate activities between the companies.

The pro forma basic and diluted earnings per share amounts presented in the unaudited pro forma condensed combined and consolidated statement of operations are based upon the number of shares of Horizon’ common stock outstanding, assuming the Business Combination and related transactions occurred on June 1, 2022.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Financial Position

The adjustments included in the unaudited pro forma condensed consolidated statement of financial position as of November 30, 2023 and September 30, 2023 are as follows:

A.	Reflects the reclassification of $CAD165.0 million ($USD121.5 million) held in the Trust Account to cash that becomes available at closing of the Business Combination.

B.	Reflects the reclassification of approximately $CAD163.8 million ($USD120.6 million) of Pono Class A Ordinary Shares that are subject to possible redemption into Amalco Class A Common Shares as a result of a series of transactions as part of the Business Combination.

C.	Represents payment of Pono’s transactions costs of $CAD$4.5 million inclusive of advisory, banking, printing, legal and accounting fees that are expensed as a part of the Business Combination, partial payment of deferred underwriting fees and equity issuance costs that are capitalized into additional paid-in capital. Of the transaction costs, approximately $CAD$5.2 million has been incurred and reflected in the historical financial statements of Pono. Represents additional accrual of Horizon’s transaction costs of $CAD0.6 million, and of Pono’s transactions costs of $CAD0.1 million.

D.	Reflects additional accruals and partial repayment of amounts due to related parties of Pono for general operating costs.

E.	Represents the elimination of the Forward Purchase Agreement liability on Pono’s historical balance sheet.

F.	Reflects the elimination of Pono’s historical accumulated deficit.

G.	Represents the conversion of $CAD6.8 million of Convertible Promissory Notes under the Voluntary Conversion terms into 1,362,962 shares of Horizon Class B common stock immediately prior to the close of the Business Combination.

H.	Reflects an acceleration of share-based compensation expense of approximately $CAD0.1 million related to the expectation to accelerate the vesting of certain unvested Horizon share-based awards in connection with the Business Combination.

I.	Represents the recapitalization of Pono outstanding equity (inclusive of 1,647,442 Class A ordinary shares held by Pono Public Shareholders, 565,375 Pono Class A Ordinary Shares related to the Private Placement Units, and 4,935,622 Class B ordinary shares issued to Founders at historical par value of $USD0.0001) and the issuance of Amalco Class A Common Shares to existing Horizon Shareholders pursuant to the Business Combination.

J.	Reflects the recording of the fair value of the derivative Forward Share Purchase Agreement related to 1,580,127 Recycled Shares. On January 12, 2024, the Forward Share Purchase Agreement was valued at $CAD2.7 million ($USD2.0 million). A Monte Carlo simulation was used for the valuation. In the Monte-Carlo simulation, the common equity price per share of the Company was simulated based on a Geometric Brownian Motion process with a trend rate equal to the risk-free rate and identical error factors for each step to calculate the share proceeds received by the Company at the Settlement Date. Under the no redemption scenario, no Recycled Shares are purchased under this agreement.

K.	Reflects 9,919,873 Pono Class A Ordinary Shares redeemed in connection with the Business Combination, for aggregate payments to redeeming Pono Public Shareholders of approximately $CAD142.9 million ($USD105.2 million) (at a redemption price of $CAD14.34 ($USD10.56) per share). 1,580,127 shares not redeemed under the Forward Share Purchase Agreement.

L.	Reflects the recording of the prepayment amount associated with 1,580,127 Recycled Shares made by the Amalco company to Meteora under the terms of the Forward Purchase Agreement.

M.	Represents the net proceeds from the Seller of approximately $CAD2.7 million ($USD2.0 million) for 200,000 shares of Pono Class A Ordinary Shares at a price of $CAD13.60 ($USD10.00) per share in connection with the PIPE Agreement. The accounting treatment for PIPE Agreement is still being evaluated.

N.	Represents the partial settlement of $CAD1.4 million ($USD1.0 million) in deferred underwriter fees for 103,500 Pono Class A Ordinary Shares at a price of $10.00 per share.

Adjustments to Unaudited Pro Forma Condensed Consolidated Statement of Operations

The adjustments included in the unaudited pro forma condensed consolidated statement of operations for the six months ended November 30, 2023 and for the year ended May 31, 2023 are as follows:

AA. Reflects the accrual of interest expense incurred in connection with issuance of the Horizon Convertible Promissory Notes.

BB. Reflects elimination of investment income on the Trust Account.

CC. Reflects non-recurring transaction costs not already reflected in the historical financial statements of approximately $CAD0.9 million ($USD0.7 million) as if incurred on June 1, 2022, the date the Business Combination occurred for the purposes of the unaudited pro forma condensed combined and consolidated statement of operations. This includes $CAD0.3 million ($USD0.2 million) of transaction costs recognized in the historical statements of operations for the six months ended November 30, 2023 for Horizon. The historical amounts have been reversed in the pro forma statement of operations for the six months ended November 30, 2023 to recognize all transaction costs as of the beginning of the earliest period presented. This is a non-recurring item.

DD. Reflects the reversal of interest expense incurred in connection with the Horizon Convertible Promissory Notes and convertible debentures converted into shares immediately prior to and at the closing of the Business Combination.

EE. Reflects an acceleration of share-based compensation expense of $CAD0.1 million related to the expectation to accelerate the vesting of certain unvested Horizon share-based awards in connection with the Business Combination.

Note 4. Net Income (Loss) per Share

Net income (loss) per share was calculated using the historical weighted average shares outstanding, and the issuance of additional shares in connection with the Business Combination, assuming the shares were outstanding since June 1, 2022. As the Business Combination is being reflected as if it had occurred at the beginning of the period presented, the calculation of weighted average shares outstanding for basic and diluted net loss per share assumes that the shares issuable relating to the Business Combination have been outstanding for the entirety of all periods presented.

	For the Six Months Ended November 30, 2023 (1)	For the Year Ended May 31, 2023 (1)
Numerator:
Pro forma net loss (in thousands)	$(3,174)	$(2,699)
Denominator:
Weighted average shares outstanding - basic and diluted(2)	16,974,523	16,974,523
Net loss per share:
Basic and diluted	$(0.19)	$(0.16)

Potentially dilutive securities(2)
Pono Public Warrants	11,500,000	11,500,000
Pono Private Placement Warrants	565,375	565,375

(1)	Pro forma net loss per share includes the related pro forma adjustments as referred to within the section “Unaudited Pro Forma Condensed Combined and Consolidated Financial Information.”

(2)	The potentially dilutive outstanding securities were excluded from the computation of pro forma net loss per share, basic and diluted, because their effect would have been anti-dilutive and/or issuance or vesting of such shares is contingent upon the satisfaction of certain conditions which were not satisfied by the end of the periods presented.

MARKET INFORMATION FOR CLASS A ORDINARY SHARES AND DIVIDEND POLICY

Market Information

Our Class A ordinary shares and our Public Warrants are listed on the Nasdaq Capital Market under the symbols “HOVR” and “HOVRW,” respectively. As of February 6, 2024, there were 35 holders of record of our Class A ordinary shares.

Dividend Policy

We have not paid any cash dividends on our Class A ordinary shares to date. The payment of cash dividends by us in the future will be dependent upon our revenues and earnings, if any, capital requirements and general financial condition. The payment of any dividends will be within the discretion of our Board.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS OF NEW HORIZON

The following discussion and analysis provides information that management believes is relevant to an assessment and understanding of New Horizon Aircraft Ltd.’s (the “Company” or “New Horizon”) consolidated results of operations and financial condition. The discussion should be read together with New Horizon’s financial statements for the three and six months ended November 30, 2022 and 2023, and the related notes. This discussion may contain forward-looking statements based upon current expectations that involve risks and uncertainties. New Horizon’s actual results may differ materially from those anticipated in these forward-looking statements.

Unless the context otherwise requires, references in this “Management’s Discussion and Analysis of Financial Condition and Results of Operations of New Horizon” to “we”, “our”, “New Horizon”, or “the Company” refer to the business and operations of Horizon prior to the Business Combination and to New Horizon Aircraft Ltd. following the consummation of the Business Combination on January 12, 2024.

Overview

New Horizon was incorporated in 2013. Initially, the company was focused on development of a hybrid electric amphibious aircraft, and in 2018 the Company pivoted to developing an innovative hybrid electric Vertical Takeoff and Landing (“eVTOL”) concept that is identified as the Cavorite X7. The Company has built several small-scale prototypes and now has a 50%-scale aircraft that is undergoing active flight testing.

New Horizon intends to sell these aircraft to third parties, air operators, individual consumers, and NATO military customers. The Company plans to manufacture its aircraft and license its patented fan-in-wing technology to other Original Equipment Manufacturers (“OEM’s”). Manufacturing will be accomplished with a heavy reliance on experienced aircraft manufacturing partners and supply chain vendors. New Horizon believes this highly focused business model will provide the most efficient use of capital to produce an aircraft that has a variety of uses.

Since its inception in 2013, New Horizon has been primarily engaged in research and development of aircraft. The Company incurred net operating losses and negative cash flows from operations in every year since its inception. As of November 30, 2023, it had an accumulated deficit of $CAD6,707 million. The Company has funded its operations primarily with proceeds from the issuance of common stock and convertible notes.

Key Factors Affecting Operating Results

See the section entitled “Risk Factors” in the Company’s S-4A registration statement on December 18, 2023 for a further discussion of these considerations.

Development of the Regional Air Mobility Market

The Company’s revenue will be directly tied to the continued development of long-distance aerial transportation and related technologies. While the Company believes the market for Regional Air Mobility (“RAM”) will be large, it remains undeveloped and there is no guarantee of future demand. New Horizon anticipates commercialization of its aircraft beginning in 2027, and its business will require significant investment leading up to launching services, including, but not limited to, final engineering designs, prototyping and testing, manufacturing, software development, certification, pilot training and commercialization.

New Horizon believes one of the primary drivers for adoption of its aircraft is the value proposition enabled by its aircraft that can take-off and land similar to a helicopter, fly almost twice as fast, and operate with much lower direct operating costs. Additional factors impacting adoption of eVTOL technology include but are not limited to: perceptions about eVTOL quality, safety, performance and cost; perceptions about the environmental impact of hybrid-electric; volatility in the cost of oil and gasoline; availability of competing forms of transportation, such as ground or unmanned drone services; consumers perception about the convenience and cost of transportation using eVTOL relative to ground-based alternatives; and increases in fuel efficiency, autonomy, or electrification of vehicles. In addition, macroeconomic factors could impact demand for RAM services, particularly if end-user pricing is at a premium to ground-based transportation. New Horizon anticipates initial aircraft sales to be used for medevac services, firefighting services, disaster relief services, remote medical services, military operations, followed by sales to air operators for air cargo, business travel and air-taxi services. If the market for RAM does not develop as expected, this would impact the Company’s ability to generate revenue or grow its business.

Competition

The Company believes that the primary sources of competition for its aircraft sales are traditional helicopters, ground-based mobility solutions, and other eVTOL developers. While it expects to produce a versatile aircraft that can be useful in a variety of air mobility missions, the Company expects this industry to be dynamic and increasingly competitive. It is possible that its competitors could gain significant market share. New Horizon may not fully realize the sales it anticipates, and it may not receive any competitive advantage from its design or may be overcome by other competitors. If new companies or existing aerospace companies produce competing aircraft in the markets in which New Horizon intends to service and obtain large-scale capital investment, it may face increased competition. New Horizon may receive an advantage from well-funded competitors that are paying to create certification programs, raise awareness of eVTOL advantages and advocating to kickstart government funding programs. In the event it does not capture the level of sales and consumer adoption it anticipates, New Horizon’s business, financial condition, operating results and prospects may be harmed. For a more comprehensive discussion, please see the section entitled “Risk Factors” in the Company’s S-4A registration statement filed on December 18, 2023.

Government Certification

In order to be used in for-profit commercial operations, New Horizon’s Cavorite X7 aircraft will require Type Certification. New Horizon has had initial conversations with both the Transport Canada Civil Aviation (TCCA) and the Federal Aviation Association (FAA). As a Canadian company, TCCA will initially lead certification efforts. New Horizon expects the FAA to participate during this process which will likely reduce the amount of time required to achieve FAA certification.

The Company maintains a partnership with Cert Centre Canada (“3C”) for the purpose of collaborating on aspects of the continued development and path to certification of New Horizon’s eVTOL program. 3C is leveraging their deep experience with TCCA and FAA certification programs to develop a certification basis for the certification of New Horizon’s hybrid-electric eVTOL aircraft.

Typically, the certification of a new aircraft design by TCCA or the FAA is a long and complex process, often spanning more than five years and costing hundreds of millions of dollars. The Company has never undergone such a process, and there is no guarantee that its Cavorite X7 design will eventually achieve certification despite its best efforts. The Company will need to obtain authorizations and certifications related to the production of its aircraft. While it anticipates being able to meet the requirements of such authorizations and certifications, the Company may be unable to obtain such authorizations and certifications, or to do so on the timeline it projects. Should the Company fail to obtain any of the required authorizations or certifications, or do so in a timely manner, or any of these authorizations or certifications are modified, suspended or revoked after it obtains them, the Company may be unable to fulfill sales of its commercial aircraft or do so on the timelines it projects, which would have adverse effects on its business, prospects, financial condition and/or results of operations.

Dual Use Business Model

New Horizon’s business model to serve as a dual use aircraft both civilian and military applications. Present projections indicate that sales volume of this dual use aircraft will result in a viable business model over the long-term as production volumes scale and unit economics improve to support sufficient market adoption. The advantage of military application of New Horizon’s aircraft in addition to sales volumes leads to a reduction in the risk of certification as aircraft used for military purposes do not need to achieve Transport Canada, FAA or similar certification approval. As with any new industry and aerospace product, numerous risks and uncertainties exist. The Company’s financial results are dependent on delivering aircraft on-time and at a cost that supports returns at prices that support sufficient sales to customers who are willing to purchase based on value arising from time and versatility from utilizing regional eVTOL aircraft. New Horizon’s civilian sector financial results are dependent on achieving certification on its expected timeline. New Horizon’s aircrafts include numerous parts and manufacturing processes unique to eVTOL aircraft, in general, and its product design, in particular. Best efforts have been made to estimate costs in the Company’s planning projections; however, the variable cost associated with assembling its aircraft at scale remains uncertain at this stage of development.

Business Combination with Pono

On August 15, 2023, the Company entered into a business combination agreement with Pono Capital Three Inc. (“Pono”). Pursuant to the Business Combination Agreement, on January 12, 2024 the Company amalgamated with Pono Three Merger Acquisitions Corp., a wholly owned subsidiary of Pono, with the resulting combined company continuing as a wholly owned subsidiary of Pono. Pono changed its name to New Horizon Aircraft Ltd. on January 12, 2024.

As consideration for the amalgamation, shareholders of the Company collectively received from the Pono, in aggregate, a number of Pono Class A Ordinary Shares equal to the quotient derived from dividing (a) the difference of (i) US $96,000,000 minus (ii) the closing net indebtedness by (b) the redemption price.

The transaction closed on January 12, 2024 with the Company listed on the NASDAQ public stock exchange effective January 16, 2024.

Components of Results of Operations

Research and Development Expenses

Research and development expenses consist primarily of personnel expenses, including salaries, benefits, and stock-based compensation, costs of consulting, equipment and materials, allocations of overhead, including rent, information technology costs and utilities. Research and development expenses are partially offset by payments the Company receives in the form of government grants.

The Company expects its research and development expenses to increase as it increases staffing to support aircraft engineering and software development, build aircraft prototypes, and continue to explore and develop next generation aircraft and technologies.

Selling, General and Administrative Expenses

Selling, general and administrative expenses consist of compensation costs, including salaries, benefits, and stock-based compensation, related to management, finance, legal, and human resource functions, as well as business development, contractor and professional services fees, audit and compliance expenses, insurance costs and general corporate expenses, rent, information technology costs, and utilities.

Near-term increases in selling, general and administrative expenses are expected to be related to hiring additional personnel and consultants to support the Company’s commercialization efforts and compliance with the applicable provisions of the Sarbanes-Oxley Act (“SOX”) and other U.S. Securities and Exchange Commission (“SEC”) rules and regulations.

Interest Income

Interest income consists primarily of interest earned on the Company’s cash and cash equivalents and investments in marketable securities.

Interest Expense

Interest expense consists primarily of the interest on the Company’s convertible notes and convertible debentures that have converted into common shares of the Company on or prior to the closing of the Business Combination with Pono. Additional interest expense includes the cost of equipment financing.

Results of Operations

The following information has been prepared on the same basis as New Horizon’s audited annual financial statements, and includes, in New Horizon’s opinion, all adjustments necessary to state fairly its results of operations for these periods. This data should be read in conjunction with New Horizon’s financial statements. These results of operations are not necessarily indicative of the future results of operations that may be expected for any future period.

Comparison of the Three Months Ended November 30, 2022 to the Three Months Ended November 30, 2023

The following table sets forth New Horizon’s statements of operations data for the quarters ended November 30, 2023 and 2022.

	Three Months Ended November 30,		Period Over Period Change
	2023	2022	( $ )	( % )
(Expressed in Canadian Dollars)
Operating expenses
Salaries, wages and benefits	$142,517	$89,298	$53,219	60%
Professional fees	290,422	45,389	245,033	540%
Depreciation and amortization	13,825	8,438	5,387	*
Research and development	219,033	160,816	58,217	36%
General and administrative	125,007	46,458	78,549	169%
Stock-based compensation	33,347	22,747	10,600	*
Total operating expenses	$824,151	$373,146	$451,005	121%
Operating Loss	(824,151)	(373,146)	(451,005)	121%
Other income	229,197	5,000	224,197	4,484%
Interest expenses	(142,464)	(17,020)	(125,444)	737%
(Gain)/loss on foreign exchange	(2,396)	-	(2,396)	*
Loss Before Income Taxes	(739,814)	(385,166)	(354,648)	92%
Net Loss	$(739,814)	$(385,166)	$(354,648)	92%

*	indicates variances that are not significant.

Operating Expenses

Operating expenses increased by $451,005 or 121%, from $373,146 for the quarter ended November 30, 2022 to $824,151 for the quarter ended November 30, 2023. The increase was primarily driven by professional fees associated with the business combination with Pono, additional staff hired to support development activities, and other administrative costs connected with the Company’s growth.

Research and Development Expenses

Research and development expenses increased by $58,217, or 36%, from $160,816 during the quarter ended November 30, 2022 to $219,033 during the quarter ended November 30, 2023. The increase was primarily attributable to additional labour related to flight testing, flight software, and data analysis.

General and Administrative

General and Administrative costs increased by $78,549, or 169%, from $46,458 during the quarter ended November 30, 2022 to $125,007 during the quarter ended November 30, 2023. The increase was a result of increased travel, marketing, and branding expenses related to the Company’s growth activities and transition to a public Company.

Other Income

Other income increased by $224,197 from $5,000 during the quarter ended November 30, 2022 to $229,197 during the quarter ended November 30, 2023. The increase in Other income was the result of Scientific Research and Experimental Development credits received from the Canadian federal government. The Company filed a claim for these credits related to its fiscal 2023 period. The amount was received in December 2024.

Interest Expense

Interest expenses increased by $125,444, or 737%, from $17,020 during the quarter ended November 30, 2022 to $142,464 during the quarter ended November 30, 2023. The increase in Interest expenses was primarily driven by convertible promissory notes the Company issued over the course of fiscal 2023 coupled with interest accrued on convertible notes issued in October 2023. Both the convertible promissory notes and convertible notes were converted into common shares in October 2023 and January 2024, respectively.

Comparison of the Six Months Ended November 30, 2022 to the Six Months Ended November 30, 2023

The following table sets forth New Horizon’s statements of operations data for the six months ended November 30, 2023 and 2022.

	Six Months Ended November 30,		Period Over Period Change
	2023	2022	( $ )	( % )
(Expressed in Canadian Dollars)
Operating expenses
Salaries, wages and benefits	$221,088	$196,576	$24,512	12%
Professional fees	380,515	59,326	321,189	541%
Depreciation and amortization	20,562	15,175	5,387	*
Research and development	364,252	359,320	4,932	1%
General and administrative	171,296	79,076	92,220	117%
Stock-based compensation	46,766	29,287	17,479	*
Total operating expenses	$1,204,479	$738,760	$465,719	63%
Operating Loss	(1,204,479)	(738,760)	(465,719)	63%
Grant income	-	235,434
Other income	229,197	(9,113)	238,310	(2,615)%
Interest expenses	(180,421)	(22,477)	(157,944)	703%
(Gain)/loss on foreign exchange	(529)	-	(529)	*
Loss Before Income Taxes	(1,156,232)	(534,916)	(621,316)	116%
Net Loss	$(1,156,232)	$(534,916)	$(621,316)	116%

*	indicates variances that are not significant.

Operating Expenses

Operating expenses increased by $465,719 or 63%, from $738,760 for the six months ended November 30, 2022 to $1,204,479 for the six months ended November 30, 2023. The increase was primarily driven by professional fees associated with the business combination with Pono, additional staff hired to support development activities, and other administrative costs connected with the Company’s growth.

Research and Development Expenses

Research and development expenses increased by $4,932, or 1%, from $359,320 during the six months ended November 30, 2022 to $364,252 during the six months ended November 30, 2023. The increase was primarily attributable to additional labour related to flight testing, flight software, and data analysis in the Company’s second quarter of fiscal 2024 partially offset by a reduction in spending for fabrication and manufacturing of scale prototypes and being in a low-cost phase of data collection in the Company’s first quarter of fiscal 2024.

General and Administrative

General and Administrative costs increased by $92,220, or 117%, from $79,076 during the six months ended November 30, 2022 to $171,296 during the six months ended November 30, 2023. The increase was a result of increased travel, marketing, and branding expenses related to the Company’s growth activities and transition to a public Company.

Interest Expense

Interest expenses increased by $157,944, or 703%, from $22,477 during the six months ended November 30, 2022 to $180,421 during the six months ended November 30, 2023. The increase in Interest expenses was primarily driven by convertible promissory notes the Company issued over the course of fiscal 2023 coupled with interest accrued on convertible notes issued in October 2023. Both the convertible promissory notes and convertible notes were converted into common shares in October 2023 and January 2024, respectively.

Liquidity and Capital Resources

Sources of Liquidity

Liquidity describes the ability of a company to generate sufficient cash flows to meet the cash requirements of its business operations, including working capital needs, debt service, contractual obligations and other commitments. The Company assesses liquidity in terms of its cash flows from financing activities and their sufficiency to fund its operating and development activities. As of November 30, 2023, the Company’s principal source of liquidity was cash and cash equivalents of $5,878,503.

To date, the Company has funded its operations primarily with the issuances of common shares to private investors, and issuances of convertible promissory notes. Additional funding has been provided through government backed grants.

Debt Financing

Since the Company’s inception through November 30, 2023, it has raised approximately $8,685,000 in convertible and promissory notes financing, net of commissions.

Other Equity Financing

Since the Company’s inception through November 30, 2023, it has raised approximately $6,579,450 in cash from common stock issuances to individual private investors and institutions investors.

Cash Flows

For the Six Months Ended November 30, 2022 and 2023

The following table sets forth a summary of the Company’s cash flows for the periods indicated:

	Six Months Ended November 30,		Period Over Period Change
	2023	2022	( $ )	( % )
(Expressed in Canadian Dollars)
Net cash used in operating activities	(1,284,643)	(478,432)	(806,211)	169%
Net cash used in investing activities	(109,237)	(5,707)	(103,530)	100%
Net cash provided by financing activities	7,044,414	920,050	6,124,364	666%
Net increase (decrease) in cash	5,650,534	435,911	5,214,623	1,196%
Cash - beginning of period	227,969	4,322	223,647	5,175%
Cash - end of period	$5,878,503	$440,233	$5,438,270	1,235%

Net Cash Used in Operating Activities

The Company’s cash flows used in operating activities to date have been primarily comprised of payroll, software and technology expenses, professional services related to research and development and general and administrative activities, partially offset by periodic grants received from various agencies. As the Company raises additional capital, it expects to increase hiring to accelerate its engineering efforts ahead of continuing its full-scale prototype development program.

For the six months ended November 30, 2023, the $806,211, or 169% increase in cash used from operations as compared to the six months ended November 30, 2022 was primarily attributed to professional fees connected with the business combination with Pono, additional compensation costs related to developing the Company’s aircraft, and grant income received in the prior year.

Net Cash Used in Investing Activities

Net cash flows used in investing activities for the six months ended November 30, 2023 was driven by $54,985 of capitalized research and development costs and $54,252 of property and equipment to support research and development activities.

Net Cash Provided by Financing Activities

Net cash provided by financing activities for the six months ended November 30, 2023 was primarily due to proceeds from the issuance of convertible notes payable and convertible debentures totaling approximately $7.1 million as compared to $0.9 million in the same period of the prior year.

Critical Accounting Policies and Estimates

Management’s discussion and analysis of our financial condition and results of operations is based on our quarterly financial statements, which have been prepared in accordance with U.S. GAAP. The preparation of these financial statements requires us to make estimates and assumptions for the reported amounts of assets, liabilities, expenses and related disclosures. Actual results may differ from these estimates under different assumptions or circumstances and any such differences could be significant.

The accounting policies of the Company are the same as those set forth in Management’s Discussion and Analysis and Results of Operations section of the audited financial statements for the year ending May 31, 2023.

New Accounting Pronouncements Not Yet Adopted

Other recent accounting pronouncements issued, but not yet effective, are not expected to be applicable to the Company or have a material effect on the consolidated financial statements upon future adoption.

Quantitative and Qualitative Disclosures About Market Risk

Interest Rate Risk

The Company was not exposed to significant interest rate risks related to its operating expenses as its current debt is at fixed interest rates and does not depend on investments or interest income to fund operations.

Foreign Currency Risk

The Company was not exposed to significant foreign currency risks related to its operating expenses as its foreign operations are not material to its consolidated financial statements.

DESCRIPTION OF NEW HORIZON’S BUSINESS

Unless otherwise indicated or the context otherwise requires, references in this section to “New Horizon,” “we,” “us,” “our,” and other similar terms refer to Horizon prior to the Business Combination and to New Horizon and its subsidiaries after giving effect to the Business Combination.

Overview

We are an advanced aerospace Original Equipment Manufacturer (“OEM”) that is designing a next generation hybrid electric Vertical Takeoff and Landing (“eVTOL”) aircraft for the Regional Air Mobility (“RAM”) market. Our aircraft aims to offer a more efficient way to move people and goods at a regional scale (i.e., from 50 to 500 miles), help to connect remote communities, and will advance our ability to deal with an increasing number of climate related natural disasters such as wildfires, floods, or droughts.

The product we are designing and delivering is a hybrid electric 7-seat aircraft, called the Cavorite X7, that can take off and land vertically like a helicopter. However, unlike a traditional helicopter, for the majority of its flight it will return to a configuration much like a traditional aircraft. This would allow the Cavorite X7 to fly faster, farther, and operate more efficiently than a traditional helicopter. Expected to travel at speeds up to 250 miles per hour at a range over 500 miles, we believe that this aircraft will be a disruptive force to RAM travel.

The new and developing eVTOL aircraft market has been made possible by a convergence of innovation across many different technologies. Batteries, immense strength of light materials, computing power, simulation, and propulsion technology have all crossed a critical threshold to enable viable aircraft designs such our Cavorite X7. This has resulted in the establishment and rapid growth of the Advanced Air Mobility (“AAM”) market. Morgan Stanley has projected that the eVTOL aircraft market could reach $1 trillion (in the base case) by 2040 and $9 trillion by 2050.

The Cavorite X7 architecture is based on our patented fan-in-wing (“Horizon Omni-modal VeRtical (HOVR) Wing” or “HOVR Wing”) technology, which has been developed and tested over the last several years. While most of our competitors rely on open rotor designs, our HOVR Wing uses a series of ducted electric fans located inside the wings to produce vertical lift. After a demanding vertical takeoff, the aircraft accelerates forward. At a safe speed the wings close to conceal the fans in the wings and the aircraft returns to a highly efficient configuration. The ability to take off and land like a helicopter but fly forward like a normal aircraft is the key to its performance.

A picture of Horizon’s 50%-scale prototype that is currently in active flight testing

The aircraft is also powered by a hybrid electric main engine. For vertical flight, electrical power for the powerful ducted fans in the wings and canards comes from two sources: an on-board generator driven by an internal combustion engine and an array of batteries. Augmenting the battery power with generator power allows us to reduce battery size, recharge the aircraft after vertical takeoff or landing, and increase safety. This aircraft able to operate in austere locations without power, unlike other pure electric designs that will be forced to fly from charging station to charging station.

We believe that the technology and configuration advantages of our Cavorite X7 aircraft will represent a significant market advantage. It is anticipated that our aircraft will be cheaper to own and operate than helicopters with similar payload characteristics and will travel almost twice as fast. The specifications for the aircraft call for it to be able to carry seven people with a useful load of 1,500 lbs., almost twice the carriage capacity of many of our competitors. We believe the combination of carrying more people or goods, traveling faster, and operating more efficiently will provide a strong economic model for broad adoption.

Our business operating model is predicated on building and selling Cavorite X7 aircraft for both civilian and military use. We also believe that the extensive intellectual property developed to enable the successful operation of our aircraft could be licensed to third parties to generate significant profit.

We have designed, built, and initiated testing of a 50%-scale prototype of our Cavorite concept. This sub-scale prototype has been through hover testing and the team is currently investigating transition to forward flight. We have received a Special Flight Operations Certificate (SFOC) from Transport Canada Civil Aviation (“TCCA”) that allows outdoor untethered flight of our sub-scale prototype. Our SFOC #930370 will remain effective until its expiry on August 1st of 2024 at which point Horizon will require a formal extension to allow continued untethered test flying. We have also partnered with Cert Centre Canada (3C) for development of a certification basis that will be used to form the foundation for Type Certification with TCCA. Receiving a Type Certificate in accordance with stated regulatory standards will certify compliance to the applicable airworthiness standards for the Cavorite X7, something that is a necessary prerequisite for using the aircraft in commercial operations. We believe our aircraft will be one of the first eVTOL aircraft to be certified for flight into known icing conditions (FIKI), dramatically increasing its operational utility. We believe we can receive Type Certification in 2027.

Patents and other Intellectual Property

In order to protect the novel technologies that underpin the Cavorite X7 design, we have accumulated 22 issued and allowed patents thus far, the earliest expiry of which will be 2035. The most significant of these patents are US non-provisional utility patents that protect the core fan-in-wing invention and various other novel details required to enable its practical use. Amongst these issued patents are several design patents that seek to protect the shape of the Cavorite X7 with its distinct forward swept main wings, unique empennage, and forward canards. Other intellectual property exists in the areas of hybrid-electric propulsion; ducted fan propulsion unit blade and stator design, cooling, and electrical control; control systems including novel yaw control software and hardware; and digital twin simulation.

The eVTOL Industry, Total Addressable Market and its Drivers

The eVTOL aircraft market is a developing sector within the transportation industry. This market sector is dependent on the successful development and implementation of eVTOL aircraft and networks, none of which are currently in commercial operation. Morgan Stanley have projected that the eVTOL market for moving people and moving goods could be between $1 trillion by 2040 and 9 trillion by 2050, as set forth in the “Morgan Stanley Research, eVTOL/Urban Air Mobility TAM Update” report released in May 2021 (the “Morgan Stanley Report”).

Furthermore, in its 2021 Regional Air Mobility report, NASA has highlighted that while the United States has over 5,000 airports, only 30 of them support 70% of all travelers.1 This report highlights that the average American lives within 16 minutes of an airport yet must travel hours to larger hubs for even shorter regional travel. It is little wonder that 73% of Americans prefer road travel over flying, even if that means spending hours in gridlocked traffic. We believe there is a significant opportunity to improve regional travel through the use of intelligently designed VTOL aircraft.

[1]	NASA, REGIONAL AIR MOBILITY (2021), https://sacd.larc.nasa.gov/wp-content/uploads/sites/167/2021/04/2021-04-20-RAM.pdf.

Regional Air Mobility

Regional Air Mobility (RAM) is simply a term that represents a faster, more efficient way of moving people and goods between 50 and 500 miles. With the development of more economical, versatile, and safe aircraft like Horizon Aircraft’s Cavorite X7 concept that can flexibly travel between regional locations, it is little wonder that the market demand is high for these types of machines.

NASA highlights that RAM has the potential to fundamentally change how we travel and receive our goods by “bringing the convenience, speed, and safety of air travel to all Americans, regardless of their proximity to a travel hub or urban center” and “[t]hrough targeted investments, RAM will increase the safety, accessibility, and affordability of regional travel while building on the extensive and underutilized federal, state, and local investment in our nation’s local airports.”

New types of aircraft capable of operating with very limited ground infrastructure can deliver critical supplies to remote communities, transport critically injured people to the hospital faster and more efficiently, help with disaster relief operations, and can help service people around the world in special military missions.

Another report from Morgan Stanley projects that eVTOL technology is expected to revolutionize logistics due to advantages in speed, efficiency and accessibility over current trucks, airplane and train freight transportation. In addition, the Morgan Stanley Report cites the potential for eVTOL technology to provide a viable and affordable transportation solution in geographic locations without a current viable solution (such as rural or island communities) and to expand the possibilities for 24-hour delivery or overnight parcel delivery in regions where existing transport modes are simply too slow.

The large RAM market opportunity is precipitated by a transportation system that is insufficient to handle increasing demand without time delays, high infrastructure and maintenance costs and adverse environmental impact. Since 1990, global passenger flows have increased by more than 125% across all major modes of travel while global trade volume has increased by approximately 200%. To counter the rapidly increasing demand for mobility and logistics, governments worldwide are investing a total of approximately $1 trillion per annum into transport infrastructure, which is three times more compared to twenty years ago. Despite these investments, our regional transport systems have fundamentally not improved.

In response, governments are increasing their support for the development of both urban and regional eVTOL networks, and sustainable aviation more generally, through regulatory incentives and investment. For example, the Canadian government recently announced the initiative for Sustainable Aviation Technology (INSAT) where $350M will be invested into innovative companies focused on sustainable aviation solutions. We believe that Horizon Aircraft could be an ideal match for the recent government funding opportunities.

The History of Horizon Aircraft

Horizon was founded in 2013 to develop an innovative prototype amphibious aircraft. However, as we investigated the latest advancements in the areas of electric motor and battery technologies, we began to understand that a new type of aircraft concept was possible. With this realization, the experienced aircraft development team shifted to developing the unique Cavorite X-series concept, eventually settling on a 7-place hybrid eVTOL aircraft. In June of 2021, Horizon was acquired by Astro Aerospace Ltd. (“Astro”), an OTCQB-listed company, in an all-stock deal. In August of 2022, after funding challenges, Astro agreed to unwind the deal and Horizon was sold back to its original shareholders. In subsequent events, Astro Aerospace Ltd. became a revoked public company after failing to submit timely financial information.

After re-privatizing from Astro, Horizon successfully raised funding to support the continued development and testing of its sub-scale prototypes as well as to continue progress on the detailed design of a full-scale technical demonstrator aircraft.

Sub-Scale Prototypes

We have built many sub-scale prototype aircraft. Starting with a smaller 1/7th-scale aircraft, we are now flight testing a half-scale prototype. This large prototype has a 20-foot wingspan, weighs almost 500 lbs., and is roughly 15 feet long. This aircraft has been through successful hover testing, and the team has investigated forward transition speeds up to 70 mph in a wind tunnel. All testing has yielded positive results, and the aircraft is performing significantly above initial expectations for both power and stability.

Full-Scale Cavorite X7 Aircraft Concept

Based on positive initial testing results, the team is actively improving the design of a full-scale technical demonstrator aircraft. For example, the aircraft will be designed to hold seven (7) people: six (6) passengers and one (1) pilot. Updated performance estimates from early sub-scale testing indicate that the full-scale hybrid electric Cavorite X7 will be able to travel at speeds up to 250 mph and carry 1,500 lbs. of useful load over 500 miles with the appropriate fuel reserves. The team has identified and begun negotiating with key suppliers globally to meet the specifications of the Cavorite X7.

Our Competitive Strengths

We believe that our business benefits from several competitive strengths, including the following:

Proprietary Ducted Fan-in-Wing Technology — the “HOVR Wing” System

The majority of our competitors use “open propeller” eVTOL vertical lift architectures. We employ our own proprietary HOVR Wing technology that provides a number of important advantages:

●	More Efficient: Ducted fans are significantly more efficient than open propellers of similar diameter, using much less power for the same levels of thrust. Our unique HOVR Wing system also generates significant induced lift over the wing, further reducing the amount of momentum lift required by the electric ducted fans and improving efficiency.

●	Lower Noise: The presence of ducts around the fans stops the noise from radiating freely into the environment. Furthermore, we will employ acoustic liners within the fan duct that lower the noise further. We expect this to enable the Cavorite X7 aircraft to land at a large number of locations close to high population densities.

●	Fly Enroute Like a Normal Aircraft: Perhaps the most important aspect of the HOVR Wing is the ability to return to a configuration exactly like a normal aircraft for efficient enroute flight. This aerodynamically efficient enroute configuration is the key to its impressive performance metrics.

●	CTOL, STOL, VTOL: The HOVR Wing concept also naturally supports Conventional Takeoff and Landing (“CTOL”), able to take off and land from a conventional runway like a traditional aircraft, should that be required. It can also conduct Short Takeoff and Landing (“STOL”) operations, something that is anticipated to be very useful for regional flight operators. In CTOL and STOL operations the aircraft will also be able to carry more payload. Finally VTOL operations will open up remote landing opportunities, special missions, and dramatically expand its unique utility.

●	Flight into Known Icing: We believe the Cavorite X7 will be one of the first VTOL aircraft that could be successfully certified for flight into known icing conditions. Being able to operate in poor weather should expand the operational capability of the aircraft and further reinforce strong commercial business cases.

Agile Team with Significant Aerospace and Operational Experience

We were founded by a team with deep experience in the aerospace industry. Our team boasts individuals who have led the design, construction and testing of clean sheet aircraft and have a combined industry experience of over 200 years. The leadership team within New Horizon also includes personnel with significant experience in human resources and information technology which we believe will facilitate cohesion, effectiveness and security as the company continues to grow.

Operational Experience

Many of our principal engineers and technicians have significant operational experience. Many are active pilots. For example, our CEO was an active CF-18 fighter pilot for nearly 20 years and holds a commercial Airline Transport Pilot’s License. This experience allows the team to visualize operating this unique aircraft in the real world. Design considerations for easy field repair, safety, performance, and a focus on lowering operational costs has been foundational to the Cavorite X7 concept and development. We believe this deep operational experience and design consideration has led to a machine concept that will support for-profit operators, thereby increasing demand for the aircraft.

Our Strategy

Build Aircraft for the Rapidly Growing Regional Air Mobility Market

We are focusing our initial services on Regional Air Mobility. Beyond simple movement of cargo and people at the regional level — 50 to 500 miles — the aircraft will be able to economically conduct a number of unique missions such as:

●	Medical Evacuation: Able to travel almost twice the speed as a traditional helicopter and at significantly lower operating costs. Delivering people or other time sensitive materials to a hospital in half the time of current helicopters has the potential to save many lives.

●	Remote Resupply: Many remote communities around the world suffer from anxiety about delivery of critical goods. Without the runway infrastructure to support traditional aircraft remote deliveries, the Cavorite X7 will be able to deliver critical medical supplies, food, and other important goods directly to these areas.

●	Disaster Relief: As global climate conditions become more extreme, a hybrid electric eVTOL like the Cavorite X7 offers a unique way to save lives when a weather disaster strikes. Able to land almost anywhere and operate without power infrastructure due to its hybrid electric architecture, the Cavorite X7 could help people when climate disaster strikes.

●	Military Missions: An aircraft capable of travelling at speeds almost twice that of a traditional helicopter offers unique military capability. Casualty evacuation, forward operating base resupply and other Special Operations will help Allied Servicepeople around the world.

Develop Unique Technologies That Can be Broadly Licensed to Generate Revenue

We feel that the technology we are developing for the Cavorite X7 aircraft may be broadly useful across the industry. For example, the unique HOVR Wing concept could support other designs across the industry or within military applications. These technologies offer potential to significantly boost revenue.

Our Cavorite X7 Hybrid eVTOL Aircraft Concept

Our full-scale Cavorite X7 Hybrid eVTOL aircraft is in the detailed design phase. The combination of unique architecture, hybrid power, and proprietary ducted fan-in-wing technology enables it to take off and land vertically while also flying at speeds much greater than a typical helicopter. We anticipate that the final production aircraft will be able to carry six (6) passengers and one (1) pilot at ranges over 500 miles and at speeds up to 250 miles per hour.

Ducted Fan-in-Wing “HOVR Wing” Technology

Our unique HOVR Wing technology is described above and is protected by a US non-provisional utility patent. This technology allows the aircraft to return to an aerodynamically efficient configuration enroute. The ability to fly as a traditional aircraft enroute has many operational advantages and may offer a faster route to certification for commercial use.

During a vertical takeoff, an array of electrically powered ducted fans located in the wings and canards provide the required lift. For transition to forward flight, the aircraft starts its rear pusher propeller and accelerates forward to a safe speed at which point the canards and wings close systematically to conceal the fans within the wings. At this point, the aircraft is in a normal configuration much like a traditional aircraft. The balance of the mission can then be conducted in a highly efficient manner. For landing, the reverse process occurs.

Not only is this concept extremely efficient enroute, but it is also very safe. During hover, multiple fans can fail with the aircraft still able to maintain hover. For example, the 50%-scale aircraft is able to hover with 20% of its fans disabled. Furthermore, as discussed below, there are two sources of electricity for the fans: an onboard generator and a battery array. Even at moderate forward speed the generator can support the full electrical power requirements in the event of a dramatic full battery array failure. For increased durability, each fan unit is electrically, mechanically, and thermally isolated from the others, reducing the chances of a cascading failure.

This aircraft concept also naturally allows for Conventional Takeoff and Landing (CTOL) as well as Short Takeoff and Landing (STOL). If one end of the mission calls for loading of precious cargo at an airport logistics hub or delivery to an airport, the Cavorite X7 can easily operate like a traditional aircraft. Notably, in CTOL and STOL operational modes, the aircraft’s payload would also increase.

The Cavorite X7 hybrid eVTOL during transition to forward flight

Hybrid Electric Power System

By their very nature, VTOL aircraft will excel at delivering critical goods and services to remote locations. These remote locations may not have the charging infrastructure to support purely electric VTOL aircraft. The Cavorite X7 will use a hybrid power system. This system will provide two sources of electrical power during demanding vertical takeoff and landing operations and will allow the battery array to re-charge in flight and after a mission. The batteries will be designed for high power draw, so they will naturally support quick charging.

For remote operations, the aircraft effectively becomes a power generation station. After landing the aircraft can recharge itself in minutes and will be able to produce usable power should that be required (e.g., disaster relief mission where the power grid is offline). For example, in a disaster relief mission the Cavorite X7 could land in a parking lot and provide charging and/or power for communications that has been disrupted.

The hybrid power system will also be more efficient, emitting less greenhouse gas emissions than a traditional turbine engine when compared to a traditional helicopter. This is for two reasons. First, the aircraft draws significant electrical energy from the battery array during vertical takeoff and landing, reducing emissions during this phase. Second, enroute the aircraft is in a very aerodynamically efficient configuration as compared to a helicopter, dramatically lowering the power required to travel at a given speed and therefore reduce emissions enroute. The combination of these two factors is a compelling sustainability improvement over current VTOL aircraft.

Safety by Design

The safety, performance, and reliability of our aircraft will be key factors in achieving customer acceptance of our aircraft for commercial use. First and foremost, our aircraft design is focused on safety. There are several important considerations in the design concept that augment safety:

●	The hybrid electric system will be designed to provide two sources of electrical power for the vertical lifting fans.

●	The aircraft can hover with more than 20% of the fans disabled, returning the aircraft to safety in the case of a fan failure.

●	Each vertical lifting fan is mechanically contained, preventing catastrophic blade loss from damaging adjacent fan units.

●	Each vertical lifting fan is both electrically and thermally isolated. This will help to avoid any cascading electrical problems or thermal runaways from reaching adjacent fan units.

●	With only moderate forward speed, the generator can support all electrical demand for the vertical fan array. This provides additional safety in the event of a catastrophic battery failure.

●	The aircraft is able to fly normally with all of the wings and canards in the open position, should any of them fail to move as commanded.

●	In the event of a vertical lift system failure, the aircraft can land (or take off) conventionally. It can also operate in STOL mode, should that be required.

●	With the wings closed during ground operations there will be no exposed fans, increasing passenger safety.

●	An early focus in the design process on human factors will ensure that the aircraft is easy to fly, increasing safety in all flight operations.

Performance

The X7 concept will also benefit from significant performance. First, due to its aerodynamically efficient configuration enroute, it will be fast. We are anticipating a maximum dash cruise speed of 250 knots, with a more efficient enroute speed likely just over 200 knots. Our initial calculations also indicate that in VTOL mode it will have a 1,500 lb. useful load, which is the amount of combined fuel and payload it can carry. This could increase to 1,800 lbs. when the aircraft operates in STOL or CTOL modes. Finally, our initial estimates indicate the aircraft will be able to travel 500 miles with medium payloads with full operational fuel reserves. This is an aircraft concept that was designed to do work in the real world, and we believe our customers will recognize and appreciate this.

Flight into Known Icing and Other Operational Challenges

We believe that this concept may be one of the only viable VTOL designs that could be certified for Flight Into Known Icing (FIKI). This is due to its unique characteristic of flying like a traditional aircraft for enroute flight, without multiple open rotors that could accumulate ice. Transition to and from vertical flight would occur in Visual Meteorological Conditions (VMC)–essentially clear of any clouds — so enroute there would only be one propeller exposed to icing conditions should there be a requirement to fly through clouds that could cause ice accumulation. This propeller can be electrically heated for anti-icing purposes, something that is very common in commercial regional turboprop operations. Furthermore, with a significant amount of on-board electrical power available enroute, electrothermal coatings may be used to help prevent or remove ice on lift surfaces. Finally, with a turbine engine the aircraft systems will have access to warm bleed air that could be circulated for anti-icing or de-icing.

Bird strikes are also an area of concern for commercial flight. Our aircraft concept has only one exposed propeller that is partially protected by the fuselage. Unlike many compound open rotor designs where losing one blade may cause a cascading failure, our aircraft operates like any number of the thousands of commercial regional aircraft already certified and operating profitably.

Bad weather is also a challenge for regional commercial flight operations. The Cavorite X7’s hybrid power system and efficient enroute configuration will likely make it more resilient in the face of bad weather. Increased speed and range over pure electric VTOL regional aircraft should allow for increased versatility, able to divert to a backup airfield or vertiport, go around unexpected storms, or deal with unexpected winds that could negatively impact slower designs. We feel that this, coupled with FIKI certification, could offer a significant operational advantage over our competitors.

Aviation Regulations

In Canada and the U.S., civil aviation is regulated by the TCCA and the Federal Aviation Administration (FAA) respectively. These two regulatory bodies control all aspects of certifying a new aircraft for commercial flight (Type Certification), production of that aircraft (Production Certification) and issuance of an Air Operations Certificate (AOC) to organizations who wish to use the aircraft in commercial operations.

We intend to seek approval for the design of the Cavorite X7 by obtaining a Type Certificate under TCCA using Canadian Air Regulations (CAR) §523 under Normal Category, Level 2 — for aeroplanes with 2 to 6 passengers. Due to the innovative design of the Cavorite X7, it is expected that TCCA will invoke certain regulations and standards from CAR §527, (helicopter certification requirements) and additional Special Conditions. We have engaged Flight Test Centre of Excellence (3C) as partners who will perform the role of Applicant’s Representative for the certification effort. 3C has extensive expertise in developing and executing aircraft certification programs and are helping to prepare our formal application to TCCA. We have also had initial discussions with the FAA and plan to run a parallel program that would greatly expedite certification for use in the United States.

While working towards a Type Certificate for our aircraft that will enable sales for commercial use, we will also be pursuing a Production Certificate. Once obtained, this will allow volume manufacturing to meet the demand that we anticipate. Companies wishing to use our aircraft for commercial use will require an AOC.

Since we will not be permitted to deliver commercially produced aircraft to customers until we have obtained TCCA type certification, no material sales revenue will be generated before TCCA certification issuance. The process of obtaining a valid type certificate, production certificate and airworthiness certificate for the Cavorite X7 will take several years. Any delay in the certification process will negatively impact the us by requiring additional funds be spent on the certification process and by delaying our ability to sell aircraft.

Marketing

Our marketing strategy is intended to build industry and consumer awareness of our technology. We are working with several external firms to develop and execute a robust marketing plan. Marketing efforts will include comprehensive Communication, Investor Relations, and Public Relations plans to ensure consumer understanding, investor confidence, and entering the public consciousness as developmental operations continue. Our overarching value proposition will focus on the benefits of our Cavorite X7 platform and its wide array of operational capabilities, while maintaining the highest of safety standards. We also believe that the striking visual design of the aircraft coupled with market leading utility will be a point of differentiation from our competition.

Competition

We acknowledge the competitive nature of the current VTOL landscape in North America and around the world. Alternative technologies, either known or unknown, could bring more attractive VTOL designs to the marketplace. We believe that our primary competition for market share will come from similar minded companies that come to realize that Regional Air Mobility may offer a more compelling initial business case for early VTOL designs. These companies could employ similar design architectures alongside hybrid electric power systems and challenge our Cavorite X7. However, at present the vast majority of our competition are pursuing purely electric flight, which leaves most lagging behind from a speed, range and cargo carrying capability.

Human Capital

As of February 9, 2024, we had 10 employees in Canada and 2 employees outside of Canada. None of our employees is subject to a collective bargaining agreement or represented by a trade or labor union. We consider our relationship with our employees to be good. We believe that our turnover and productivity levels are at acceptable levels.

Properties

New Horizon leases office space and an aircraft hangar in Lindsay Ontario, which serves as the corporate headquarters, and office space and light composite manufacturing space in Haliburton Ontario. New Horizon believes that these properties are sufficient for its business and operations as currently conducted.

Corporate Information

On January 11, 2024, we continued and de-registered from the Cayman Islands and redomesticated under the laws of the Province of British Columbia, Canada. Our principal executive offices are located at 3187 Highway 35, Lindsay, Ontario, K9V 4R1, and our telephone number is (613) 866-1935. Our website is https://www.horizonaircraft.com/. Our website and the information on or that can be accessed through such website are not part of this prospectus.

Legal Proceedings

As of January 31, 2024, we were not a party to any material legal proceedings. From time to time, we may become involved in legal proceedings arising in the ordinary course of our business. Regardless of the outcome, litigation can have an adverse impact on us due to defense and settlement costs, diversion of management resources, negative publicity and reputational harm and other factors.

DIRECTORS AND EXECUTIVE OFFICERS

Executive Officers and Directors

The following table sets forth the names, ages and positions of the directors and executive officers of New Horizon Ltd.

Name	Age	Position
Executive Officers
Brandon Robinson(3)	44	Chief Executive Officer, Director
Jason O’Neill(2)	45	Chief Operating Officer, Director
Brian Merker	46	Chief Financial Officer
Stewart Lee	50	Head of People & Strategy
Non-Employee Directors
Trisha Nomura(1)	44	Director
John Maris(2)	65	Director
John Pinsent(1)	63	Director

(1)	Class I Director
(2)	Class II Director
(3)	Class III Director

Background of Directors and Executive Officers

Executive Officers

Brandon Robinson. Brandon Robinson has served as the Chief Executive Officer and as a member of the Board of New Horizon since the Business Combination, and previously served as the founder and Chief Executive Officer of Horizon and led the Horizon team since its inception in 2013. He has dedicated his life to aviation, initially as a CF-18 pilot in the Canadian Armed Forces (CAF) before moving into large scale military capital projects. Upon leaving the CAF, Mr. Robinson, discovered his passion for the Advanced Air Mobility movement. Mr. Robinson serves on the Board of Directors of the Ontario Aerospace Council. Mr. Robinson has a Bachelor of Mechanical Engineering from Royal Military College, an MBA from Royal Roads University, has co-authored several successful aerospace patents, and holds an Airline Transport Pilots License. His deep operational experience alongside a passion for technical innovation has propelled Horizon to the forefront of the Advanced Air Mobility movement.

We believe that Mr. Robinson, given his extensive experience as a front-line fighter pilot, mechanical engineering knowledge and adept managing acumen, is qualified to serve as a member of our Board due to his unique combination of skills he brings as our co-founder and Chief Executive Officer.

Jason O’Neill. Jason O’Neill has served as Chief Operating Officer and as a member of the Board of New Horizon since the Business Combination. Mr. O’Neill previously served as Horizon’s Chief Operating Officer since January 2019. Mr. O’Neill has more than 20 years of experience in senior roles scaling tech-based start-ups. Prior to joining Horizon, Mr. O’Neill worked at Centtric as the Director of Product and Strategy for 13 years. Most recently he served as the Director of Product and Data for Thoughtwire for nearly 10 years. Mr. O’Neill’s previous organizations were focused on problem solution, leveraging leading edge computer-based technologies. Mr. O’Neill has attended the University of Toronto and the University of Waterloo.

Mr. O’Neill is qualified to serve on our board based on his operational experience scaling businesses, as well as his historical experience as Chief Operating Officer of Horizon.

Brian Merker. Brian Merker has served as Chief Financial Officer of New Horizon since the Business Combination. Mr. Merker has more than 20 years of senior financial management experience including 10 years serving in the Aviation sector, most recently as Chief Financial Officer of Skyservice Business Aviation from 2018 to 2022, supporting growth efforts in aircraft management, maintenance, fixed-based operations, charter, and brokerage. Prior to Skyservice Business Aviation, Mr. Merker served as Vice President of Finance from 2015 to 2018, with Discovery Air, a publicly traded organization that includes a diverse range of aviation related services including fighter jet pilot training, rotary-wing services, a commercial fixed-wing airline, fire suppression support, as well as aircraft engineering and maintenance. Prior to his time at Discovery Air, Mr. Merker served as Vice President of Finance from 2007 to 2012 at Score Media, a publicly traded company focused on sports broadcast and technology innovation. Mr. Merker began his career in the KPMG audit practice, where he served from 2003 to 2006. During this time he gained significant exposure to SEC registrants at the commencement of the Sarbanes-Oxley legislation. Mr. Merker obtained his Honours Commerce degree in Economics from Guelph University before attending Queen’s University to complete his Chartered Professional Accounting academia requirements.

Stewart Lee. Stewart Lee has served as the Head of People and Strategy at New Horizon since the Business Combination, and previously served as Horizon’s Head of People and Strategy since 2013. Prior to joining Horizon, Mr. Lee formed his own company, providing human resources consulting services to a wide array of clients. Previously, Mr. Lee was the Director of Human Resources for Steel-Craft Door Products, a large Canadian national manufacturing company, for 11 years. Mr. Lee also served in the Canadian Armed Forces as a Logistics Officer for 6 years. Mr. Lee holds a Bachelor of Commerce degree from Royal Roads University. He also holds an MBA in management from Royal Roads University and has been a Chartered Professional in Human Resources since 2009.

Non-Employee Directors

Trisha Nomura. Trisha Nomura has served as independent director and chairperson of the Audit Committee of New Horizon since the Business Combination. Ms. Nomura served as an independent director of Pono and was the chairperson of Pono’s Audit Committee prior to the Business Combination. She currently serves as an independent director of Pono Capital Two, Inc. (NASDAQ: PTWO). Since July 2018, Ms. Nomura has owned a consulting firm, Ascend Consulting, LLC. Prior to opening her own firm, Ms. Nomura worked in both public accounting and private industry. Ms. Nomura was the Chief Operating Officer of HiHR from July 2015 to December 2016, and the Vice President of Strategic Services from May 2014 to July 2015. Ms. Nomura also served as the Chief People Officer of ProService Hawaii from January 2017 to June 2018. Ms. Nomura began volunteering with the HSCPA since 2010 through the YCPA Squad, has been the Treasurer of Kaneohe Little League since 2013, and is a member of the AICPA, where she was selected to attend the Leadership Academy, has served as an at-large Council member and also served on the Association Board of Directors. Ms. Nomura is a CPA, not in public practice, and a CGMA. She is a graduate of Creighton University, where she obtained her Bachelor of Science in Business Administration in accounting, and of the University of Hawaii at Manoa, where she earned her Master of Accountancy degree.

Ms. Nomura’s consulting, accounting and management skills and knowledge make her an important addition to our Board.

John Maris. John Maris has served as an independent director of New Horizon since the Business Combination. Dr. Maris has served as the Chief Executive Officer of Advanced Aerospace Solutions, LLC (“Advanced Aerospace”), a privately held business that provides consulting services in the aerospace industry, since 2008. At Advanced Aerospace, Dr. Maris has served as the principal flight-test investigator and test pilot for NASA’s Traffic Aware Strategic Aircrew Request (TASAR) technology. Since 1995, Dr. Maris has also served as President and Chief Executive Officer of Marinvent Corporation, a company established to develop procedures and technologies to increase the efficiency and reduce the risk of aeronautical programs, including the Electronic Flight Bag (EFB) technology. Dr. Maris also founded Maris Worden Aerospace in 1986. From 1993 to 1995, Dr. Maris served as the Mobile Servicing System Control Equipment Manager for the International Space Station for the Canadian Space Agency. From 1983 to 1993, Mr. Maris was a project officer and experimental test pilot for the Canadian Department of National Defense. In 1983, Dr. Maris enlisted in the Royal Canadian Air Force and graduated from the United States Air Force Test Pilot Course at Edwards Air Force Base in California in 1989. Dr. Maris subsequently served four years as Project Officer and Experimental Test Pilot at the Aerospace Engineering Test Establishment at Cold Lake, Alberta. In 1995, holding the rank of Major, Dr. Maris retired from the Canadian Forces to devote full-time to Marinvent Corporation. Dr. Maris earned a B.Sc. in Aeronautical Engineering at the Imperial College of Science and Technology at London University in 1979, and subsequently earned a Master of Aeronautical Science degree in 1982 and a Master of Aviation Management degree in 1983, both with Distinction from Embry-Riddle Aeronautical University (ERAU) at Daytona Beach, Florida. In 2017, Dr. Maris received his Ph.D. from ERAU, earning his doctorate in Aviation Safety and Human Factors. In 2018 he was granted Affiliate Professor status at Concordia University in Montréal. Dr. Maris sits on a number of the Concordia University’s boards and is also on the Centre technologique en aérospatiale board.

Dr. Maris’ vast experience in the aerospace industry, both as a pilot and entrepreneur, makes him an important addition to our Board.

John Pinsent. John Pinsent has served as an independent director of New Horizon since the Business Combination. In 2004. Mr. Pinsent founded St. Arnaud Pinsent Steman Chartered Professional Accountants (“SPS”), a chartered professional accounting firm based out of Edmonton, Alberta, Canada. Before founding SPS, Mr. Pinsent worked for ten years at Ernst & Young LLP, earning his Chartered Accountants designation in 1996. From 1986 to 1994, Mr. Pinsent served as the Controller and Vice President Finance of an Alberta based international retail organization. Mr. Pinsent earned his Bachelor of Education and Bachelor of Commerce (AD) degrees at the University of Alberta, has an ICD.D designation from the Institute of Corporate Directors and became an FCPA in 2013. Mr. Pinsent serves as a board member of Enterprise Group, Inc., a Toronto Stock Exchange listed company that provides specialized equipment and services in the build out of infrastructure for energy, pipeline, and construction industries. He also sits on the board of directors of several private companies and supports numerous non-profit and philanthropic initiatives. He has experience serving as board and audit committee chairs and has extensive experience in compliance and corporate governance in the public markets.

Mr. Pinsent’s experience providing accounting, audit, tax and business advisory services, along with his public company and board experience, make him an important addition to our Board.

Family Relationships

Brian Robinson, our Chief Engineer and one of our named executive officers, is the father of Brandon Robinson. Jason O’Neill is the brother-in-law of Brandon Robinson. There are no other family relationships among any of our directors or executive officers.

Board Composition

Our business and affairs are organized under the direction of our Board. The Board consists of five members upon consummation of the Business Combination. The primary responsibilities of the Board is to provide oversight, strategic guidance, counseling, and direction to our management. The Board will meet on a regular basis and additionally as required.

In accordance with our Articles, our Board is divided into three classes, Class I, Class II and Class III, with members of each class serving staggered three-year terms. The directors are assigned to the following classes:

●	Class I consists of Ms. Nomura and Mr. Pinsent, whose terms will expire at our 2025 annual meeting of shareholders;

●	Class II consists of Mr. O’Neill and Mr. Maris, whose terms will expire at our 2026 annual meeting of shareholders; and

●	Class III consists of Mr. Brandon Robinson, whose term will expire at our 2027 annual meeting of shareholders.

At each annual meeting of shareholders to be held after the initial classification, the successors to directors whose terms then expire will be elected to serve from the time of election and qualification until the third annual meeting following their election and until their successors are duly elected and qualified. This classification of our Board may have the effect of delaying or preventing changes in our control or management.

Director Independence

As a result of our Class A ordinary shares being listed on the Nasdaq, we adhere to the listing rules of the Nasdaq in affirmatively determining whether a director is independent. Our Board has consulted, and will consult, with its counsel to ensure that the board’s determinations are consistent with those rules and all relevant securities and other laws and regulations regarding the independence of directors. The Nasdaq listing standards generally define an “independent director” as a person, other than an executive officer of a company or any other individual having a relationship which, in the opinion of the issuer’s board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

Each of the directors other than Mr. Brandon Robinson and Mr. O’Neill qualify as independent directors as defined under the listing rules of the Nasdaq, and our board consists of a majority of independent directors, as defined under the rules of the SEC and Nasdaq Listing Rules relating to director independence requirements. In addition, we are subject to the rules of the SEC and Nasdaq relating to the membership, qualifications, and operations of the audit committee, the compensation committee, and the nominating and corporate governance committee, as discussed below.

Board Oversight of Risk

One of the key functions of our Board will be informed oversight of its risk management process. The Board does not anticipate having a standing risk management committee, but rather anticipates administering this oversight function directly through the Board as a whole, as well as through various standing committees of the Board that address risks inherent in their respective areas of oversight. In particular, our Board will be responsible for monitoring and assessing strategic risk exposure and our audit committee will have the responsibility to consider and discuss the combined company’s major financial risk exposures and the steps its management will take to monitor and control such exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The audit committee will also monitor compliance with legal and regulatory requirements. Our compensation committee will also assess and monitor whether our compensation plans, policies and programs comply with applicable legal and regulatory requirements.

Board Committees

Our Board established an audit committee, a compensation committee and a nominating and corporate governance committee. Our Board adopted a written charter for each of these committees, which complies with the applicable requirements of current Nasdaq Listing Rules. Copies of the charters for each committee are available on the investor relations portion of New Horizon’s website. The composition and function of each committee will comply with all applicable requirements of the Sarbanes-Oxley Act and all applicable SEC rules and regulations.

Audit Committee

The members of the audit committee are Ms. Nomura (Chair), Mr. Maris, and Mr. Pinsent. Our Board has determined that each of the members of the audit committee will be an “independent director” as defined by, and meet the other requirements of the Nasdaq Listing Rules applicable to members of an audit committee and Rule 10A-3(b)(i) under the Exchange Act, including that each member of the audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board examined each audit committee member’s scope of experience and the nature of their prior and current employment. The audit committee will meet on at least a quarterly basis. Both the combined company’s independent registered public accounting firm and management intend to periodically meet privately with our audit committee.

The primary purpose of the audit committee is to discharge the responsibilities of the Board with respect to our accounting, financial, and other reporting and internal control practices and to oversee our independent registered accounting firm. Specific responsibilities of our audit committee include:

●	selecting a qualified firm to serve as the independent registered public accounting firm to audit our financial statements;

●	helping to ensure the independence and performance of the independent registered public accounting firm;

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results;

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters;

●	reviewing policies on risk assessment and risk management;

●	reviewing related party transactions;

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually, that describes our internal quality-control procedures, any material issues with such procedures, and any steps taken to deal with such issues when required by applicable law; and

●	approving (or, as permitted, pre-approving) all audit and all permissible non-audit service to be performed by the independent registered public accounting firm.

Audit Committee Financial Expert

Our Board has determined that Ms. Nomura qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq Listing Rules. In making this determination, our Board considered Ms. Nomura’s formal education, training, and previous experience in financial roles.

Compensation Committee

The members of the compensation committee are Mr. Pinsent (Chair), Ms. Nomura, and Mr. Maris. Our Board has determined that each of the members will be an “independent director” as defined by the Nasdaq Listing Rules applicable to members of a compensation committee. The Board has determined that each of the members of the compensation committee is a non-employee director, as defined in Rule 16b-3 promulgated under the Exchange Act and satisfy the independence requirements of the Nasdaq. The compensation committee will meet from time to time to consider matters for which approval by the committee is desirable or is required by law.

Specific responsibilities of our compensation committee include:

●	reviewing and approving on an annual basis the corporate goals and objectives relevant to our Chief Executive Officer’s compensation, evaluating our Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of our Chief Executive Officer based on such evaluation;

●	reviewing and approving the compensation of our other executive officers;

●	reviewing and recommending our Board the compensation of our directors;

●	reviewing our executive compensation policies and plans;

●	reviewing and approving, or recommending that our Board approve, incentive compensation and equity plans, severance agreements, change-of-control protections and any other compensatory arrangements for our executive officers and other senior management, as appropriate;

●	administering our incentive compensation equity-based incentive plans;

●	selecting independent compensation consultants and assessing whether there are any conflicts of interest with any of the committee’s compensation advisors;

●	assisting management in complying with our proxy statement and annual report disclosure requirements;

●	if required, producing a report on executive compensation to be included in our annual proxy statement;

●	reviewing and establishing general policies relating to compensation and benefits of our employees; and

●	reviewing our overall compensation philosophy.

Nominating and Corporate Governance Committee

The members of the nominating and corporate governance committee are Mr. Maris (Chair), Ms. Nomura and Mr. Pinsent. The Board determined that each of the members will be an “independent director” as defined by the Nasdaq Listing Rules applicable to members of a nominating committee. The nominating and corporate governance committee will meet from time to time to consider matters for which approval by the committee is desirable or is required by law.

Specific responsibilities of our nominating and corporate governance committee include:

●	identifying, evaluating and selecting, or recommending that our Board approve, nominees for election to our Board;

●	evaluating the performance of our Board and of individual directors;

●	reviewing developments in corporate governance practices;

●	evaluating the adequacy of our corporate governance practices and reporting;

●	reviewing management succession plans; and

●	developing and making recommendations to our Board regarding corporate governance guidelines and matters.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees. A copy of our code of ethics is available on its website. We also intend to disclose future amendments to, or waivers of, its code of ethics, as and to the extent required by SEC regulations, on its website.

Compensation Committee Interlocks and Insider Participation

None of the members of the compensation committee was at any time one of New Horizon’s officers or employees. None of New Horizon’s executive officers currently serves, or has served during the last completed fiscal year, on the compensation committee or board of directors of any other entity that has one or more executive officers that will serve as a member of our Board or compensation committee.

Shareholder and Interested Party Communications

Stockholders and interested parties may communicate with our Board, any committee chairperson or the non-management directors as a group by writing to the board or committee chairperson in care of New Horizon Aircraft Ltd., 3187 Highway 35, Lindsay, Ontario K9V 4R1 Canada. Each communication will be forwarded, depending on the subject matter, to the Board, the appropriate committee chairperson or all non-management directors.

Limitations of Liability and Indemnification of Directors and Officers

Under the BCBCA, a director of a company is jointly and severally liable to restore to the company any amount paid or distributed as a result of paying dividends, commissions and compensation, among other things, contrary to the BCBCA. A director of a company will not be found liable under the BCBCA if the director relied, in good faith, on (i) financial statements of the company represented to the director by an officer of the company or in a written report of the auditor of the company, (ii) a written report of a lawyer, accountant, engineer, appraiser or other person whose profession lends credibility to a statement made by that person, (iii) a statement of fact represented to the director by an officer of the company to be correct, or (iv) any record, information or representation that the court considers provides reasonable grounds for the actions of the director, whether or not the record was forged, fraudulently made or inaccurate, or the information or representation was fraudulently made or inaccurate. Further, a director of a company is not liable under the BCBCA if the director did not know and could not reasonably have known that the act done by the director or authorized by resolution voted for or consented to by the director was contrary to the BCBCA.

We have purchased and intend to maintain director and officer liability insurance to cover liabilities our directors and officers may incur in connection with their services to the combined company, including matters arising under the Securities Act.

Our Articles provide that we must indemnify all eligible parties (which includes our current, former or alternate directors and officers), and such person’s heirs and legal personal representatives, as set out in the BCBCA, against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with us on the terms of indemnity contained in our Articles. In addition, we may indemnify any other person in accordance with the BCBCA.

There is no pending litigation or proceeding involving any of our directors, officers, employees or agents in which indemnification will be required or permitted. We are not aware of any threatened litigation or proceedings that may result in a claim for such indemnification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, executive officers or persons controlling the combined company, we have been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

EXECUTIVE COMPENSATION

References to the “Company,” “New Horizon,” “our,” “us” or “we” in the following section refer to Horizon prior to the Business Combination.

Executive Compensation

We are currently considered an “emerging growth Company” within the meaning of the Securities Act for purposes of the SEC’s executive compensation disclosure rules. Accordingly, we are required to provide a Summary Compensation Table, as well as limited narrative disclosures regarding executive compensation for our last two completed fiscal years and an Outstanding Equity Awards at Fiscal Year End Table for our last completed fiscal year. These reporting obligations extend only to the following “named executive officers,” who are the individuals who served as our principal executive officer and the next two most highly compensated executive officers at the end of the fiscal year 2023.

This section discusses material components of the executive compensation programs for New Horizon’s executive officers who area named in the “Summary Compensation Table” below. In 2023, New Horizon’s “named executive officers” and their positions were as follows:

●	Brandon Robinson, Chief Executive Officer;

●	Jason O’Neill, Chief Operating Officer; and

●	Brian Robinson, Chief Engineer.

This discussion may contain forward-looking statements that are based on New Horizon’s current plans, considerations, expectations, and determinations regarding future compensation programs.

Summary Compensation Table

The following table contains information pertaining to the compensation of New Horizon’s named executives for the years ending May 31, 2023 and 2022.

Name and Position	Year	Salary ($CAD)	Bonus ($)	Stock Awards ($)	Option Awards ($CAD)(1)(2)	Non-Equity Incentive Plan Compensation ($CAD)	Non-qualified Deferred Compensation Earnings ($CAD)	All Other Compensation ($CAD)	Total ($CAD)
Brandon	2023	200,384	—	34,699	—	—	—	—	235,083
Robinson, Chief Executive Officer	2022	230,000	—	—	82,280	—	—	—	312,280

Jason	2023	168,346	—	35,435	—	—	—	—	203,781
O’Neill, Chief Operating Officer	2022	180,000	—	—	84,026	—	—	—	264,026

Brian Robinson,	2023	114,750	—	28,348	—	—	—	—	143,098
Chief Engineer	2022	110,500	—	—	67,221	—	—	—	177,721

(1)	Options vest and will become exercisable in three equal installments over a 3-year period.
(2)	Option grants valued using a Black-Scholes method with a strike price equal to fair market value at $CAD0.76, vest in three equal installments over a 3-year period, have a risk-free rate of 4.30% and an annualized volatility of 100%.

Narrative to the Summary Compensation Table

Annual Base Salary

We pay our named executive officers a base salary to compensate them for services rendered to our company. The base salary payable to our named executive officers is intended to provide a fixed component of compensation reflecting the executive’s skill set, experience, role and responsibilities.

Equity Compensation

We have granted stock options to our employees, including our named executive officers, in order to attract and retain them, as well as to align their interests with the interests of our shareholders. In order to provide a long-term incentive, these stock options vest over three years subject to continued service.

In connection with the Business Combination we adopted the 2023 Equity Incentive Plan, effective January 12, 2024. For additional information about the 2023 Equity Incentive Plan, see the section titled “Summary of the 2023 Equity Incentive Plan” section of this prospectus.

Other Elements of Compensation

Retirement Savings and Health Spending Account and Group Benefits

All of our full-time employees, including our named executive officers, are eligible to participate in our pension and health plans. The health spending account program will reimburse costs that include medical, dental and vision benefits A group benefits plan to provide for short-term and long-term disability insurance; life and AD&D insurance will be offered to all full-time employees.

Perquisites and Other Personal Benefits

We determine perquisites on a case-by-case basis and will provide a perquisite to a named executive officer when we believe it is necessary to attract or retain the named executive officer. We did not provide any perquisites or personal benefits to our named executive officers not otherwise made available to our other employees in 2022.

Executive Compensation Arrangements

Employment Agreements

As a result of the Business Combination, New Horizon entered into employment agreements with the New Horizon’s executive officers: Brandon Robinson (Chief Executive Officer), James O’Neill (Chief Operating Officer), Brian Merker (Chief Financial Officer), and Brian Robinson (Chief Engineer) (each an “Employment Agreement, and collectively, the “Employment Agreements”).

The Employment Agreements all provide for at-will employment that may be terminated by the employee with thirty days’ notice to New Horizon of resignation from employment; by New Horizon without notice, payment in lieu of notice, benefit continuation (if applicable) or compensation of any kind, where permitted by the Ontario Employment Standards Act, 2000, as amended from time to time (the “ESA”), which includes willful misconduct, disobedience or willful neglect of duty that is not trivial and has not been condoned by New Horizon; or by New Horizon with notice or pay in lieu of notice by providing the employee (i) the minimum amount of notice, pay in lieu of notice (or a combination of both), severance pay, vacation pay and benefit continuation (if applicable) and any other entitlements strictly required by the ESA, calculated from the date of the employee’s original employment with Horizon; plus (ii) such additional amount of payment of Base Salary (as defined below) in lieu of notice (“Additional Pay in Lieu of Notice”), as is necessary to ensure that the aggregate of the statutory notice, pay in lieu of notice and severance pay entitlements under (a) above and the Additional Pay in Lieu of Notice under sub-section (ii), (b), at a minimum equals twelve (12) months, and such aggregate shall increase by additional one (1) month payment of the employee’s Base Salary in lieu of notice for each completed year of service from the Effective Date to an overall cumulative maximum of 24 months of Base Salary; plus, (iii) payment of a prorated portion of any bonuses that the employee is eligible to receive as of the date of termination, calculated to the end of the Severance Period based upon the average incentive compensation paid to the employee in the two years prior to the year in which notice of termination is communicated. For the purposes of the Employment Agreements, the period for which an employee receives notice and/or payment, calculated from the date the employee is advised of the termination of his employment, is the “Severance Period.”

If following a Change of Control (as defined in the Employment Agreements), New Horizon gives the employee Good Reason to terminate his employment and the related Employment Agreement, and provided the employee exercises that right within two years from the date of the Change of Control, the employee shall be entitled to receive the benefits set forth above, as if the employee’s employment had been terminated on a without cause basis. “Good Reason” means the occurrence of (i) a constructive termination of employment and of the Employment Agreement; (ii) any material and unilateral change in employee’s title, responsibilities, or authority in place at the time of the Change of Control; (iii) any material reduction in the Base Salary paid to employee at the time of the Change of Control; (iv) any termination or material reduction in the aggregate value of the employee benefit programs, including, but not limited to, pension, life, disability, health, medical or dental insurance, in which the employee participated or under which the employee was covered at the time of Change of Control; or (v) the employee’s assignment to any significant, ongoing duties inconsistent with his skills, position (including status, offices, titles and reporting requirements), authority, duties or responsibilities, or any other action by New Horizon, which results in material diminution of such position.

The Employment Agreements provide for a base salary of $CAD295,000 for E. Brandon Robinson; $CAD225,000 for each of Jason O’Neill and Brian Merker; and $CAD170,000 for Brian Robinson (each a “Base Salary”). Possible annual performance bonuses and equity grants under the 2023 Equity Incentive Plan are to be determined by New Horizon’s compensation committee.

Contractor Agreement

In connection with the Closing of the Business Combination, New Horizon entered into a Contractor Agreement (the “Contractor Agreement”), dated January 12, 2024 (the “Effective Date”), by and among New Horizon, 2195790 Alberta Inc. (the “Contractor”) and Stewart Lee (the “Keyman”). Pursuant to the Contractor Agreement, the Contractor will be providing certain services (the “Services”) as the Head of People & Strategy through the Keyman. The term of the Contractor Agreement began on the Effective Date and unless earlier terminated, will automatically expire on December 31, 2025 (the “Expiry Date”) and may be extended by mutual agreement in writing. New Horizon will pay the Contractor for the performance of the Services fees in the amount of $CAD120.00 per hour (the “Fees”).

The Contractor Agreement may be terminated by mutual agreement; for convenience by either party upon the delivery of, (i) if by the Contractor, 90 calendar days’ prior written notice to New Horizon, and if by New Horizon, 60 calendar days’ prior written notice to the Contractor; or by New Horizon for material breach. Upon the expiration or earlier termination of the Contractor Agreement for any reason, New Horizon will provide the Contractor with only the Fees accrued and owing to the Contractor up to and including the Expiry Date or earlier termination date.

Director Compensation

We have not historically maintained a formal non-employee director compensation program but have made stock and option grants to non-employee directors when determined appropriate. Additionally, we provide reimbursement to our non-employee directors for their reasonable expenses incurred in attending meetings of our Board and its committees. We intend to approve and implement a compensation program for our non-employee directors.

Summary of the 2023 Equity Incentive Plan

General.

The purpose of the 2023 Equity Incentive Plan is to secure for New Horizon and its shareholders the benefits inherent in share ownership by the employees and directors of New Horizon and its affiliates who, in the judgment of the Board, will be largely responsible for its future growth and success, to provide incentives to the interests of employees, officers and directors that align their interests to the interests of the shareholders. These incentives are provided through the grant of stock options, deferred share units, restricted share units (time based or in the form of performance share units) and share awards (collectively, the “Awards”).

Eligibility.

Awards may be granted to employees, directors and consultants of New Horizon and any affiliate of New Horizon. As of January 12, 2024, approximately 20 employees, 3 non-employee directors and 4 consultants are anticipated to be eligible to participate in the 2023 Equity Incentive Plan.

Share Issuance Limits

The aggregate number of ordinary shares that may be subject to issuance under the 2023 Equity Incentive Plan is 1,697,452.

Stock Options

Option Grants

The 2023 Equity Incentive Plan authorizes the board of New Horizon to grant options. The number of ordinary shares, the exercise price per ordinary share, the vesting period and any other terms and conditions of options granted pursuant to the 2023 Equity Incentive Plan, from time to time are determined by the board at the time of the grant, subject to the defined parameters of the 2023 Equity Incentive Plan. The date of grant for the Options shall be the date such grant was approved by the Board.

Exercise Price

The exercise price of any Option cannot be less than the closing price on the Nasdaq immediately preceding the date of grant (the “Fair Market Value”), as converted to Canadian dollars based on the then current exchange rate.

Exercise Period, Blackout Periods and Vesting

Options are exercisable for a period of ten years from the date the option is granted or such greater or lesser period as determined by the Board. Options may be earlier terminated in the event of death or termination of employment or appointment. Vesting of Options is determined by the Board.

The right to exercise an option may be accelerated in the event a takeover bid in respect of the ordinary shares is made or other change of control transaction.

Pursuant to the 2023 Equity Incentive Plan, with respect to options held by participants who are not U.S. taxpayers, when the expiry date of an Option occurs during, or within nine (9) business days following, a “blackout period”, the expiry date of such option is deemed to be the date that is ten (10) business days following the expiry of such blackout period. Blackout periods are imposed by New Horizon to restrict trading of New Horizon’s securities by directors, officers, employees and certain others who hold options to purchase ordinary shares, in accordance with New Horizon’s insider trading policy and similar policies in effect from time to time, in circumstances where material non-public information exists, including where financial statements are being prepared but results have not yet been publicly disclosed.

Cashless Exercise Rights

Cashless exercise rights may also be granted under the 2023 Equity Incentive Plan, at the discretion of the Board, to an optionee in conjunction with, or at any time following the grant of, an Option. Cashless exercise rights under the 2023 Equity Incentive Plan effectively allow an optionee to exercise an Option on a “cashless” basis by electing to relinquish, in whole or in part, the right to exercise such Option and receive, in lieu thereof, a number of fully paid ordinary shares. The number of ordinary shares issuable on the cashless exercise right is equal to the quotient obtained by dividing the difference between the aggregate Fair Market Value and the aggregate option price of all ordinary shares subject to such option by the Fair Market Value of one (1) ordinary share.

Termination or Death

If an optionee dies while employed by New Horizon, any Option held by him or her will be exercisable for a period of 6 months or prior to the expiration of the Options (whichever is sooner) by the person to whom the rights of the optionee shall pass by will or applicable laws of descent and distribution. If an optionee is terminated for cause, no Option will be exercisable unless the Board determines otherwise. If an optionee ceases to be employed or engaged by New Horizon for any reason other than cause or death, then the options will be exercisable for a period of 90 days or prior to the expiration of the Options (whichever is sooner).

Restricted Share Units (“RSU”)

RSU Grant

The 2023 Equity Incentive Plan authorizes the Board to grant RSUs, in its sole and absolute discretion, to any eligible employee or director. Each RSU provides the recipient with the right to receive a cash payment equal to the market value of a Share (or, at the sole discretion of the Board, a Share) as a discretionary payment in consideration of past services or as an incentive for future services, subject to the 2023 Equity Incentive Plan and with such additional provisions and restrictions as the Board may determine. Each RSU grant shall be evidenced by a restricted share unit grant letter which shall be subject to the terms of the 2023 Equity Incentive Plan and any other terms and conditions which the Board deem appropriate.

Vesting of RSUs

Concurrent with the granting of the RSU, the Board shall determine the period of time during which the RSU is not vested and the holder of such RSU remains ineligible to receive ordinary shares. Such period of time may be reduced or eliminated from time to time for any reason as determined by the Board. Once the RSU vests, the RSU is automatically settled through a cash payment equal to the market value of a Share (or, at the sole discretion of the Board, a Share).

Retirement or Termination

In the event the participant retires, dies or is terminated during the vesting period, any unvested RSU held by the participant shall be terminated immediately provided however that the Board shall have the absolute discretion to accelerate the vesting date.

Deferred Share Units (“DSU”)

DSU Grant

The 2023 Equity Incentive Plan authorizes the Board to grant DSUs, in its sole and absolute discretion in a lump sum amount or on regular intervals to eligible directors. Each DSU grant shall be evidenced by a DSU grant letter which shall be subject to the terms of the 2023 Equity Incentive Plan and any other terms and conditions which the Board, on recommendation of the Committee, deem appropriate. A DSU entitles the recipient to receive, for each DSU redeemed, a cash payment equal to the market value of a share; alternatively, the Combined Entity may, at its sole discretion, elect to settle all or any portion of the cash payment obligation by the issuance of Shares from treasury.

Vesting of DSUs

A Participant is only entitled to redemption of a DSU when the eligible director ceases to be a director of the Combined Entity for any reason, including termination, retirement or death. DSUs of an eligible director who is a U.S. Taxpayer shall be redeemed and settled by the Combined Entity as soon as reasonably practicable following the separation from service.

Share Awards

The Board, on the recommendation of the compensation committee, shall have the right, subject to the limitations set forth in the 2023 Equity Incentive Plan, to issue or reserve for issuance, for no cash consideration, to any eligible person, any number of Shares as a discretionary bonus of Shares subject to such provisos and restrictions as the Board may determine. The aggregate number of Shares that may be issued as Share Awards is 1,000,000.

Provisions applicable to all grant of Awards

Participation Limits

The aggregate number of ordinary shares that may be issued and issuable under the 2023 Equity Incentive Plan together with any other securities-based compensation arrangements of New Horizon, as applicable:

(a)	to insiders shall not exceed 10% of New Horizon’s outstanding issue from time to time;

(b)	to insiders within any one-year period shall not exceed 10% of the New Horizon’s outstanding issue from time to time; and

(c)	to insiders within any one-year period, shares issuable under Awards under this 2023 Equity Incentive Plan shall not exceed 5% of New Horizon outstanding issue from time to time.

Any Award granted pursuant to the 2023 Equity Incentive Plan, prior to a participant becoming an insider, shall be excluded from the purposes of the limits set out in (a) and (b) above. The aggregate number of Options that may be granted under the 2023 Equity Incentive Plan to any one non-employee director of the Combined Entity within any one-year period shall not exceed a maximum value of $CAD150,000 worth of securities, and together with any Restricted Share Rights and Deferred Share Units granted under the 2023 Equity Incentive Plan and any securities granted under all other securities-based compensation arrangements, such aggregate value shall not exceed $CAD200,000 in any one-year period.

Transferability

Pursuant to the 2023 Equity Incentive Plan, any Awards granted to a participant shall not be transferable except by will or by the laws of descent and distribution. During the lifetime of a participant, Awards may only be exercised by the Participant.

Amendments to the 2023 Equity Incentive Plan

The Board may amend, suspend or terminate the 2023 Equity Incentive Plan or any Award granted under the 2023 Equity Incentive Plan without shareholder approval, including, without limiting the generality of the foregoing: (i) changes of a clerical or grammatical nature; (ii) changes regarding the persons eligible to participate in the 2023 Equity Incentive Plan; (iii) changes to the exercise price; (iv) vesting, term and termination provisions of Awards; (v) changes to the cashless exercise right provisions; (vi) changes to the authority and role of the Board under the 2023 Equity Incentive Plan; and (vii) any other matter relating to the 2023 Equity Incentive Plan and the Awards granted thereunder, provided however that:

(a)	such amendment, suspension or termination is in accordance with applicable laws and the rules of any stock exchange on which the Combined Entity’s shares are listed;

(b)	no amendment to the 2023 Equity Incentive Plan or to an Award granted thereunder will have the effect of impairing, derogating from or otherwise adversely affecting the terms of an Award which is outstanding at the time of such amendment without the written consent of the holder of such Award;

(c)	the expiry date of an Option shall not be more than ten (10) years from the date of grant of such Option, provided, however, that at any time the expiry date should be determined to occur either during a blackout period or within ten business days following the expiry of a blackout period, the expiry date of such Option shall be deemed to be the date that is the tenth business day following the expiry of the blackout period;

(d)	the Board shall obtain shareholder approval of:

(i)	any amendment to the aggregate number of shares issuable under the 2023 Equity Incentive Plan;

(ii)	any amendment to the limitations on shares that may be reserved for issuance, or issued, to insiders;

(iii)	any amendment that would reduce the exercise price of an outstanding Option other than pursuant to a declaration of stock dividends of shares or consolidations, subdivisions or reclassification of shares, or otherwise, the number of Shares available under the 2023 Equity Incentive Plan; and

(iv)	any amendment that would extend the expiry date of any Option granted under the 2023 Equity Incentive Plan except in the event that such option expires during or within ten (10) business days following the expiry of a blackout period.

If the 2023 Equity Incentive Plan is terminated, the provisions of the 2023 Equity Incentive Plan and any administrative guidelines and other rules and regulations adopted by the Board and in force on the date of termination will continue in effect as long as any Award pursuant thereto remain outstanding.

Administration

The 2023 Equity Incentive Plan is administered by the Board, which may delegate its authority to a committee or plan administrator. Subject to the terms of the 2023 Equity Incentive Plan, applicable law and the rules of Nasdaq, the Board (or its delegate) will have the power and authority to: (i) designate the eligible participants who will receive Awards, (ii) designate the types and amount of Award to be granted to each participant, (iii) determine the terms and conditions of any Award, including any vesting conditions or conditions based on performance of the Corporation or of an individual (“Performance Criteria”); (iv) interpret and administer the 2023 Equity Incentive Plan and any instrument or agreement relating to it, or any Award made under it; and (v) make such amendments to the 2023 Equity Incentive Plan and Awards as are permitted by the 2023 Equity Incentive Plan and the rules of the SEC and Nasdaq.

Summary of U.S. Federal Income Tax Consequences

The following summary is intended only as a general guide to the material U.S. federal income tax consequences of participation in the 2023 Equity Incentive Plan. The summary is based on existing U.S. laws and regulations, and there can be no assurance that those laws and regulations will not change in the future. The summary does not purport to be complete and does not discuss the tax consequences upon a participant’s death, or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside. As a result, tax consequences for any particular participant may vary based on individual circumstances. The summary assumes that awards granted under the 2023 Equity Incentive Plan to U.S. taxpayers will be exempt from, or will comply with, Section 409A of the Code. If an award is not either exempt from, or in compliance with Section 409A, less favorable tax consequences may apply.

Nonstatutory Stock Options.

Options granted under the 2023 Equity Incentive Plan will be nonstatutory stock options having no special U.S. tax status. An optionee generally recognizes no taxable income as the result of the grant of such an option. Upon exercise of a nonstatutory stock option, the optionee normally recognizes ordinary income equal to the amount that the fair market value of the shares on such date exceeds the exercise price and New Horizon generally will be allowed a compensation expense deduction for the amount that the optionee recognizes as ordinary income. If the optionee is an employee, such ordinary income generally is subject to withholding of income and employment taxes. Upon the sale of stock acquired by the exercise of a nonstatutory stock option, any gain or loss, based on the difference between the sale price and the fair market value on the exercise date, will be taxed as capital gain or loss. No tax deduction is available to New Horizon with respect to the grant of a nonstatutory stock option or the sale of the stock acquired pursuant to such grant.

Restricted Share Rights, Performance Awards and Dividend Equivalents.

Recipients of grants of restricted stock units, performance awards or dividend equivalents (collectively, “deferred awards”) will not incur any federal income tax liability at the time the awards are granted. Award holders will recognize ordinary income equal to (a) the amount of cash received under the terms of the award or, as applicable, (b) the fair market value of the shares received (determined as of the date of receipt) under the terms of the award. Dividend equivalents received with respect to any deferred award will also be taxed as ordinary income. Shares to be received pursuant to a deferred award generally become payable on the date or payment event, as specified in the applicable award agreement. For awards that are payable in shares, a participant’s tax basis is equal to the fair market value of the shares at the time the shares become payable. Upon the sale of the shares, appreciation (or depreciation) after the shares are paid is treated as either short-term or long-term capital gain (or loss) depending on how long the shares have been held.

Share Awards

If a Share Award is payable in Shares that is subject to a substantial risk of forfeiture, unless a special election is made by the holder of the award under the Code, the holder must recognize ordinary income equal to the fair market value of the Shares received (determined as of the first time the Shares become transferable or not subject to substantial risk of forfeiture, whichever occurs earlier). The holder’s basis for the determination of gain or loss upon the subsequent disposition of Shares acquired pursuant to a Share Award will be the amount ordinary income recognized either when the Shares are received or when the Shares are vested.

Section 409A.

Section 409A of the Code provides certain requirements for non-qualified deferred compensation arrangements with respect to an individual’s deferral and distribution elections and permissible distribution events. Except for DSUs, Awards granted under the 2023 Equity Incentive Plan do not have any deferral feature that is subject to the requirements of Section 409A of the Code. If an award is subject to and fails to satisfy the requirements of Section 409A of the Code, the recipient of that award may recognize ordinary income on the amounts deferred under the award, to the extent vested, which may be prior to when the compensation is actually or constructively received. Also, if an award that is subject to Section 409A fails to comply with Section 409A’s provisions, Section 409A imposes an additional 20% federal income tax on compensation recognized as ordinary income, as well as interest on such deferred compensation. Certain states have enacted laws similar to Section 409A which impose additional taxes, interest and penalties on non-qualified deferred compensation arrangements. The Combined Entity will also have withholding and reporting requirements with respect to such amounts.

Tax Effect for the Combined Entity.

New Horizon generally will be entitled to a tax deduction in connection with an award under the 2023 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonstatutory stock option). Special rules could limit the deductibility of compensation paid to the Combined Entity’s chief executive officer and other “covered employees” as determined under Section 162(m) and applicable guidance.

THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF THE U.S. FEDERAL INCOME TAXATION UPON PARTICIPANTS AND THE COMBINED COMPANY UNDER THE 2023 EQUITY INCENTIVE PLAN. IT DOES NOT PURPORT TO BE COMPLETE AND DOES NOT DISCUSS THE TAX CONSEQUENCES OF A PARTICIPANT’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE, OR FOREIGN COUNTRY IN WHICH THE PARTICIPANT MAY RESIDE.

2023 Equity Incentive Plan Benefits

Because awards under the 2023 Equity Incentive Plan are discretionary, the benefits or amounts to be received by or allocated to participants and the number of shares to be granted under the 2023 Equity Incentive Plan cannot be determined at this time except as set forth below.

Upon the completion of the Business Combination, the 2023 Equity Incentive Plan replaced the Prior Plan. We agreed to exchange outstanding awards under the Prior Plan for New Horizon Options that will be governed by the 2023 Equity Incentive Plan. The New Plan Benefits table sets forth information with respect to the outstanding awards that we agreed to exchange for New Horizon Options.

New Plan Benefits

2023 Equity Incentive Plan

Name and Position	Number of Units (#)(1)
Brandon Robinson, Chief Executive Officer & Director	169,650
Jason O’Neill, Chief Operating Officer & Director	173,250
Stewart Lee, Head of People & Strategy & Director	42,000
Brian Robinson, Chief Engineer	138,600
All executive officers as a group	523,500
Non-executive director group	—
Non-executive officer employee group	169,765

(1)	Reflects number of outstanding options of Horizon. All options are exercisable at a price of $CAD0.76 per share.

Form S-8

When permitted by SEC rules, we intend to file with the SEC a registration statement on Form S-8 covering the Class A ordinary shares of New Horizon issuable under the 2023 Equity Incentive Plan.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of shares of our Class A ordinary shares upon the completion of the Business Combination by:

●	each person known by us to be the beneficial owner of more than 5% of New Horizon’s Class A ordinary shares;

●	each of our named executive officers and directors; and

●	each of our officers and directors as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.

In the table below, percentage ownership is based on 18,001,390 Class A ordinary shares outstanding as of February 9, 2024, including 9,419,084 Class A ordinary shares issued as Exchange Consideration, 200,000 Class A ordinary shares issued in connection with the PIPE financing, and reflects the valid redemption of 9,852,558 Class A ordinary shares by public shareholders of Pono. The table below includes Exchange Consideration shares held in escrow pending any purchase price adjustment under the BCA, and excludes the Class A ordinary shares underlying the Placement Warrants held or to be held by Sponsor because these securities are not exercisable until registered, which may or may not occur within sixty (60) days. This table also assumes that there are no issuances of equity securities in connection with the Closing, including equity awards that may be issued under the 2023 Equity Incentive Plan following the Business Combination.

Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them. Unless otherwise noted, the business address of each of the following entities or individuals is 3187 Highway 35, Lindsay A6 K9V 4R1, Ontario Canada.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	% of Class
Directors and Named Executive Officers
Brandon Robinson(1)(2)	2,538,846	14.0%
Jason O’Neill(3)	389,713	2.2%
Brian Merker	0	—
Stewart Lee(4)	154,306	*
Brian Robinson(1)(5)	2,536,603	14.0%
Trisha Nomura	0	—
John Maris	0	—
John Pinsent	0	—
All executive officers and directors as a group (8 individuals)	3,223,835	19.3%

Greater than Five Percent Holders:
Mehana Capital LLC(6)	5,600,997	31.1%
Entities affiliated with Meteora Capital LLC (7)	1,580,127	8.8%
Robinson Family Ventures(1)	2,395,634	13.3%
Astro Aerospace Ltd.(8)	1,698,529	9.5%
Canso group	1,485,228	8.3%

(1)	Brandon Robinson and Brian Robinson are the directors of Robinson Family Ventures Inc. Brandon Robinson and Brian Robinson may each be deemed to share beneficial ownership of the securities held of record by Robinson Family Ventures Inc. Each of Brandon Robinson and Brian Robinson disclaims any such beneficial ownership except to the extent of his pecuniary interest.

(2)	Includes options to purchase 143,213 shares at a price of $0.76 per share. The table reflects the options on a fully vested basis.

(3)	Includes options to purchase 146,252 shares at a price of $0.76 per share. The table reflects the options on a fully vested basis.

(4)	Includes options to purchase 35,455 shares at a price of $0.76 per share. The table reflects the options on a fully vested basis.

(5)	Includes options to purchase 117,001 shares at a price of $0.76 per share. The table reflects the options on a fully vested basis. Also includes conversion of his convertible note into 28,563 pre-combination Horizon shares including interest accrued on the note as of December 1, 2023.

(6)	Based on a Form 4 filed January 17, 2024, Mehana Capital LLC, the Sponsor, is the record holder of the securities reported herein. Dustin Shindo is the managing member of the Sponsor. By virtue of this relationship, Mr. Shindo may be deemed to share beneficial ownership of the securities held of record by the Sponsor. Mr. Shindo disclaims any such beneficial ownership except to the extent of his pecuniary interest. The address of Mehana Capital LLC is 4348 Waialae Ave Unit 632, Honolulu, HI 96816.

(7)	Voting and investment power over the securities held by these entities resides with its investment manager, Meteora Capital, LLC. Mr. Vikas Mittal serves as the managing member of Meteora Capital, LLC and may be deemed to be the beneficial owner of the securities held by such entities. Mr. Mittal disclaims any beneficial ownership over such securities except to the extent of his pecuniary interest therein. The business address of Meteora Entities is 1200 N Federal Hwy, Ste 200, Boca Raton, FL 33432.

(8)	The business address of Astro Aerospace Ltd. is 320 West Main Street, Lewisville, Texas 75057.

(9)	The business address of Canso Strategic Credit Fund is 100 York Blvd., Suite 550, Richmond Hill, On, L4B 1J8.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Certain Transactions of Pono

On May 17, 2022, the Sponsor acquired 2,875,000 founder shares, and on December 22, 2022, the Sponsor acquired an additional 2,060,622 founder shares for an aggregate purchase price of $25,000, or approximately $0.005 per share. Such Class B ordinary shares includes an aggregate of up to 643,777 shares that were subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment was not exercised in full or in part, so that the Sponsor would collectively own at least 30% of Pono’s issued and outstanding shares after the initial public offering (assuming the initial shareholders did not purchase any Public Shares in the Offering and excluding the Placement Units and underlying securities). The underwriters exercised the over-allotment option in full so those shares are no longer subject to forfeiture.

The initial shareholders have agreed not to transfer, assign or sell any of the Class B ordinary shares (except to certain permitted transferees) until, with respect to any of the Class B ordinary shares, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of Pono’s ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining any of the Class B ordinary shares, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, Pono consummates a subsequent liquidation, merger, stock exchange or other similar transaction which results in all of Pono’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

On April 25, 2022, the Sponsor committed to loan Pono an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Note”). The Note was non-interest bearing and was payable on the earlier of March 31, 2023 or the completion of the Initial Public Offering. As of December 31, 2022, there was $300,000 in borrowings outstanding under the Note. Upon Initial Public Offering, the Company had repaid the full amount of $300,000 under the Note.

In order to finance transaction costs in connection with a Business Combination, the Sponsor may provide Pono with a loan to Pono up to $1,500,000 as may be required to cover working capital needs (“Working Capital Loans”). Such Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such loans may be converted upon consummation of a Business Combination into additional Placement Units at a price of $10.00 per Unit. In the event that a Business Combination does not close, Pono may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. As of September 30, 2023, there was $175,000 outstanding under any Working Capital Loans.

If the Company anticipates that it may not be able to consummate the initial Business Combination within 12 months of the closing of the Initial Public Offering, Pono may, by resolution of the board if requested by the Sponsor, extend the period of time to consummate a Business Combination up to six times, each by an additional one month (for a total of up to 18 months to complete a Business Combination), subject to the Sponsor depositing additional funds into the trust account as set out below. Pursuant to the terms of Pono’s Charter and the trust agreement entered into between Pono and Continental Stock Transfer & Trust Company, in order for the time available for Pono to consummate the initial Business Combination to be extended, the Sponsor or its affiliates or designees, must deposit into the Trust Account $379,500 with the underwriters’ over-allotment option exercised in full ($0.033 per unit in either case), on or prior to the date of the applicable deadline, for each of the available six month extensions, providing a total possible Business Combination period of 18 months at a total payment value of $2,277,000 with the underwriters’ over-allotment option exercised in full ($0.033 per unit). Any such payments would be made in the form of a loan. Any such loans will be non-interest bearing and payable upon the consummation of a Business Combination out of the proceeds of the trust account released to it.

Certain Transactions of Horizon

During the year ended May 31, 2022, Horizon’s sole shareholder at the time, Astro Aerospace Ltd (“Astro”), a public company, advanced cash to Horizon to fund its working capital requirements. As at May 31, 2022, the outstanding balance for the loans from shareholder was $1,979,332. On June 24th, 2022, the advances from shareholder were fully settled by issuance of 2,196,465 class A common shares of Horizon to Astro.

On May 28, 2021, Astro acquired all the outstanding common shares of Horizon, in exchange for 5,000,000 common shares of Astro (the “Astro Acquisition”) to the original shareholders of Horizon (the “Horizon shareholders”). Pursuant to the Astro Acquisition, Astro became the sole shareholder of Horizon. On June 24th, 2022, the Horizon shareholders acquired 100% of the outstanding common shares of Horizon back from Astro, in exchange for the transfer the 5,000,000 common shares of Astro back to Astro. Pursuant to his transaction, Horizon issued 2,196,465 Voting A Common Shares to Astro representing 30% of the issued and outstanding capitalization of Horizon to settle the advances from shareholder at amount of $1,979,332.

During the year ended May 31, 2022, Horizon’s directors advanced cash to Horizon in the aggregate amount of $CAD5,500. The cash advances were unsecured, non-interest bearing and fully repaid at May 31, 2023.

E. Brian Robinson loaned Horizon $50,000 pursuant to a one-year convertible promissory note with 10% simple interest due on October 23, 2023 as part of a larger issuance of convertible notes. As of August 15, 2023, the estimated accrued but unpaid interest was $4,097.22.

Robert Blair Robinson is the brother of E. Brian Robinson. He is a part time employee of Horizon and received cash compensation of $CAD39,862 in the 2022 calendar year and a grant of 8,240 stock options.

Transactions Related to the Business Combination

Voting Agreement

Simultaneously with the execution of the Business Combination Agreement, the majority shareholder of Horizon entered into a voting agreement with Pono and Horizon.

Lock-Up Agreements

Certain significant shareholders of Horizon entered into lock-up agreements (the “Lock-up Agreements”) providing for a lock-up period commencing at the Closing of the Business Combination and ending on the earlier of (x) six months from the Closing, (y) the date Pono consummates a liquidation, merger, share exchange or other similar transaction with an unaffiliated third party that results in all of Pono’s shareholders having the right to exchange their Pono ordinary shares for cash, securities or other property and (z) the date on which the closing sale price of Pono ordinary shares equals or exceeds $12.00 per share (as adjusted for stock splits, stock dividends, reorganizations and recapitalizations and the like) for any twenty (20) trading days within any thirty (30) trading day period commencing at least one hundred and fifty (150) days after the Closing. In connection with the Closing, Pono, Horizon, and the Sponsor waived lockup restrictions on approximately 1.69 million shares held by a non-affiliate Horizon shareholder.

Director Indemnity Agreements

In connection with the Closing, each of the members of the Board entered into an Indemnity Agreement with New Horizon (collectively, the “Director Indemnity Agreements,” and each, a “Director Indemnity Agreement”).

Pursuant to New Horizon’s Articles, subject to the BCBCA, New Horizon must indemnify a director, former director or alternate director of New Horizon and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and New Horizon must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding.

Non-Competition Agreements

On January 12, 2024, New Horizon, Horizon, and each of E. Brandon Robinson, Jason O’Neill, Brian Robinson, and Stewart Lee entered into non-competition and non-solicitation agreements (the “Non-Competition and Non-Solicitation Agreements”), pursuant to which such persons and their affiliates agreed not to compete with New Horizon during the two-year period following the Closing and, during such two-year restricted period, not to solicit employees or customers or clients of such entities. The Non-Competition and Non-Solicitation Agreements also contain customary non-disparagement and confidentiality provisions.

Registration Rights Agreement

In connection with the Business Combination, on January 12, 2024, Pono, Horizon, the Sponsor, the executive officers and directors of Pono immediately prior to the consummation of the Business Combination (with such executive officers and directors, together with the Sponsor, the “Sponsor Parties”), and a certain existing shareholder of Horizon (such party, together with the Sponsor Parties, the “Investors”) enter into a registration rights agreement (the “Registration Rights Agreement”) to provide for the registration of New Horizon’s Class A ordinary shares issued to them in connection with the Business Combination. The Investors are entitled to (i) make three written demands for registration under the Securities Act of all or part of their shares and (ii) “piggy-back” registration rights with respect to registration statements filed following the consummation of the Business Combination. New Horizon will bear the expenses incurred in connection with the filing of any such registration statements.

Employment Agreements and Other Transactions with Executive Officers

New Horizon has entered into employment agreements and contractor agreements with certain of its executive officers and reimburses affiliates for reasonable travel related expenses incurred while conducting business on behalf of New Horizon. See the section entitled “Executive Compensation — Executive Compensation Arrangements — Employment Agreements” and “ — Contractor Agreement.”

Related Party Transactions Policy Following the Business Combination

Upon consummation of the Business Combination, our Board adopted a written Related Party Transactions Policy that sets forth our policies and procedures regarding the identification, review, consideration and oversight of “related party transactions.” For purposes of the policy only, a “related party transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we or any of our subsidiaries are participants involving an amount that exceeds $120,000, in which any “related party” has a material interest.

Transactions involving compensation for services provided to us as an employee, consultant or director will not be considered related party transactions under this policy. A “related party” is any executive officer, director, nominee to become a director or a holder of more than 5% of any class of our voting securities, including any of their immediate family members and affiliates, including entities owned or controlled by such persons.

Under the policy, the related party in question or, in the case of transactions with a holder of more than 5% of any class of our voting securities, an officer with knowledge of a proposed transaction, must present information regarding the proposed related party transaction to our audit committee (or, where review by our audit committee would be inappropriate, to another independent body of our Board) for review.

Our audit committee will approve only those transactions that it determines are fair to us and in our best interests. All of the transactions described above were entered into prior to the adoption of such policy.

Related Party Policy

Our code of ethics requires us to avoid, wherever possible, all related party transactions that could result in actual or potential conflicts of interests, except under guidelines approved by the Board (or the audit committee). Related-party transactions are defined as transactions in which (1) the aggregate amount involved will or may be expected to exceed $120,000 in any calendar year, (2) we or any of our subsidiaries is a participant, and (3) any (a) executive officer, director or nominee for election as a director, (b) greater than 5% beneficial owner of Common Stock, or (c) immediate family member, of the persons referred to in clauses (a) and (b), has or will have a direct or indirect material interest (other than solely as a result of being a director or a less than 10% beneficial owner of another entity). A conflict of interest situation can arise when a person takes actions or has interests that may make it difficult to perform his or her work objectively and effectively. Conflicts of interest may also arise if a person, or a member of his or her family, receives improper personal benefits as a result of his or her position.

Our audit committee, pursuant to its written charter, is responsible for reviewing and approving related-party transactions to the extent we enter into such transactions. All ongoing and future transactions between us and any of our officers and directors or their respective affiliates will be on terms believed by us to be no less favorable to us than are available from unaffiliated third parties. Such transactions will require prior approval by our audit committee and a majority of our uninterested “independent” directors, or the members of the board who do not have an interest in the transaction, in either case who have access, at our expense, to its attorneys or independent legal counsel. We will not enter into any such transaction unless our audit committee and a majority of our disinterested “independent” directors determine that the terms of such transaction are no less favorable to us than those that would be available to us with respect to such a transaction from unaffiliated third parties. Additionally, we will require each of our directors and executive officers to complete a directors’ and officers’ questionnaire that elicits information about related party transactions.

These procedures are intended to determine whether any such related party transaction impairs the independence of a director or presents a conflict of interest on the part of a director, employee or officer.

DESCRIPTION OF CAPITAL STOCK

The following summary is not intended to be a complete summary of the rights and preferences of such securities, and is qualified by reference to the Articles, a copy of which is filed as an exhibit to the registration statement of which this prospectus forms a part. We urge you to read the Articles in their entirety for a complete description of the rights and preferences of our securities following the consummation of the Business Combination.

We exist under the laws of the Province of British Columbia, Canada, and our affairs are governed by our Articles, as amended and restated from time to time, and the Business Corporations Act (British Columbia), which we refer to as the “BCBCA.” Pursuant to the Articles, our authorized share structure consists of an unlimited number of Class A ordinary shares without par value and an unlimited number of Class B ordinary shares without par value.

The following summary is not complete and is subject to, and is qualified in its entirety by reference to, the provisions of our Articles attached as Exhibit 3.3 to this prospectus.

Ordinary Shares

Holders of Ordinary Shares are entitled to receive notice of and to attend any meetings of shareholders of New Horizon and at any meetings of shareholders to cast one vote for each such Ordinary Share held. Holders of Ordinary Shares do not have cumulative voting rights. Save and except for certain conversion rights, as described below, the rights attaching to all Ordinary Shares rank pari passu in all respects, and the Class A ordinary shares and Class B ordinary shares vote together as a single class on all matters. A simple majority of votes cast on a resolution is required to pass an ordinary resolution; however, if the resolution is a special resolution, two-thirds of the votes cast on the special resolution are required to pass it.

Unless specified in the Articles or as required by applicable provisions of the BCBCA, an ordinary resolution is required to approve any matter voted on by our shareholders. Approval of certain actions will require a special resolution; such actions include altering the authorized share structure, creating special rights or restrictions for the shares or any class or series of shares, and varying or deleting any special rights or restrictions attached to the shares of any class or series of shares.

All of the Pono Class B ordinary shares were converted into Class A ordinary shares of New Horizon automatically on the closing of the Business Combination, on a one-to-one basis. In connection with and as consideration for the signing of the BCA, Pono and the Sponsor agreed to waive all anti-dilution adjustments with respect to the Pono Class B ordinary shares.

Our Board will be divided into three staggered classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the appointment of directors, with the result that the holders of more than 50% of the shares voted for the appointment of directors can appoint all of the directors. Holders of Ordinary Shares are entitled to receive dividends as and when declared by the Board at its discretion from funds legally available therefor and to receive a pro rata share of the assets of New Horizon available for distribution to the shareholders in the event of the liquidation, dissolution or winding-up of New Horizon after payment of debts and other liabilities, in each case subject to the rights, privileges, restrictions and conditions attached to any other series or class of shares ranking senior in priority to or on a pro-rata basis with the holders of Ordinary Shares with respect to dividends or liquidation. There are no pre-emptive, subscription, conversion or redemption rights attached to the Ordinary Shares nor do they contain any sinking or purchase fund provisions.

Warrants

Each whole warrant entitles the registered holder to purchase one Class A ordinary share at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the initial Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its warrants only for a whole number of Class A ordinary shares. This means only a whole warrant may be exercised at a given time by a warrant holder. No fractional warrants will be issued upon separation of the units and only whole warrants will trade.

The warrants will at 5:00 p.m., New York City time, on January 12, 2029, or earlier upon redemption or liquidation.

New Horizon will not be obligated to deliver any Class A ordinary shares pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the Class A ordinary shares underlying the warrants is then effective and a current prospectus relating thereto is current, subject to New Horizon satisfying its obligations described below with respect to registration. No warrant will be exercisable, and New Horizon will not be obligated to issue Class A ordinary shares upon exercise of a warrant unless Class A ordinary shares issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will Pono be required to net cash settle any warrant. In the event that a registration statement is not effective for the exercised warrants, the purchaser of a unit containing such warrant, if not cash settled, will have paid the full purchase price for the unit solely for the Class A ordinary shares and warrants underlying such unit.

We have agreed that as soon as practicable, but in no event later than 20 business days after the closing of the Business Combination, to use its best efforts to file with the SEC a registration statement registering the issuance of the Class A ordinary shares issuable upon exercise of the warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A ordinary shares until the warrants expire or are redeemed, as specified in the Warrant Agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the warrants is not effective by the 60th business day after the closing of the Business Combination or within a specified period following the consummation of the Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when we shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” pursuant to the exemption provided by Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis. Once the warrants become exercisable, we may call the warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per warrant;

●	upon not less than 30 days’ prior written notice of redemption given after the warrants become exercisable (the “30-day redemption period”) to each warrant holder; and

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the warrants become exercisable and ending three business days before we send the notice of redemption to the warrant holders.

If and when the warrants become redeemable by us, we may not exercise our redemption right if the issuance of Class A ordinary shares upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or we are unable to effect such registration or qualification. We have established the last of the redemption criterion discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and we issue a notice of redemption of the warrants, each warrant holder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Class A ordinary shares may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If we call the warrants for redemption as described above, our management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” our management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on shareholders of issuing the maximum number of Class A ordinary shares issuable upon the exercise of the warrants. If our management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of Class A ordinary shares equal to the quotient obtained by dividing (x) the product of the number of Class A ordinary shares underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value.

The “fair market value” for this purpose shall mean the average reported last sale price of the Class A ordinary shares for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If our management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of Class A ordinary shares to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after the Business Combination. If we call the warrants for redemption and our management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their placement warrants for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify us in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.9% or 9.8% (or such other amount as a holder may specify) of the Class A ordinary shares outstanding immediately after giving effect to such exercise.

If the number of outstanding Class A ordinary shares is increased by a stock dividend payable in Class A ordinary shares, or by a split-up of Class A ordinary shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of Class A ordinary shares issuable on exercise of each whole warrant will be increased in proportion to such increase in the outstanding Class A ordinary shares. A rights offering to holders of Class A ordinary shares entitling holders to purchase Class A ordinary shares at a price less than the fair market value will be deemed a stock dividend of a number of Class A ordinary shares equal to the product of (i) the number of Class A ordinary shares actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for Class A ordinary shares) and (ii) one (1) minus the quotient of (x) the price per Class A ordinary shares paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for Class A ordinary shares, in determining the price payable for Class A ordinary shares, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of Class A ordinary shares as reported during the ten (10) trading day period ending on the trading day prior to the first date on which the Class A ordinary shares trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if we, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of Class A ordinary shares on account of such Class A ordinary shares (or other shares of our capital shares into which the warrants are convertible), other than as described above, or certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each Class A ordinary shares in respect of such event.

If the number of outstanding Pono’s Class A ordinary shares is decreased by a consolidation, combination, reverse stock split or reclassification of Class A ordinary shares or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of Class A ordinary shares issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding Class A ordinary shares.

Whenever the number of Class A ordinary shares purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (x) the numerator of which will be the number of Class A ordinary shares purchasable upon the exercise of the warrants immediately prior to such adjustment, and (y) the denominator of which will be the number of Class A ordinary shares so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding Class A ordinary shares (other than those described above or that solely affects the par value of such Class A ordinary shares), or in the case of any merger or consolidation us with or into another corporation (other than a consolidation or merger in which we are the continuing corporation and that does not result in any reclassification or reorganization of our outstanding Class A ordinary shares), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of us as an entirety or substantially as an entirety in connection with which we are dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the Class A ordinary shares immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event.

However, if less than 70% of the consideration receivable by the holders of Class A ordinary shares in such a transaction is payable in the form of Class A ordinary shares in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within thirty days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants were issued in registered form under the Warrant Agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Pono. You should review a copy of the Warrant Agreement, which has been filed by Pono with the SEC, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any mistake, including to conform the provisions of the warrant agreement to the description of the terms of the warrants and the warrant agreement set forth in this prospectus, or defective provision, but requires the approval by the holders of at least a majority of the then outstanding public warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to New Horizon, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of Class A ordinary shares and any voting rights until they exercise their warrants and receive Class A ordinary shares. After the issuance of Class A ordinary shares upon exercise of the warrants, each holder will be entitled to one (1) vote for each share held of record on all matters to be voted on by shareholders.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round down to the nearest whole number of Class A ordinary shares to be issued to the warrant holder.

We have agreed that, subject to applicable law, any action, proceeding or claim against us arising out of or relating in any way to the Warrant Agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and we irrevocably submits to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. See “Risk Factors — Our warrant agreement will designate the courts of the State of New York or the United States District Court for the Southern District of New York as the sole and exclusive forum for certain types of actions and proceedings that may be initiated by holders of our warrants, which could limit the ability of warrant holders to obtain a favorable judicial forum for disputes with our company.” This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Transfer Agent

The transfer agent for our Class A ordinary shares is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its role as transfer agent, its agents and each of its shareholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any claims and losses due to any gross negligence or intentional misconduct of the indemnified person or entity.

Listing of Securities

Our Class A ordinary shares and warrants are listed on Nasdaq under the symbols “HOVR” and “HOVRW.”

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of certain United States federal income tax consequences of the ownership and disposition of our Class A ordinary shares. This summary deals only with Class A ordinary shares that are held as a capital asset by a non-U.S. holder (as defined below).

A “non-U.S. holder” means a beneficial owner of our Class A ordinary shares (other than an entity or arrangement treated as a partnership for United States federal income tax purposes) that is not, for United States federal income tax purposes, any of the following:

●	an individual citizen or resident of the United States;

●	a corporation (or any other entity treated as a corporation for United States federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate the income of which is subject to United States federal income taxation regardless of its source; or

●	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more United States persons have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

This summary is based upon provisions of the Code, and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in United States federal income tax consequences different from those summarized below. This summary does not address all of the United States federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, United States federal estate and gift taxes or the effects of any state, local or non-United States tax laws. In addition, it does not represent a detailed description of the United States federal income tax consequences applicable to you if you are subject to special treatment under the United States federal income tax laws (including if you are a United States expatriate, foreign pension fund, “controlled foreign corporation,” “passive foreign investment company” or a partnership or other pass-through entity for United States federal income tax purposes). We cannot assure you that a change in law will not alter significantly the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for United States federal income tax purposes) holds our Class A ordinary shares, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our Class A ordinary shares, you should consult your tax advisors.

If you are considering the purchase of our Class A ordinary shares, you should consult your own tax advisors concerning the particular United States federal income tax consequences to you of the ownership and disposition of our Class A ordinary shares, as well as the consequences to you arising under other United States federal tax laws and the laws of any other taxing jurisdiction.

Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our stock) in respect of our Class A ordinary shares, the distribution generally will be treated as a dividend for United States federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under United States federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Class A ordinary shares, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in our Class A ordinary shares, the excess will be treated as gain from the disposition of our Class A ordinary shares (the tax treatment of which is discussed below under “— Gain on Disposition of Class A Ordinary Shares”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of United States federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a United States permanent establishment) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to United States federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a United States person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed Internal Revenue Service (“IRS”) Form W-BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a United States person as defined under the Code and is eligible for treaty benefits or (b) if our Class A ordinary shares are held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable United States Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of United States federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS.

Gain on Disposition of Class A Ordinary Shares

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Class A ordinary shares generally will not be subject to United States federal income tax unless:

●	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment of the non-U.S. holder);

●	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

●	we are or have been a “United States real property holding corporation” for United States federal income tax purposes and certain other conditions are met.

A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a United States person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by United States source capital losses even though the individual is not considered a resident of the United States.

Generally, a corporation is a “United States real property holding corporation” if the fair market value of its United States real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for United States federal income tax purposes). We believe we are not and do not anticipate becoming a “United States real property holding corporation” for United States federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a United States person as defined under the Code), or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Class A ordinary shares within the United States or conducted through certain United States-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a United States person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against a non-U.S. holder’s United States federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% United States federal withholding tax may apply to any dividends paid on our Class A ordinary shares to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner of an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “— Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Class A ordinary shares, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Class A ordinary shares.

SELLING SECURITYHOLDERS

The Selling Securityholders may offer and sell, from time to time, any or all of the Common Shares or Warrants being offered for resale by this prospectus, which consist of:

●	200,000 Common Shares, issued in a private placement to the PIPE Investor pursuant to the terms of the Subscription Agreement in connection with the Business Combination;

●	an aggregate of 5,600,997 Common Shares held by Mehana Capital LLC (the “Sponsor”), consisting of 4,935,622 Founders Shares, 565,375 Placement Shares, and 100,000 Incentive Shares received in connection with the PIPE Financing;

●	an aggregate of 472,734 Common Shares issued to EF Hutton LLC (“EF Hutton”), 103,500 of which were issued as Representative Shares in connection with the Pono IPO, 103,500 of which were issued at Closing in partial satisfaction of deferred underwriting commissions incurred in connection with the Pono IPO and 265,734 of which were issued after Closing in partial satisafaction of deferred underwriting commissions incurred in connection with the Pono IPO;

●	15,000 Common Shares issued to Benjamins Securities in satisfaction of fees due for services provided in connection with the Business Combination, 40,179 shares issued to MZHCI, LLC in satisfaction of fees incurred for services provided in connection with the Business Combination, and 300,000 shares issued to Spartan Crest Capital Corp. as consideration for fees earned in connection with continuing consulting services;

●	an aggregate of 2,921,534 Common Shares, which were received as Exchange Consideration in connection with the Business Combination by certain of the Company’s insiders at a price of approximately $10.61 per share, and which are subject to six month lock-up restrictions set forth herein;

●	an aggregate of 565,375 Placement Warrants.

The Selling Securityholders may from time to time offer and sell any or all of the Common Shares and Warrants set forth in the table below pursuant to this prospectus. When we refer to the “Selling Securityholders” in this prospectus, we refer to the persons listed in the table below, and the pledgees, donees, transferees, assignees, successors and other permitted transferees that hold any of the Selling Securityholders’ interest in the Class A ordinary shares or warrants after the date of this prospectus.

The following tables provide, as of the date of this prospectus, information regarding the beneficial ownership of our Common Shares and Warrants of each Selling Securityholder, the number of Common Shares or Warrants that may be sold by each Selling Securityholder under this prospectus and that each Selling Securityholder will beneficially own after this offering. The immediately following table also sets forth the percentage of Common Shares or Warrants beneficially owned by a Selling Securityholder after giving effect to the sale by the Selling Securityholder of all securities being offered hereby, based on 18,001,390 Common Shares outstanding as of February 9, 2024, including 9,419,084 shares issued as Exchange Consideration, 200,000 Common Shares issued in connection with the PIPE financing, and reflects the valid redemption of 9,852,558 ordinary shares by public shareholders of Pono. The Common Shares issuable upon exercise of the Warrants are not included in the table below as the table assumes the Warrants are sold in the offering prior to their exercise by the applicable Selling Securityholder. The following table does not include Public Warrants or the primary issuance of Common Shares underlying the Public Warrants.

We cannot advise you as to whether the Selling Securityholders will in fact sell any or all of such Common Shares or Warrants. In particular, the Selling Securityholders identified below may have sold, transferred or otherwise disposed of all or a portion of their securities after the date on which they provided us with information regarding their securities in transactions exempt from registration under the Securities Act.

The following table sets forth certain information provided by or on behalf of the Selling Securityholders as of January 12, 2024 concerning the Common Shares and Warrants that may be offered from time to time by each Selling Securityholder with this prospectus. For the purposes of this following table, we have assumed that the Selling Securityholders will have sold all of the securities covered by this prospectus upon the completion of the offering. Please see the section entitled “Plan of Distribution” for further information regarding the Selling Securityholders’ method of distributing these Common Shares and Warrants.

Unless otherwise indicated below, the address of each beneficial owner listed in the tables below is c/o New Horizon Aircraft Ltd., 3187 Highway 35, Lindsay, Ontario, K9V 4R1.

Name of Selling Securityholder	Number of Common Shares Owned Prior to the Offering	Number of Warrants Owned Prior to the Offering	Maximum Number of Common Shares To Be Sold Pursuant to this Prospectus	Maximum Number of Warrants To Be Sold Pursuant to this Prospectus	Number of Common Shares Owned After the Offering	%(1)	Number of Warrants Owned After the Offering	%
Mehana Capital LLC(2)	5,600,997	565,375	5,600,977	565,375	--	--	--	--
EF Hutton LLC(3)	472,734	--	472,734	--	--	--	--	--
Kotaro Chiba(4)	200,000	--	200,000	--	--	--	--	--
Robinson Family Ventures(5)	2,395,633	--	2,395,633	--	--	--	--	--
Jason O’Neill(6)	243,461	--	243,461	--	--	--	--	--
Stewart Lee(7)	258,471	--	258,471	--	--	--	--	--
E. Brian Robinson(8)	23,969	--	23,969	--	--	--	--	--
Benjamins Securities, Inc.(9)	15,000	--	15,000	--	--	--	--	--
MZHCI, LLC(10)	40,179	--	40,179	--	--	--	--	--
Roth Capital Partners, LLC(11)	400,000	--	400,000	--	--	--	--	--
Spartan Crest Capital Corp.(12)	300,000	--	300,000	--	--	--	--	--

(1)	The percentage of beneficial ownership after this offering is calculated based on 16,974,523 Common Shares outstanding as of the date of this prospectus. Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares beneficially owned by them.

(2)	Mehana Capital LLC is Sponsor of Pono Capital Three, Inc., our predecessor company. Trisha Nomura, our director, and certain former officers and directors of Pono may have a pecuniary interest in Mehana Capital LLC. Consists of 4,935,622 Founders Shares, 565,375 Placement Shares, and 100,000 Incentive Shares received in connection with the PIPE Financing.

(3)	EF Hutton LLC was the underwriter in Pono’s initial public offering. Consists of 103,500 Representative Shares received in connection with the IPO, 103,500 Common Shares issued at Closing in partial satisfaction of deferred underwriting commissions and 265,734 Common Shares issued after closing in partial satisfaction of deferred underwriting commissions. EF Hutton’s address is 590 Madison Ave, 39th Floor, New York, NY, 10022.

(4)	Consists of 200,000 Common Shares purchased in the PIPE Financing. Chiba-san was a director of Pono until consummation of the Business Combination.

(5)	Brandon Robinson, our CEO, and Brian Robinson, our Chief Engineer, are the directors of Robinson Family Ventures Inc. Brandon Robinson and Brian Robinson may each be deemed to share beneficial ownership of the securities held of record by Robinson Family Ventures Inc. Each of Brandon Robinson and Brian Robinson disclaims any such beneficial ownership except to the extent of his pecuniary interest.

(6)	Jason O’Neill is our Chief Operating Officer.

(7)	Stewart Lee is our Head of People & Strategy.

(8)	E. Brian Robinson was our Chief Engineer and is a named executive officer.

(9)	Consists of 15,000 Common Shares issued to Benjamins Securities, Inc. in satisfaction of fees due for services provided in connection with the Business Combination.

(10)	Consists of 40,179 Common Shares issued to MZHCI, LLC in satisfaction of fees due for services provided in connection with the Business Combination.

(11)	Consists of 400,000 Common Shares issued to Roth Capital Partners, LLC in satisfaction of fees due for services provided in connection with the Business Combination.

(12)	Consists of 300,000 Common Shares issued to Spartan Crest Capital Corp. as consideration for fees earned in connection with continuing consulting services.

PLAN OF DISTRIBUTION

Each Selling Securityholder of the securities and any of their pledgees, assignees and successors-in- interest may, from time to time, sell any or all of their securities covered hereby on the principal trading market for such securities or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. A Selling Securityholder may use any one or more of the following methods when selling securities:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits Subscribers;

●	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	settlement of short sales;

●	in transactions through broker-dealers that agree with the Selling Securityholders to sell a specified number of such securities at a stipulated price per security;

●	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

●	a combination of any such methods of sale; or

●	any other method permitted pursuant to applicable law.

The Selling Securityholders may also sell securities under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Securityholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Securityholders (or, if any broker-dealer acts as agent for the Subscriber of securities, from the Subscriber) in amounts to be negotiated, but except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Securityholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Securityholders may also sell securities short and deliver these securities to close out their short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Securityholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The Selling Securityholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each Selling Securityholder has informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities.

The Company is required to pay certain fees and expenses incurred incident to the registration of the securities. The Company has agreed to indemnify the Selling Securityholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We agreed to keep this prospectus effective until the earlier of (i) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect, (ii) they may be sold pursuant to Rule 144 without volume or manner-of-sale restrictions; or (iii) it has been two years from the Closing Date. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the Common Shares for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Securityholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the Common Shares by the Selling Securityholders or any other person. We will make copies of this prospectus available to the Selling Securityholders and have informed them of the need to deliver a copy of this prospectus to each Subscriber at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

EXPERTS

The financial statements of Pono as of December 31, 2022 and for the period from March 11, 2022 (inception) through December 31, 2022, included in this prospectus and registration statement, have been audited by Marcum LLP, an independent registered public accounting firm, as stated in their report included herein, which report includes an explanatory paragraph about the Company’s ability to continue as a going concern. Such financial statements have been so included in reliance on the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of Horizon as of May 31, 2023 and 2022 and for the years ended May 31, 2023 and 2022 included in this prospectus and registration statement have been audited by Fruci, an independent registered public accounting firm, as stated in their report thereon which report expresses an unqualified opinion, and included in this prospectus and registration statement in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

LEGAL MATTERS

The validity of the Common Shares offered by this prospectus has been passed upon for us by Gowlings WLG. Certain matters regarding the warrants, certain U.S. federal securities laws and material United States federal income tax consequences of the offering have been passed upon for us by Nelson Mullins Riley & Scarborough LLP, Washington, DC.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act with respect to the shares of Common Stock offered by this prospectus. This prospectus, which constitutes a part of the registration statement, does not contain all of the information set forth in the registration statement, some of which is contained in exhibits to the registration statement as permitted by the rules and regulations of the SEC. For further information with respect to us and our Class A ordinary shares and Warrants, we refer you to the registration statement, including the exhibits filed as a part of the registration statement.

Statements contained in this prospectus concerning the contents of any contract or any other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, please see the copy of the contract or document that has been filed. Each statement is this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. The SEC maintains an Internet website that contains reports, proxy statements and other information about issuers, like us, that file electronically with the SEC. The address of that website is www.sec.gov.

PONO CAPITAL THREE, INC.
Audited Financial Statements
Report of Independent Registered Public Accounting Firm (PCAOB ID: 688)	F-31
Financial Statements:
Balance Sheet as of December 31, 2022	F-32
Statement of Operations for the period from March 11, 2022 (inception) through December 31, 2022	F-33
Statement of Changes in Shareholders’ Equity for the period from March 11, 2022 (inception) through December 31, 2022	F-34
Statement of Cash Flows for the period from March 11, 2022 (inception) through December 31, 2022	F-35
Notes to the Financial Statements	F-36

Unaudited Financial Statements
Condensed Balance Sheets as of September 30, 2023 (Unaudited) and December 31, 2022	F-47
Unaudited Condensed Statements of Operations for the three and nine months ended September 30, 2023, for the three months ended September 30, 2022, and for the period from March 11, 2022 (inception) through September 30, 2022	F-48
Unaudited Condensed Statements of Changes in Shareholder’s Equity (Deficit) for the three and nine months ended September 30, 2023, for the three months ended September 30, 2022, and for the period from March 11, 2022 (inception) through September 30, 2022	F-49
Unaudited Condensed Statements of Cash Flows for the nine months ended September 30, 2023 and for the period from March 11, 2022 (inception) through September 30, 2022	F-50
Notes to Unaudited Condensed Financial Statements	F-51

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Robinson Aircraft, ULC

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Robinson Aircraft, ULC (“the Company”) as of May 31, 2023 and 2022, and the related statements of operations, stockholders’ equity, and cash flows for each of the years in the two-year period ended May 31, 2023, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2023 and 2022 and the results of its operations and its cash flows for each of the years in the two-year period ended May 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company expects losses and negative cash flows for the foreseeable future. These factors, among others, raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Fruci & Associates II, PLLC

Fruci & Associates II, PLLC — PCAOB ID #05525
We have served as the Company’s auditor since 2021.

Spokane, Washington
September 12, 2023

ROBINSON AIRCRAFT ULC
BALANCE SHEET
AS AT MAY 31, 2023 AND 2022
(EXPRESSED IN CANADIAN DOLLARS)

		2023	2022
ASSETS
Current Assets
Cash and cash equivalents		$227,969	$4,322
Accounts receivable		$15,000	$—
Prepaid expenses		2,509	2,509
Total current assets		245,478	6,831

Property and equipment, net	3	51,896	72,037
Operating lease assets	4	120,661	162,015
Finance lease assets	4	21,549	28,354
Deferred development costs		971,991	894,784
TOTAL ASSETS		$1,411,575	$1,164,021

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Assets
Accounts payable and accrued liabilities	5	$220,341	$186,827
Term loans	12	40,000	40,000
Current portion of operating lease liabilities	4	45,875	40,105
Current portion of finance lease liabilities	4	3,085	17,415
Convertible debentures	7	1,142,230	50,110
Current portion of promissory note payable	6	36,869	—
Total current liabilities		1,488,400	334,457

Short term debt	9	—	5,500
Advances from shareholder	8	—	1,979,332
Promissory note payable	6	263,131	—
Operating lease liabilities	4	73,526	119,411
Finance lease liabilities	4	—	3,085
Total Liabilities		1,825,067	2,441,785

Stockholders’ Equity
Common stock: no par value; unlimited authorized; 6,012,391 Voting A, 1,258,344 Voting B and 200,000 Non-voting common stocks issued and outstanding	10	5,083,009	3,103,677
Additional paid-in capital	11	54,632	—
Accumulated deficit		(5,551,133)	(4,381,441)
Total Stockholders’ Equity		(413,492)	(1,277,764)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$1,411,575	$1,164,021

The accompanying notes are an integral part of these financial statements.

ROBINSON AIRCRAFT ULC
STATEMENT OF OPERATIONS
FOR YEARS ENDED MAY 31, 2023 AND 2022
(EXPRESSED IN CANADIAN DOLLARS)

		2023	2022
Operating Expenses
Salaries, wages and benefits		$409,013	$589,130
Professional fees		87,540	196,697
Depreciation and amortization		26,946	24,256
Research and development		598,551	666,019
General and administrative expenses		209,406	304,676
Stock-based compensation		54,632	—
Total operating expenses		1,386,088	1,780,778

Operating Loss		(1,386,088)	(1,780,778)

Other Income (Expense)
Grant income	13	300,434	—
Other income		(9,709)	141,917
Interest expenses		(74,329)	(2,151)
(Gain)/loss on foreign exchange		—	(11,944)
Loss Before Income Taxes		(1,169,692)	(1,652,956)
Tax credits recovery/(expense)		—	—
Net Loss		$(1,169,692)	$(1,652,956)

Net loss per share, basic and diluted		$(0.16)	$(0.31)
Weighted-average common shares outstanding, basic and diluted		7,326,310	5,274,270

The accompanying notes are an integral part of these financial statements.

ROBINSON AIRCRAFT ULC
STATEMENT OF STOCKHOLDERS’ EQUITY
(EXPRESSED IN CANADIAN DOLLARS)

	Voting A Common Stock		Voting B Common Stock		Voting C Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, May 31, 2021	3,815,926	$3,103,677	1,258,344	$—	200,000	$—	$—	$(2,728,485)	$375,192

Net Loss	—	—	—	—	—	—	—	(1,652,956)	(1,652,956)
Balance, May 31, 2022	3,815,926	$3,103,677	1,258,344	$—	200,000	$—	$—	$(4,381,441)	$(1,277,764)

Stock-based compensation	—	—	—	—	—	—	54,632	—	54,532
Settlement of advances of shareholder	2,196,465	1,979,332	—	—	—	—	—	—	1,979,332
Net Loss	—	—	—	—	—	—	—	(1,169,692)	(1,169,692)
Balance, May 31, 2023	6,012,391	$5,083,009	1,258,344	$—	200,000	$—	$54,632	$(5,551,133)	$(413,492)

The accompanying notes are an integral part of these financial statements.

ROBINSON AIRCRAFT ULC
STATEMENT OF CASH FLOWS
FOR YEARS ENDED MAY 31, 2023 AND 2022
(EXPRESSED IN CANADIAN DOLLARS)

	2023	2022
Operating Activities
Net loss	$(1,169,692)	$(1,652,956)
Adjustments for non-cash items:
Depreciation of property and equipment	20,141	18,585
Operating lease expenses	55,511	21,258
Amortization of finance lease assets	6,805	5,671
Interest on finance lease liabilities	1,266	2,041
Interest on debts	73,063	110
Cash paid for interest	(15,943)	—
Stock-based compensation	54,632	—
Changes in operating assets and liabilities:
Accounts receivable	(15,000)	—
Prepaid expenses	—	75,593
Accounts payable and accrued liabilities	33,514	(69,773)
Operating lease assets and liabilities	(54,262)	(23,757)
Net cash used in operating activities	(1,009,965)	(1,623,228)

Investing Activities
Purchase of property and equipment	—	(44,409)
Payments for research and development	(77,207)	(86,166)
Net cash used in investing activities	(77,207)	(130,575)

Financing Activities
Payments for finance leases	(18,681)	(15,566)
Proceeds from issuance of convertible debentures	1,035,000	50,000
Proceeds from issuance of note payable	300,000	—
Repayment of promissory notes	—	(469,352)
Repayment of short term debt	(5,500)	—
Proceeds from issuance of shareholder loans	—	2,033,739
Net cash provided by financing activities	1,310,819	1,598,821

Net increase (decrease) in cash and cash equivalents	223,647	(154,982)
Cash and cash equivalents, beginning of year	4,322	159,304
Cash and cash equivalents, end of year	$227,969	$4,322

Supplemental Disclosure of Non-cash Activities:
Shareholder loan settled through issuance of common stocks	$1,979,332	$—
Assets obtained through finance leases	$—	$34,025
Liabilities assumed through finance leases	$—	$32,469

The accompanying notes are an integral part of these financial statements.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 1. COMPANY AND NATURE OF BUSINESS

Description of Business

Robinson Aircraft, Inc. (the “Company” or “Horizon”), was incorporated under the Ontario Business Corporations Act on May 21, 2013 with a registered head office at 100 King Street West, Suite 6600, 1 First Canadian Place, Toronto, Ontario, M5X 1B8. The Company has developed and patented unique eVTOL technology that allows it to fly most of the time simply as a normal aircraft.

Amalgamation

On April 13, 2021, the Company completed an amalgamation with Horizon Aircraft Power Systems, Inc., a company incorporated on May 21, 1978 in Ontario Canada with primary business activity as R&D centering on advanced hybrid-electric power system architectures. Pursuant to the amalgamation, the newly amalgamated corporation also named Horizon Aircraft Inc. On April 29, 2021, the Company applied authorization to continue the Company in British Columbia Canada and changed its legal address to Suite 2300, Bentall 5, 550 Burrard Street, Vancouver, British Columbia, Canada V6C 2B5. On May 6, 2021, the Company changed its name to Robinson Aircraft ULC.

Significant Risks and Uncertainties

The Company is in the development stage and is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of products, the need for additional financing to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

Management expects losses and negative cash flows to continue for the foreseeable future, primarily as a result of continued research and development efforts. The Company historically funded its research and development efforts through equity and debt issuances. During the year ended May 31, 2023, the Company had a net loss of $1,169,692 (2022 — $1,652,956). As at May 31, 2023, the Company had negative working capital of $1,242,922 (2022 — negative working capital of $327,626) and an accumulated deficit of $5,551,133 (2022 — $4,381,441). Failure to raise additional funding or generate sufficient positive cash flows from operations in the longer term could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These conditions and the ability to successfully resolve these factors over the next twelve months raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations, and cash flows for the years presented.

Foreign Currency

The Company determined that the Canadian Dollars is the functional currency for its operations. Net gains and losses resulting from foreign currency transactions are included in gain/loss on foreign exchange in the accompanying statement of operations.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (cont.)

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, expenses, and disclosure of contingent assets and liabilities. The most significant estimates are related to the valuation of common stock, deferred development costs, derivative liabilities, and the valuation of and provisions for income taxes and contingencies. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under related circumstances. The estimates form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates.

Fair Value Measurements

Fair value measurements and disclosures describe the fair value hierarchy based on three levels of inputs, of which the first two are considered observable and the last unobservable, that may be used to measure fair value as follows:

Level 1 inputs:	Quoted prices (unadjusted) in active markets for identical assets or liabilities

Level 2 inputs:	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly

Level 3 inputs:	Unobservable inputs that reflect the Company’s own assumptions about the assumptions market participants would use in pricing the asset or liability

The Company’s financial instruments consist of cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities, convertible debts, and derivative liabilities. There were no transfers between Levels 1, 2 and 3 during the years ended May 31, 2023 and 2022.

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The Company’s assessment of the significance of a particular input to the fair value measurement in its entirety requires management to make judgments and consider factors specific to the asset or liability.

The Company classifies its cash equivalents within Level 1 or Level 2 because they are valued using either quoted market prices or inputs other than quoted prices which are directly or indirectly observable in the market, including readily available pricing sources for the identical underlying security which may not be actively traded.

The Company’s convertible debts fall into the Level 2 category within the fair value level hierarchy. The fair value was determined using quoted prices for similar liabilities in active markets, as well as inputs that are observable for the liability (other than quoted prices), such as interest rates that are observable at commonly quoted intervals. As of May 31, 2023 and 2022, the carrying amount of the convertible debts approximated the estimated fair values as the effective interest rate approximates market rates currently available to the Company.

The Company’s derivative liabilities fall into Level 2 category within the fair value level hierarchy. The fair value was determined based on data points other than quoted prices that are observable, either directly or indirectly, such as quotes in a non-active market. The Company determined that the estimated fair value of the derivative liabilities at issuance and as of May 31, 2023 and 2022 were not material based on a scenario-based cash flow model that uses unobservable inputs that reflect the Company’s own assumptions.

As of May 31, 2023, and 2022, the carrying amounts of the cash and cash equivalents, accounts receivable, accounts payable and accrued liabilities approximated the estimated fair values due to the relatively short-term maturities of these instruments.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (cont.)

Concentrations of Credit Risk

Financial instruments that subject the Company to credit risk consist primarily of cash and cash equivalents. The Company maintains its cash deposits primarily with reputable and nationally recognized bank. The Company has not experienced any material losses in such accounts and management believes that the Company is not exposed to significant credit risk due to the financial position of the bank in which the cash and cash equivalents are held.

Embedded Derivatives

The Company accounts for derivative financial instruments as either equity or liabilities in accordance with Accounting Standards Codification (“ASC”) 480, Distinguishing Liabilities from Equity, and ASC 815, Derivatives and Hedging, based on the characteristics and provisions of each instrument. The Company’s convertible debts (Note 7) contain certain features that, in accordance with ASC 815, are not clearly and closely related to the host instrument. Accordingly, we recognized a derivative liability at fair value for this instrument and re-measured its fair value at each reporting period until the features underlying the instrument were exercised, redeemed, cancelled or expired. The Company determined that the estimated fair value of the derivatives at issuance and as of May 31, 2023 and 2022 were not material based on a scenario-based cash flow model that uses unobservable inputs that reflect the Company’s own assumptions. Should the Company’s assessment of the probabilities around these scenarios change, including due to changes in market conditions, there could be a change to the fair value.

Cash and Equivalents

Cash consists of cash on deposit with financial institutions. The Company considers all highly liquid investments with remaining original maturity of three months or less, from the date of purchase, to be cash and cash equivalents. The recorded carrying amount of cash and cash equivalents approximates their fair value.

Property and Equipment

Property and equipment, including leasehold improvements, are recorded at cost less accumulated depreciation and amortization. Maintenance and repair costs are expensed as incurred. Costs which materially improve or extend the lives of existing assets are capitalized. The Company employs a capitalization policy to include assets over $500 and over 1 year of useful life. Depreciation and amortization are recorded using the straight-line method over the estimated useful lives of the assets, generally two years to five years. Leasehold improvements and equipment finances under capital leases are amortized over the shorter of the estimated useful life of the asset or the remaining term of the lease.

Research and Development costs

The research and development costs are accounted for in accordance with ASC 730, Research and Development, which requires all research and development costs be expensed as incurred. However, some costs associated with research and development activities that have an alternative future use will be capitalizable. Accordingly, the Company recognized them as deferred development costs.

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment at least annually or whenever events or changes in circumstances indicate the carrying amount of an asset may not be recoverable. Recoverability of assets is measured by comparing the carrying amount of the asset to future net cash flows expected to be generated by the asset. If the Company determines that the carrying value of the asset may not be recoverable, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. Fair value is determined through various valuation techniques, including discounted cash flow models, quoted market values, and third-party independent appraisals, as considered necessary. The Company did not record any impairment of long-lived assets in 2023 and 2022.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (cont.)

Leases

Effective June 1, 2021, the Company adopted ASU 842 Leases. According to ASC 842, the Company determined if an arrangement is a lease, or contains a lease, at inception. Leases with a term greater than 12 months are recognized on the balance sheet as Right-of-Use (“ROU”) assets and current and long-term operating lease liabilities, as applicable. The Company has elected not to apply the recognition requirements of ASC 842 to leases with terms of 12 months or less. The Company typically includes in its assessment of a lease arrangement an initial lease term and Company’s options to renew the lease when there is reasonable certainty that the Company will renew. The Company monitors its plan to renew its leases no less than on a quarterly basis. In addition, the Company’s lease agreements generally do not contain any residual value guarantees or restrictive covenants.

In accordance with ASC 842, the ROU assets and lease liabilities are recognized based on the present value of the future minimum lease payments over the lease term. As most of the Company’s leases do not provide an implicit rate, the Company uses its incremental borrowing rate (“IBR”), which is the estimated rate the Company would be required to pay for fully collateralized borrowing over the period similar to lease terms, to determine the present value of future minimum lease payments. For lease agreements entered into or reassessed after the adoption of ASC 842, the Company does not combine lease and non-lease components. Variable lease payments are expensed as incurred.

Assumptions made by the Company at the commencement date are re-evaluated upon occurrence of certain events, including a lease modification. A lease modification results in a separate contract when the modification grants the lessee an additional right of use not included in the original lease and when lease payments increase commensurate with the standalone price for the additional right of use. When a lease modification results in a separate contract, it is accounted for in the same manner as a new lease.

Government Grants

The Company receives payments from government entities primarily for research and development deliverables as part of ongoing development of the Company’s technology and future services offering. Under the Company’s accounting policy for government grants received as a payment for research and development services, grants are recognized on a systematic basis over the periods in which these services are provided and are presented as income in the statement of operations. Effective June 1, 2021, the Company adopted ASU 832, Government Assistance and disclosed the transactions with government organizations at Note 13.

Income Taxes

The Company uses the asset and liability method in accounting for income taxes, which requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements. Deferred tax assets and liabilities are recognized for the estimated future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax basis. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Deferred tax expense or benefit is the result of changes in the deferred tax asset and liability. The effect of a change in tax rates on deferred tax assets and liabilities is recognized as deferred tax expense or benefit in the period that includes the enactment date.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (cont.)

The Company recognizes net deferred tax assets to the extent that the Company believes these assets are more likely than not to be realized. In making such a determination, management considers all available positive and negative evidence, including historical operating results, ongoing tax planning, and forecasts of future taxable income on a jurisdiction-by-jurisdiction basis. Based on the level of historical losses, the Company has established a full valuation allowance to reduce its net deferred tax assets to nil.

Stock-Based Compensation

The Company measures and records the expense related to stock-based payment awards based on the fair value of those awards as determined on the date of grant. When the observable market price or volatility that the Company uses to determine grant date fair value does not reflect certain material non-public information known to the Company but unavailable to marketplace participants at the time the market price is observed, the Company determines whether an adjustment to the observable market price is required. The Company recognizes stock-based compensation expense over the requisite service period of the individual grant, generally equal to the vesting period and uses the straight-line method to recognize stock-based compensation, and accounts for forfeitures as they occur. The Company selected the Black-Scholes-Merton (“Black-Scholes”) option pricing model as the method for determining the estimated fair value for stock options and employee stock purchase plan awards. The Black-Scholes model requires the use of highly subjective and complex assumptions, which determine the fair value of share-based awards, including the award’s expected term, expected volatility of the underlying stock, risk-free interest rate and expected dividend yield.

Loss per Share

Basic loss per common share is calculated by dividing the net loss attributable to common stockholders by the weighted-average number of shares of common stock outstanding during the period, without consideration of potentially dilutive securities. Diluted loss per share reflects the dilution that would occur if stock options were exercised or converted into common shares are calculated by dividing net loss applicable to common shares by the sum of the weighted average number of common shares outstanding and all additional common shares that would have been outstanding if potentially dilutive common shares had been issued. The conversion of existing convertible debt instruments into common shares could result in a decrease in loss per share and should be carefully evaluated in assessing the company’s financial performance.

The inclusion of the Company’s stock options in the computation of diluted loss per share would have an anti-dilutive effect on loss per share and are therefore excluded from the computation. Consequently, there is no difference between basic loss per share and diluted loss per share.

Recently Adopted Accounting Pronouncements

New accounting pronouncements are issued periodically by the Financial Accounting Standards Board (“FASB”) and are adopted by the Company as required by the specified effective dates.

In August 2020, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update (“ASU”) 2020-06, Debt-Debt with Conversion and Other Options (ASC 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (ASC 815-40). This ASU simplifies the accounting for convertible instruments and contracts in an entity’s own equity. The guidance also addresses how convertible instruments are accounted for in the diluted earnings per share calculation and requires enhanced disclosures about the terms of convertible instruments and contracts in an entity’s own equity. The guidance in ASU 2020-06 is effective for public business entities for fiscal years beginning after December 15, 2021 with early adoption permitted. The Company adopted the ASU 2020-06 on June 1, 2021. The adoption of this guidance did not have a material impact on the Company’s financial statements.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNT POLICIES (cont.)

In November 2021, the FASB issued ASU 2021-10, Government Assistance (Topic 832): Disclosures by Business Entities about Government Assistance, which requires business entities to provide certain disclosures when they (1) have received government assistance and (2) use a grant or contribution accounting model by analogy to other accounting guidance. The amendments in ASU 2021-10 require the following annual disclosures about transactions with a government that are accounted for by applying a grant or contribution accounting model by analogy: (1) information about the nature of the transactions and the related accounting policy used to account for the transactions; (2) the line items on the balance sheet and income statement that are affected by the transactions, and the amounts applicable to each financial statement line item; and (3) significant terms and conditions of the transactions, including commitments and contingencies. The guidance in ASU 2021-10 is effective for all entities for fiscal years beginning after December 15, 2021 with early adoption permitted. The Company adopted the ASU 2021-10 on June 1, 2021. The adoption did not have a material impact on the Company’s financial statements as majority of Company’s government grants are not accounted under grant or contribution accounting model.

New Accounting Pronouncements Not Yet Adopted

Other recent accounting pronouncements issued, but not yet effective, are not expected to be applicable to the Company or have a material effect on the consolidated financial statements upon future adoption.

Subsequent Events

Management has evaluated subsequent events through September 12, 2023, the date the financial statements were available to be issued. See Note 16.

NOTE 3. PROPERTY AND EQUIPMENT

Property and equipment consist of the following:

	May 31, 2023	May 31, 2022
Computer Equipment	$36,705	$36,705
Leasehold Improvements	9,666	9,666
Plane	1,084	1,084
Tools & Equipment	27,167	27,167
Vehicles	16,000	16,000
	90,622	90,622
Accumulated depreciation	(38,726)	(18,585)
Property and equipment, net	$51,896	$72,037

Depreciation expense of property and equipment for the years ended May 31, 2023 was $20,141 (2022 — $18,585).

NOTE 4. LEASES

The Company entered into multiple lease agreements for the use of certain property and equipment under operating leases and a finance lease, respectively. Property leases include hangars, storage, offices and other space. Under the terms of the agreements, the Company is responsible for certain insurance, property taxes and maintenance expenses. These expenses are variable and are not included in the measurement of the lease asset or lease liability. These expenses are recognized as variable lease expense when incurred and are not material.

The Company records the initial right-to-use asset and lease liability at the present value of lease payments scheduled during the lease term. Unless the rate implicit in the lease is readily determinable, the Company discounts the lease payments using an estimated incremental borrowing rate at the time of lease commencement. The Company estimates the incremental borrowing rate based on the information available at the lease commencement date, including the rate the Company could borrow for a similar amount, over a similar lease term with similar collateral. The Company’s weighted-average discount rate for operating and finance leases commenced during the years ended May 31, 2023 and 2022 was 10%.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 4. LEASES (cont.)

One of the Company’s operating leases include a rental escalation clause that involves the use of a rate index that is unknown at lease inception, so it’s not factored into the determination of lease payments. The escalated portion of rental is not material and would be recognized as variable lease expense when incurred. One of the Company’s operating leases includes fixed annual increases over the thee (3) year lease term that is factored into the lease payment schedule. The Company’s finance lease includes an unconditional purchase option at the end of lease term which was factored into the determination of lease payments. None of the operating or finance leases include renewal options or termination options.

Operating lease expense is recognized on a straight-line basis over the lease term. The weighted-average remaining lease term is 3.6 years and 2.7 years as of May 31, 2023 and 2022, respectively.

Finance lease asset is amortized over the useful life of the underlying asset and finance lease liability is accreted using effective interest rate. The remaining lease term is 1.2 years and 0.2 years as of May 31, 2023 and 2022, respectively.

Leasehold improvements follow the same policy as property and equipment which are recorded at cost less accumulated depreciation and amortization. Maintenance and repair costs are expensed as incurred. The Company employs a capitalization policy to include assets over $500 and over 1 year of useful life. The useful life of leasehold improvements are not to exceed the term of the lease.

Supplemental balance sheet information related to leases was as follows:

	May 31, 2023	May 31, 2022
Operating Leases
Assets
Operating lease assets	$120,661	$162,015

Liabilities
Operating lease liabilities, current	$45,875	$40,105
Operating lease liabilities, non-current	73,536	119,411
Total operating lease liabilities	$119,411	$159,516

Finance Leases
Assets
Finance lease assets	$34,025	$34,025
Accumulated depreciation	(12,476)	(5,671)
Finance lease assets, net	$21,549	$28,354

Liabilities
Finance lease liabilities, current	$3,085	$17,415
Finance lease liabilities, non-current	—	3,085
Total finance lease liabilities	$3,085	$20,500

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 4. LEASES (cont.)

Maturities of lease liabilities as of May 31, 2023 were as follows:

	5/31/2023
	Operating Leases	Finance Leases
2024	$55,761	$3,124
2025	48,761	—
2026	24,011	—
2027	8,004	—
2028	—	—
2029 and thereafter	—	—
Total Undiscounted Lease Payments	$136,537	$3,124
Less Imputed Interest	(17,126)	(39)
Total Lease Liabilities	$119,411	$3,085

Lease Costs

The table below presents certain information related to the lease costs for the year ended May 31, 2023 and 2022:

	May 31, 2023	May 31, 2022
Operating Leases	$55,511	$21,258

Finance Leases
Amortization of lease assets	6,805	5,671
Interest on lease liabilities	1,266	2,042

Other Lease Costs
Short-term lease cost	9,200	44,630
Variable lease cost	786	1,596
Total lease costs	$73,568	$75,197

NOTE 5. ACCOUNTS PAYABLE AND ACCRUED LIABILITIES

Accounts payable and accrued liabilities consisted of the following:

	May 31, 2023	May 31, 2022
Accounts payable	$186,560	$159,908
Government remittance	(14,456)	(23,233)
Accrued salaries, wages and benefits	48,237	50,152
Accounts payable and accrued liabilities	$220,341	$186,827

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 6. PROMISSORY NOTE PAYABLE

On October 19, 2022, the Company issued a Promissory Note in the principal amount of $300,000. The Promissory Note will be matured on October 18, 2027 and bears interest at a rate of 9.7% per annum and calculated monthly. The Promissory is securitized by certain patents of the Company.

During the year ended May 31, 2023, the Company recorded and paid interest expenses of $15,943 (2022 — $nil). As at May 31, 2023, the current portion of the Promissory Note was $36,869 while the long term portion was $263,131. The Promissory Note will be repaid on monthly basis, with interest only payments until October 15, 2023 and blended payments of $7,576 afterwards. The Promissory Note is fully open and repayable at any time without penalty or notice.

NOTE 7. CONVERTIBLE PROMISSORY NOTES

In May 2022, the Company approved the issuance of a series of convertible promissory notes (collectively, the “Notes”) with one year maturity term and simple interest on the outstanding principal amount from the date of issuance until payment in full, which interest shall be payable at the rate of 10% per annum.

On or before the date of the repayment in full of the Notes, in the event that the Company issues and sells shares of its equity securities to investors (the “Investors”) in gross proceeds at least $2,000,000 (including the conversion of the Notes and other debt) (a “Qualified Financing”), the outstanding principal and unpaid accrued interest balance of the Notes shall automatically convert in common shares at a conversion price equal to the lesser of (i) 80% of the per share price paid by the Investors or (ii) the price equal to the quotient of $15,000,000 divided by the aggregate number of outstanding common shares of the Company as of immediately prior to the initial closing of the Qualified Financing and otherwise on the same terms and conditions as given to the Investors.

If the Notes have not been previously converted pursuant to a Qualified Financing, then the holders of the Notes may elect by giving five days’ notice (the “Voluntary Conversion Date”) to convert the Notes and any unpaid accrued interest thereon into common shares of the Company (the “Voluntary Conversion”) at a conversion price equal to the quotient of$12,000,000 divided by the aggregate number of outstanding common shares of the Company as of the Voluntary Conversion Date.

During the year ended May 31, 2023, the Company issued numerous convertible promissory notes in the amount of $1,035,000 (2022 — $50,000)

The following table presents the principal amounts and accrued interests of the convertible promissory notes:

	Principal	Accrued interest	Total
Issuance of debt	$50,000	$—	$50,000
Accrued interest	—	110	110
Balance as May 31, 2022	50,000	110	50,110
Issuance of debt	1,035,000	—	1,035,000
Accrued interest	—	57,120	57,120
Balance as May 31, 2023	$1,085,000	$57,340	$1,142,340

The conversion features of the Notes are not clearly and closely related to the Notes and should be recognized as derivative liabilities. The Company determined that the estimated fair value of the derivative liabilities at issuance date and as of May 31, 2023 and 2022 were not material by using cash flow model that based on the inputs of the Company, and resulted $nil value was allocated to the derivative liabilities.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 8. ADVANCES FROM SHAREHOLDER

During the year ended May 31, 2022, the Company’s sole shareholder Astro Aerospace Ltd (“Astro”), a public company, advanced cash to the Company to funding its working capital requirements.

As at May 31, 2022, the outstanding balance for the loans from shareholder was $1,979,332. On June 24th, 2022, the advances from shareholder were fully settled by issuance of 2,196,465 class A common shares of the Company to Astro (Note 10).

NOTE 9. SHORT TERM DEBT

During the year ended May 31, 2022, the Company’s directors advanced cash to the Company. The cash advances were unsecured, non-interest bearing and paid off as at May 31, 2023.

NOTE 10. COMMON STOCK

The Company had an unlimited number of shares of common stock, issuable in one or more series, authorized and available to issue for purposes of satisfying the future grant of common stock options, and for purposes of any future business acquisitions and transactions as follows:

●	Unlimited number of voting A common stock with no par value

●	Unlimited number of voting B common stock with no par value

●	Unlimited number of non-voting common stock with no par value

On May 28, 2021, Astro acquired all the outstanding common shares of the Company, in exchange for 5,000,000 common shares of Astro (the “Astro Acquisition”) to the original shareholders of the Company (the “Horizon shareholders”). Pursuant to the Astro Acquisition, Astro became the sole shareholder of the Company.

On June 24th, 2022, the Horizon shareholders acquired 100% of the outstanding common shares of the Company back from Astro, in exchange for the transfer the 5,000,000 common shares of Astro back to Astro (the “Privatization”). Pursuant to the Privatization transaction, the Company issued 2,196,465 Voting A Common Shares to Astro representing 30% of the issued and outstanding capitalization of the Company to settle the advances from shareholder at amount of $1,979,332 (Note 8).

NOTE 11. STOCK OPTIONS

In August 2022, the Company established a Stock Option Plan (the “Option Plan”), under which the Board of Directors may from time to time, in its discretion, grant stock options to directors, officers, consultants and employees of the Company.

During the year ended May 31, 2023, the Company granted 693,265 options (2022 — nil) to directors and shareholders with exercise price is $0.76 per shares. These options will vest and become exercisable over three years. The Company estimates the fair value of stock options on the date of grant using the Black-Scholes option-pricing model with the following assumptions: share price $0.30; Expected volatility 85%; risk-free interest rate 2.8%; expected life five years; and forfeiture rate 0%.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 11. STOCK OPTIONS (cont.)

A summary of stock option activity for the year ended May 31, 2023 and 2022 is as follows:

Stock Options Activity	Number of Options outstanding	Number of Options exercisable	Weighted- Average Exercise Price per share	Weighted- Average Life Remaining (in years)
Balance, May 31, 2021 & 2022	—	—	—	—
Options granted	693,265	—	0.76	7.15
Balance, May 31, 2023	693,265	0	0.76	7.15

During the year ended May 31, 2023, the Company granted 693,265 stock options with fair value of $141,795 and recorded stock-based compensation expenses of $54,632 (2022 — $nil).

NOTE 12. TERM LOAN

In May 2020, the Company received a $40,000 line of credit (“CEBA LOC”) under the Canada Emergency Business Account (“CEBA”) program funded by the Government of Canada. The CEBA LOC is non-interest bearing and can be repaid at any time without penalty. On January 1, 2021, the outstanding balance of the CEBA LOC automatically converted to a 2-year interest-free term loan (“CEBA Term Loan”). The CEBA Term Loan may be repaid at any time without notice or the payment of any penalty. If the CEBA Term Loan is repaid on or before December 31, 2023, the repayment of up to 33% of such CEBA Term Loan would be forgiven. If the CEBA Term Loan remains outstanding after December 31, 2023, interest will be accrued at 5% per annum starting on January 1, 2024, and only interest payments are required until full principal is due on December 31, 2025. The frequency of interest payment would be determined by the financial institution that issued the loan.

NOTE 13. GOVERNMENT GRANTS

DAIR Green Fund

In November 2022, the Company entered into a funding agreement with Downsview Aerospace Innovation & Research Centre (“DAIR”). In June 2022, DAIR entered into a Contribution Agreement with Federal Economic Development Agency for Southern Ontario to launch a Green Fund to financially support projects led by small and medium size enterprises. DAIR selected the Company with a project on the Engineering Design of a Hybrid Power System Novel Power Distribution Scheme. The funding to the Company is $75,000, in which $50,000 has been funded to the Company as at May 31, 2023 and $15,000 will be invoiced in August, 2023. The final payment of $10,000 will be held back upon successful reporting to DAIR on the project.

Air Force Grant

In January 2022, the Company entered into a Market Research Investment Agreement (the “Agreement”) with Collaboration.Ai, a company is engaged with the United States Operations command and the U.S. Air Force to administer selection and awards for the AFWERX Challenge Phase 1 program to foster innovation within the services. According to the Agreement, the Company will provide research, development, design, manufacturing, services, support, testing, integration and parts/components in aid of delivery of market research in accordance with one or more Statements of Work or Market Research Plans. The terms of this Phase 1 agreement are fulfilled and the Company has received funding as per the program terms.

ROBINSON AIRCRAFT ULC
NOTES TO FINANCIAL STATEMENTS
MAY 31, 2023
(EXPRESSED IN CANADIAN DOLLARS)

NOTE 14. RELATED PARTY TRANSACTIONS

The following are related party transactions during the years ended May 31, 2023 and 2022 not disclosed elsewhere in the financial statements.

	2023	2022
Salaries to officers	$534,023	$530,930
Reimbursed Expenses to officers	$8,013	$32,955

During the year ended May 31, 2023, the Company issued $100,000 (2022 — $nil) convertible promissory notes to its directors.

During the year ended May 31, 2023, the Company issued 523,500 (2022 — nil) options to its directors and recorded $41,254 stock-based compensation expenses accordingly.

NOTE 15. INCOME TAXES

The following table reconciles income taxes calculated at the applicable tax rates of 27% (2022 — 27%) with the income tax expenses /recovery in the financial statements. The applicable tax rate is based on the Federal and British Columbia statutory rates.

	2023 ($)	2022 ($)
(Loss) before income taxes	(1,184,692)	(1,652,955)
Expected income tax recovery based on statutory	(320,000)	(446,000)
Non-deductible items	11,000	—
Changes in Permanent differences	309,000	446,000
Income tax	—	—

The Company claims scientific research and experimental development (“SR&ED”) deductions and related investment tax credits (“ITC”) based on management’s interpretation of the applicable legislation in the Income Tax Act of Canada. These claims are subject to audit by the Canada Revenue Agency (“CRA”) and any adjustments that results could affect ITC recorded in the financial statements. In the opinion of management, the treatment of SR&ED for income tax purposes is appropriate. During the year ended May 31, 2023, the Company recognized -$14,113 (2022 — $110,114) of ITC which were included in other income.

Significant components of the Company’s net deferred tax assets as of May 31, 2023 and 2022 are as follows:

	2023	2022
Non-capital losses carry forwards	$801,621	$485,804
ROU	(32,578)	(42,934)
Lease Obligation	(20,688)	(15,243)
Equipment	(14,012)	(9,295)
Valuation allowance	(734,343)	(418,332)
Total	$—	$—

At May 31, 2023, the Company had non-capital losses of approximately $2,969,000 (2022 — $1,799,000) and deferred development costs of $972,000 (2022 — $895,000). The non-capital losses are available to carryforward and reduce future taxable income. These losses will expire between 2041 to 2043.

NOTE 16. SUBSEQUENT EVENTS

On July 24, 2023 the Company raised a further $300,000 of funding through a convertible note from existing investor Kawartha Lakes Business Community Development Corp.

On August 15, 2023 the Company has executed a definitive Business Combination Agreement with Pono Capital Three Inc. intending to raise additional funds through a NASDAQ-listed SPAC with an intent to close the transaction in Q4 2023 or Q1 2024. This fundraising will incur significant legal and accounting expenses.

Robinson Aircraft Ltd.

Condensed Interim Balance Sheet

As at November 30, 2023 and May 31, 2023

(Unaudited - Expressed in Canadian Dollars)

		November 30, 2023	May 31, 2023
			(Audited)
ASSETS
Current Assets
Cash and cash equivalents		$5,878,503	$227,969
Accounts receivable	9	267,262	15,000
Prepaid expenses		92,933	2,509
Total current assets		6,238,698	245,478

Property and equipment, net	3	107,135	51,896
Operating lease assets	4	97,166	120,661
Finance lease assets	4	-	21,549
Deferred development costs		1,026,976	971,991
TOTAL ASSETS		$7,469,975	$1,411,575

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities
Accounts payable and accrued liabilities	5	$366,406	$220,341
Term loan	14	40,000	40,000
Current portion of operating lease liabilities	4	48,983	45,875
Current portion of finance lease liabilities	4	-	3,085
Convertible debentures	7	-	1,142,230
Current portion of promissory note payable	6	-	36,869
Short-term debt	9	225,000	-
Convertible notes payable	8	6,767,918	-
Total current liabilities		7,448,307	1,488,400

Promissory note payable	6	-	263,131
Operating lease liabilities	4	48,184	73,536
Total Liabilities		7,496,491	1,825,067

Stockholders’ Equity
Common stock: no par value; unlimited authorized; 6,012,391 Voting A, 1,775,876 Voting B and 200,000 Non-voting common stocks issued and outstanding	11	6,579,450	5,083,009
Additional paid-in capital	12	101,398	54,632
Accumulated deficit		(6,707,364)	(5,551,133)
Total Stockholders’ Equity		(26,516)	(413,492)
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY		$7,469,975	$1,411,575

The accompanying notes are an integral part of these financial statements.

Robinson Aircraft Ltd.

Condensed Interim Statement of Operations

For the Three and Six Months Ended November 30, 2023 and 2022

(Unaudited - Expressed in Canadian Dollars)

		Three Months Ended November 30,		Six Months Ended November 30,
		2023	2022	2023	2022
Operating Expenses
Salaries, wages and benefits		$142,517	$89,298	$221,088	$196,576
Professional fees		290,422	45,389	380,515	59,326
Depreciation and amortization	3, 4	13,825	8,438	20,562	15,175
Research and development		219,033	160,816	364,252	359,320
General and administrative expenses		125,007	46,458	171,296	79,076
Stock-based compensation	12	33,347	22,747	46,766	29,287
Total operating expenses		824,151	373,146	1,204,479	738,760

Operating Loss		(824,151)	(373,146)	(1,204,479)	(738,760)

Other Income (Expense)
Grant income	15	-	-	-	235,434
Other income	9	229,197	5,000	229,197	(9,113)
Interest expenses	4, 6, 7, 8	(142,464)	(17,020)	(180,421)	(22,477)
(Gain)/loss on foreign exchange		(2,396)	-	(529)	-
Loss Before Income Taxes		(739,814)	(385,166)	(1,156,232)	(534,916)

Tax credits recovery/(expense)		-	-	-	-
Net Loss		$(739,814)	$(385,166)	$(1,156,232)	$(534,916)

Net loss per share, basic and diluted	13	$(0.10)	$(0.05)	$(0.15)	$(0.07)
Weighted-average common shares outstanding, basic and diluted		7,641,350	7,470,735	7,555,576	7,182,674

The accompanying notes are an integral part of these financial statements.

Robinson Aircraft Ltd.

Condensed Interim Statement of Stockholders’ Equity

For the Three and Six Months Ended November 30, 2023 and 2022

(Unaudited - Expressed in Canadian Dollars)

		Voting A		Voting B		Non-Voting		Additional
		Common Stock		Common Stock		Common Stock		Paid-In	Accumulated
		Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total
Balance, May 31, 2022		3,815,926	$3,103,677	1,258,344	$-	200,000	$-	$-	$(4,381,441)	$(1,277,764)

Settlement of advances from shareholder	10	2,196,465	1,979,332	-	-	-	-	-	-	1,979,332
Stock-based compensation	12	-	-	-	-	-	-	6,540	-	6,540
Net Loss		-	-	-	-	-	-	-	(149,751)	(149,751)
Balance, August 31, 2022		6,012,391	$5,083,009	1,258,344	$-	200,000	$-	$6,540	$(4,531,192)	$558,357

Stock-based compensation	12	-	-	-	-	-	-	16,207	-	16,207
Net Loss		-	-	-	-	-	-	-	(385,166)	(385,166)
Balance, November 30, 2022		6,012,391	$5,083,009	1,258,344	$-	200,000	$-	$22,747	$(4,916,358)	$189,398

Balance, May 31, 2023		6,012,391	$5,083,009	1,258,344	$-	200,000	$-	$54,632	$(5,551,133)	$(413,492)

Stock-based compensation	12	-	-	-	-	-	-	13,419	-	13,419
Net Loss		-	-	-	-	-	-	-	(416,417)	(416,417)
Balance, August 31, 2023		6,012,391	$5,083,009	1,258,344	$-	200,000	$-	$68,051	$(5,967,550)	$(816,490)

Stock-based compensation	12	-	-	-	-	-	-	33,347	-	33,347
Conversion of Convertible Debentures	7	-	-	517,532	1,496,441	-	-	-	-	1,496,441
Net Loss		-	-	-	-	-	-	-	(739,814)	(739,814)
Balance, November 30, 2023		6,012,391	$5,083,009	1,775,876	$1,496,441	200,000	$-	$101,398	$(6,707,364)	$(26,516)

The accompanying notes are an integral part of these financial statements.

Robinson Aircraft Ltd.

Condensed Interim Statement of Cash Flows

For the Six Months Ended November 30, 2023 and 2022

(Unaudited - Expressed in Canadian Dollars)

	Six Months Ended November 30,
	2023	2022
Operating Activities
Net loss	$(1,156,232)	$(534,916)
Adjustments for non-cash items:
Depreciation of property and equipment	19,428	15,164
Operating lease expenses	27,756	27,997
Amortization of finance lease assets	1,134	3,969
Interest on finance lease liabilities	39	849
Stock-based compensation	46,766	29,287
Changes in operating assets and liabilities:
Accounts receivable	(252,262)	-
Prepaid expenses	(90,424)	(990)
Interest on debts, net of cash paid	113,150	21,628
Accounts payable and accrued liabilities	32,917	(14,171)
Operating lease assets and liabilities	(26,915)	(27,248)
Net cash used in operating activities	(1,284,643)	(478,432)

Investing Activities
Purchase of property and equipment	(54,252)	-
Payments for research and development	(54,985)	(5,707)
Net cash used in investing activities	(109,237)	(5,707)

Financing Activities
Payments for finance leases	(2,715)	(9,340)
Proceeds from issuance of convertible debentures	7,122,129	934,890
Repayment of notes payable, net	(75,000)	-
Repayment of shareholder loans	-	(5,500)
Net cash provided by financing activities	7,044,414	920,050

Net increase in cash and cash equivalents	5,650,534	435,911
Cash and cash equivalents, beginning of period	227,969	4,322
Cash and cash equivalents, end of period	$5,878,503	$440,233

Supplemental Cash Flow Information:
Conversion of Convertible Debentures	$1,496,441	$-
Taxes paid	$-	$-
Interest paid	$14,649	$39,063
Addition to property and equipment through exercising finance lease purchase option	$20,415	$-

The accompanying notes are an integral part of these financial statements.

Robinson Aircraft Ltd.

Notes to Condensed Interim Financial Statements

For the Three and Six Months Ended November 30, 2023 and 2022

(Unaudited - Expressed in Canadian Dollars)

1.	Company and Nature of Business

Description of Business

Robinson Aircraft, Ltd. (the “Company” or “Horizon”), was incorporated under the Ontario Business Corporations Act on May 21, 2013 with a registered head office at 100 King Street West, Suite 6600, 1 First Canadian Place, Toronto, Ontario, M5X 1B8. The Company has created and patented a unique hybrid electric vertical take-off and landing (“eVTOL”) technology that is currently in development.

Amalgamation

On April 13, 2021, the Company completed an amalgamation with Horizon Aircraft Power Systems, Inc., a company incorporated on May 21, 1978 in Ontario, Canada with primary business activity of advanced hybrid-electric power system architectures. Pursuant to the amalgamation, the newly amalgamated corporation was named Horizon Aircraft Inc. On April 29, 2021, the Company applied authorization to continue the Company in British Columbia Canada and changed its legal address to Suite 2300, Bentall 5, 550 Burrard Street, Vancouver, British Columbia, Canada, V6C 2B5. The Company also modified its name to Robinson Aircraft, Ltd.

Significant Risks and Uncertainties

The Company is currently in a development stage and is subject to a number of risks similar to those of other companies of similar size in its industry, including, but not limited to, the need for successful development of its technology and products, the need for additional financing to fund operating losses, competition from substitute products and services from larger companies, protection of proprietary technology, patent litigation, dependence on key individuals, and risks associated with changes in information technology.

Management expects losses and negative cash flows to continue for the foreseeable future, primarily as a result of continued research and development efforts. The Company historically funded its research and development efforts through equity and debt issuances. During the three months ended November 30, 2023, the Company had a net loss of $739,814 (November 30, 2022 - $385,166). As at November 30, 2023, the Company had working capital deficiency of $984,609 (May 31, 2023 – $1,242,922) and an accumulated deficit of $6,707,364 (May 31, 2023 - $5,551,133). Failure to raise additional funding or generate sufficient positive cash flows from operations in the longer term could have a material adverse effect on the Company’s ability to achieve its intended business objectives. These conditions and the ability to successfully resolve these factors over the next twelve months raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these uncertainties.

Robinson Aircraft Ltd.

Notes to Condensed Interim Financial Statements

For the Three and Six Months Ended November 30, 2023 and 2022

(Unaudited - Expressed in Canadian Dollars)

2.	Summary of Significant Accounting Policies

Basis of Presentation

The financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and include all adjustments necessary for the fair presentation of the Company’s financial position, results of operations, and cash flows for the years presented. The accounting policies of the Company are the same as those set forth in the condensed audited financial statements for the year ending May 31, 2023. These financial statements should be read together with those condensed audited financial statements for the year ending May 31, 2023 and are not necessarily indicative of future results.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, expenses, and disclosure of contingent assets and liabilities. The most significant estimates are related to the valuation of common stock, deferred development costs, derivative liabilities, and the valuation of and provisions for income taxes and contingencies. These estimates and assumptions are based on current facts, historical experience and various other factors believed to be reasonable under related circumstances. The estimates form the basis for making judgments about the carrying values of assets and liabilities and the recording of expenses that are not readily apparent from other sources. Actual results may differ materially and adversely from these estimates. In the opinion of management, these financial statements include all adjustments and accruals, consisting of typical recurring adjustments that are necessary for a fair statement of the results of all interim periods reported herein.

Significant Accounting Policies

The significant accounting policies used in the preparation of these condensed interim financial statements are consistent with the significant accounting policies of the Company’s annual audited financial statements for the year ended May 31, 2023.

3.	Property and equipment

Property and equipment consist of the following:

	November 30, 2023	May 31, 2023
Computer Equipment	$49,694	$36,705
Leasehold Improvements	9,666	9,666
Plane	1,084	1,084
Tools & Equipment	48,202	27,167
Website Development	40,643	-
Vehicles	16,000	16,000
	165,289	90,622
Accumulated depreciation	(58,154)	(38,726)
Property and equipment, net	$107,135	$51,896

The Company’s finance lease ended during the six months ended November 30, 2023. The Company exercised the permitted purchase option and recorded an addition to tools and equipment in the amount of $20,415 (November 30, 2022 - $nil).

Depreciation expense of property and equipment for the three and six months ended November 30, 2023 was $13,825 and $19,428 (November 30, 2022 - $10,129 and $15,164), respectively.

Robinson Aircraft Ltd.

Notes to Condensed Interim Financial Statements

For the Three and Six Months Ended November 30, 2023 and 2022

(Unaudited - Expressed in Canadian Dollars)

4.	Leases

The Company entered into multiple lease agreements for the use of certain property and equipment under operating and finance leases. Property leases include hangars, storage, offices, and other space. All of the Company’s leases have fixed rent payments and lease terms of 5 years. Under the terms of the lease agreements, the Company is responsible for certain insurance, property taxes and maintenance expenses. These expenses are variable and are not included in the measurement of the lease asset or lease liability. These expenses are recognized as variable lease expenses when incurred and are not significant.

The Company records the initial right-to-use asset and lease liability at the present value of lease payments scheduled during the lease term. Unless the rate implicit in the lease is readily determinable, the Company discounts the lease payments using an estimated incremental borrowing rate at the time of lease commencement. The Company estimates the incremental borrowing rate based on the information available at the lease commencement date, including the rate the Company could borrow for a similar amount, over a similar lease term with similar collateral. The Company’s weighted-average discount rate for operating and finance leases commenced during the years ended May 31, 2023 and 2022 was 10%.

One of the Company’s operating leases includes a rental escalation clause that involves the use of a rate index that is uncertain at lease inception. Accordingly, it’s not factored into the determination of lease payments. The escalated portion of rental is not significant and would be recognized as a variable lease expense when incurred. The Company’s finance lease included an unconditional purchase option at the conclusion of the lease term which was incorporated into the determination of lease payments. The Company does not have any leases that include renewal or termination options.

During the six months ended November 30, 2023, the Company’s finance lease expired, and a purchase option was exercised. The carrying value of the finance lease asset of $20,415 was transferred to property and equipment.

Operating lease expense is recognized on a straight-line basis over the lease term. The weighted-average remaining lease term is 2 years as of November 30, 2023.

Finance lease assets are amortized over the useful life of the underlying asset and finance lease liability is accreted using the effective interest rate. As of November 30, 2023 the finance lease has concluded.

Supplemental balance sheet information related to the Company’s leases is as follows:

	November 30, 2023	May 31, 2023
Operating Leases
Assets
Operating lease assets	$97,166	$120,661

Liabilities
Operating lease liabilities, current	$48,983	$45,875
Operating lease liabilities, non-current	48,184	73,536
Total operating lease liabilities	$97,166	$119,411

Finance Leases
Assets
Finance lease assets	$-	$34,025
Accumulated depreciation	-	(12,476)
Finance lease assets, net	$-	$21,549

Liabilities
Finance lease liabilities, current	$-	$3,085
Finance lease liabilities, non-current	-	-
Total finance lease liabilities	$-	$3,085

Robinson Aircraft Ltd.

Notes to Condensed Interim Financial Statements

For the Three and Six Months Ended November 30, 2023 and 2022

(Unaudited - Expressed in Canadian Dollars)

Maturities of lease liabilities as of November 30, 2023 were as follows:

As of Nov 30, 2023
Operating Leases
2024	$28,006
2025	48,761
2026	24,011
2027	8,004
2028	-
2029 and thereafter	-
Total Undiscounted Lease Payments	$108,782
Less: Imputed Interest	(11,616)
Total Lease Liabilities	$97,166

Lease Costs

The table below presents certain information related to the lease costs for the three and six months ended November 30, 2023 and 2022:

	Three Months Ending		Six Months Ending
	November 30, 2023	November 30, 2022	November 30, 2023	November 30, 2022
Operating lease cost	$12,587	$13,635	$26,465	$27,512

Finance Leases
Amortization of lease assets	-	1,701	1,134	3,402
Interest on lease liabilities	-	478	39	956

Other Lease Costs
Short-term lease cost	1,625	2,025	3,250	4,050
Variable least cost	334	116	668	232
Total lease costs	$14,546	$17,955	$31,556	$36,152

5.	Accounts Payable and Accrued Liabilities

Accounts payable and accrued liabilities consisted of the following:

	November 30, 2023	May 31, 2023
Accounts payable	$187,811	$186,560
Government remittance	-	(14,456)
Accrued salaries, wages and benefits	178,595	48,237
Accounts payable and accrued liabilities	$366,406	$220,341

6.	Promissory Note

On October 19, 2022, the Company issued a Promissory Note in the principal amount of $300,000. The Promissory Note was to mature on October 18, 2027 and bore interest at a rate of 9.7% per annum. The Promissory was securitized by certain patents of the Company. The Promissory Note was being repaid on a monthly basis, with interest only payments until October 15, 2023 and blended payments of $7,576 thereafter.

During the three and six months ended November 30, 2023, the Company recorded and paid interest expenses of $7,335 and $14,610 (November 30, 2022 - $2,950 and $2,950), respectively. The Company repaid the loan in its entirety including all accrued interest on November 9, 2023.

Robinson Aircraft Ltd.

Notes to Condensed Interim Financial Statements

For the Three and Six Months Ended November 30, 2023 and 2022

(Unaudited - Expressed in Canadian Dollars)

7.	Convertible Promissory Notes

In May 2022, the Company approved the issuance of a series of convertible promissory notes (collectively, the “Notes”) carrying a one-year term with interest on the outstanding principal amount from the date of issuance accrued at the rate of 10% per annum.

On or before the date of the repayment in full of the Notes, in the event the Company issues shares of its equity securities to investors (the “Investors”) in gross proceeds at least $2,000,000 (a “Qualified Financing”), the outstanding principal and unpaid accrued interest balance of the Notes would convert into common shares at a conversion price equal to the lesser of (i) 80% of the per share price paid by the Investors; and (ii) a price equal to $15,000,000 divided by the aggregate number of outstanding common shares of the Company immediately prior to the closing of the Qualified Financing on the same terms and conditions as provided to the Investors.

If the Notes had not been previously converted pursuant to a Qualified Financing, the holders of the Notes could elect by giving five days’ notice (the “Voluntary Conversion Date”) to convert the Notes and any unpaid accrued interest thereon into common shares of the Company (the “Voluntary Conversion”) at a conversion price equal to the quotient of $12,000,000 divided by the aggregate number of outstanding common shares of the Company as of the Voluntary Conversion Date.

During the year ended May 31, 2023, the Company issued convertible promissory notes in the amount of $1,035,000 (2022 - $50,000).

During the six months ended November 30, 2023, the Company issued an additional convertible promissory note in the amount of $300,000, with the same terms as the previously issued convertible promissory notes.

The following table presents the principal amounts and accrued interest of the convertible promissory notes as of November 30, 2023:

	Principal	Accrued interest	Total
Balance as May 31, 2022	$50,000	$110	$50,110
Issuance of debt	1,035,000	-	1,035,000
Accrued interest	-	57,120	57,120
Balance as May 31, 2023	$1,085,000	$57,230	$1,142,230
Issuance of debt	300,000	-	300,000
Accrued interest	-	54,211	54,211
Conversion to shareholders equity	(1,385,000)	(111,441)	(1,496,441)
Balance as November 30, 2023	$-	$-	$-

The conversion features of the Notes were not clearly and closely related to the Notes and should be recognized as derivative liabilities. The Company determined that the estimated fair value of the derivative liabilities were not material by using a cash flow model based on the inputs of the Company, and the resulting $nil value was allocated to the derivative liabilities.

In October 2023, the Company completed a Qualified Financing and based on the terms of the Notes all Convertible Promissory notes were converted into 517,532 common shares at of the Company.

Robinson Aircraft Ltd.

Notes to Condensed Interim Financial Statements

For the Three and Six Months Ended November 30, 2023 and 2022

(Unaudited - Expressed in Canadian Dollars)

8.	Convertible Notes Payable

In October 2023, the Company received $6,700,000 in exchange for convertible notes payable bearing interest at 10% per annum. These convertible notes convert into common shares in the event the Company raised in excess of US $5,000,000 or successfully lists its securities on a public stock exchange. The convertible notes payable converted into common stock of the Company in January 2024.

The Company recorded $67,918 of interest expenses related to these convertible notes payable during the three and six months ended November 30, 2023 (2022 – nil).

9.	Scientific Research and Experimental Development

In July 2023, in connection with the year ending May 31, 2023, the Company filed an application for Scientific Research and Experimental Development (“SRED”) credits with the Canadian federal government in the amount of $229,197. This amount is included in Other Receivables as of November 30, 2023 and was received in December 2023.

In September 2023, the Company obtained a loan of $225,000 bearing interest at 14% per annum, compounded monthly. The loan was secured by the future SRED refund and all property of the Company. The Company repaid the loan in its entirety on December 19, 2023.

10.	Advances from Shareholder

As at May 31, 2022, an outstanding balance for loans from shareholders was $1,979,332. On June 24th, 2022, the advances from shareholders were fully settled by issuance of 2,196,465 class A common shares of the Company.

11.	Common Stock

The Company has an unlimited number of shares of common stock, issuable in one or more series, authorized and available to issue for purposes of satisfying the future grant of common stock options, and for purposes of any future business acquisitions and transactions as follows:

−	Unlimited number of voting A common stock with no par value

−	Unlimited number of voting B common stock with no par value

−	Unlimited number of non-voting common stock with no par value

12.	Stock Options

In August 2022, the Company established a Stock Option Plan (the “Option Plan”), under which the Board of Directors may, from time-to-time, in its discretion, grant stock options to directors, officers, consultants and employees of the Company.

During the year ended May 31, 2023, the Company granted 693,265 options (2022 – nil) with an exercise price of $0.76 per shares. These options vest in equal tranches over a period of three years. The Company estimated the fair value of the stock options on the date of grant using the Black-Scholes option-pricing model with the following assumptions: share price $0.30; expected volatility 85%; risk-free interest rate 2.8%; expected life five years; and forfeiture rate 0%.

Robinson Aircraft Ltd.

Notes to Condensed Interim Financial Statements

For the Three and Six Months Ended November 30, 2023 and 2022

(Unaudited - Expressed in Canadian Dollars)

A summary of stock option activity for the six months ended November 30, 2023 is as follows:

Stock Options Activity	Number of Options outstanding	Number of Options excercisable	Weighted-Average Exercise Price per share	Weighted-Average Life Remaining (in years)
Balance, May 31, 2022	-	-	-	-

Options granted	693,265	-	0.76	7.15
Balance, May 31, 2023	693,265	-	0.76	7.15

Options vested	-	178,566	0.76	6.90
Balance, November 30, 2023	693,265	178,566	0.76	6.90

During the year ended May 31, 2023, the Company granted 693,265 stock options with a fair value of $141,795 and recorded stock-based compensation expenses of $54,632 (2022 - $nil).

During the three and six months ended November 30, 2023, the Company recorded stock-based compensation expenses of $33,347 and $46,766 (November 30, 2022 - $22,747 and $29,287), respectively.

13.	Net Income (Loss) per Share Attributable to Common Stockholders

The Company computes net income (loss) per share using the two-class method. Basic net income (loss) per share is computed using the weighted-average number of shares outstanding during the period. Diluted net income per share is computed using the weighted-average number of shares and the effect of potentially dilutive securities outstanding during the period. Potentially dilutive securities consist of stock options, convertible debentures, and convertible promissory notes.

	Three Months Ended		Six Months Ended
	November 30,		November 30,
Basic and Diluted net income (loss) per share:	2023	2022	2023	2022
Numerator:
Net Income (loss) attributable to common stockholders	$(739,814)	$(385,166)	$(1,156,232)	$(534,916)
Denominator:
Basic weighted-average shares outstanding	7,641,350	7,470,735	7,555,576	7,182,674
Basic and Diluted net income (loss) per share attributable to common stockholders	$(0.10)	$(0.05)	$(0.15)	$(0.07)

Stock options, Convertible debentures, Convertible Promissory notes, and Convertible notes payable were excluded from the computation of diluted net income (loss) per share attributable to common stockholders for the periods presented because including them would have been antidilutive.

Robinson Aircraft Ltd.

Notes to Condensed Interim Financial Statements

For the Three and Six Months Ended November 30, 2023 and 2022

(Unaudited - Expressed in Canadian Dollars)

14.	Term Loan

In May 2020, the Company received a $40,000 line of credit (“CEBA LOC”) under the Canada Emergency Business Account (“CEBA”) program funded by the Government of Canada. The CEBA LOC was non-interest bearing and could be repaid at any time prior to January 18, 2024 without interest or penalty. The Company repaid this loan on December 18, 2023.

15.	Government Grants

DAIR Green Fund

In November 2022, the Company entered into a funding agreement with the Downsview Aerospace Innovation and Research Centre (“DAIR”). In June 2022, DAIR entered into a Contribution Agreement with the Federal Economic Development Agency for Southern Ontario to launch a Green Fund to financially support projects led by small and medium size enterprises. DAIR selected the Company with a project on the Engineering Design of a Hybrid Power System Novel Power Distribution Scheme. The funding approved to the Company was $75,000, of which $50,000 was issued to the Company as at May 31, 2023 and $15,000 was received in the three months ending November 30, 2023. The remaining amount of $10,000 will be received subsequent to successful reporting to DAIR on the project.

Air Force Grant

In January 2022, the Company entered into a Market Research Investment Agreement (the “Agreement”) with Collaboration.Ai, a company engaged with the United States Operations Command and the U.S. Air Force to administer selection and awards for the AFWERX Challenge program to foster innovation within the services. In connection with the Agreement, the Company will provide research, development, design, manufacturing, services, support, testing, integration and equipment in aid of delivery of market research in accordance with one or more Statements of Work or Market Research Plans. During the year ending May 31, 2023, a fixed fee fund of $366,050 was approved. As at November 30, 2023, the Company had received $235,434 of this amount.

16.	Related Party Transactions

The following are related party transactions during the three and six months ended November 30, 2023 and 2022:

	For the Three Months Ended November 30,		For the Six Months Ended November 30,
	2023	2022	2023	2022
Salaries to officers	159,247	125,920	260,168	257,580
Reimbursed expenses to officers	21,577	30	27,624	4,387

During the three months and six months ended November 30, 2023, the Company issued nil and nil (2022 – 523,500 and 523,500), respectively, stock options to its directors and recorded $25,344 and $35,542 (2022 - $17,287 and $22,258) of related stock-based compensation expenses.

17.	Subsequent Events

On August 15, 2023, the Company entered into a business combination agreement with Pono Capital Three Inc. (the “Pono”). Pursuant to the Business Combination Agreement, on January 12, 2024 the Company amalgamated with Pono Three Merger Acquisitions Corp., a wholly owned subsidiary of Pono, with the resulting combined company continuing as a wholly owned subsidiary of Pono. Pono changed its name to New Horizon Aircraft Ltd. on January 12, 2023.

As consideration for the amalgamation, shareholders of the Company collectively received from Pono, in aggregate, a number of Pono Class A Ordinary Shares equal to the quotient derived from dividing (a) the difference of (i) US $96,000,000 minus (ii) the closing net indebtedness by (b) the redemption price.

The transaction closed on January 12, 2024 with New Horizon Aircraft Ltd. listed on the NASDAQ public stock exchange effective January 16, 2024.

Report of Independent Registered Public Accounting Firm

To the Shareholders and Board of Directors of
Pono Capital Three, Inc.

Opinion on the Financial Statements

We have audited the accompanying balance sheet of Pono Capital Three, Inc. (the “Company”) as of December 31, 2022, the related statements of operations, shareholders’ equity and cash flows for the period from March 11, 2022 (inception) through December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022, and the results of its operations and its cash flows for the period from March 11, 2022 (inception) through December 31, 2022, in conformity with accounting principles generally accepted in the United States of America.

Explanatory Paragraph — Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As more fully described in Note 1 to the financial statements, if the Company is unable to complete a business combination by February 14, 2024, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution raises substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Marcum LLP
Marcum LLP

We have served as the Company’s auditor since 2022.
PCAOB ID Number: 688
Boston, MA
March 29, 2023

PONO CAPITAL THREE, INC.
BALANCE SHEET
DECEMBER 31, 2022

Assets:
Current assets:
Cash	$88,277
Prepaid expenses	1,372
Total current assets	89,649
Deferred offering costs	368,802
Total Assets	$458,451

Liabilities and Shareholders’ Equity:
Current liabilities:
Accrued offering costs	$142,138
Promissory note – related party	300,000
Total Liabilities	442,138

Commitments and Contingencies (Note 6)

Shareholders’ Equity:
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; no shares issued and outstanding	—
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 4,935,622 issued and outstanding(1)	494
Additional paid-in capital	24,712
Subscription receivable	(206)
Accumulated deficit	(8,687)
Total shareholders’ equity	16,313
Total Liabilities and Shareholders’ Equity	$458,451

(1)	Includes up to 643,777 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5). The underwriters exercised their over-allotment option in full on February 14, 2023; thus, no ordinary shares remain subject to forfeiture as of February 14, 2023 (see Note 6).

The accompanying notes are an integral part of these financial statements.

PONO CAPITAL THREE, INC.
STATEMENT OF OPERATIONS
FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022

Formation costs and operating costs	$8,687
Net loss	$(8,687)

Weighted average shares outstanding, basic and diluted(1)	2,850,155
Basic and diluted net loss per ordinary share	$(0.00)

(1)	Excludes up to 643,777 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5). The underwriters exercised their over-allotment option in full on February 14, 2023; thus, no ordinary shares remain subject to forfeiture as of February 14, 2023 (see Note 6).

The accompanying notes are an integral part of these financial statements.

PONO CAPITAL THREE, INC.
STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY
FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022

	Class B Ordinary Shares		Additional Paid-in	Subscription	Accumulated	Total Shareholders’
	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance at March 11, 2022 (inception)	—	$—	$—	$—	$—	$—
Issuance of Class B ordinary shares to Sponsor(1)	4,935,622	494	24,712	(206)	—	25,000
Net loss	—	—	—	—	(8,687)	(8,687)
Balance at December 31, 2022	4,935,622	$494	$24,712	$(206)	$(8,687)	$16,313

(1)	Includes up to 643,777 Class B ordinary shares subject to forfeiture if the over-allotment option is not exercised in full or in part by the underwriter (see Note 5). The underwriters exercised their over-allotment option in full on February 14, 2023; thus, no ordinary shares remain subject to forfeiture as of February 14, 2023 (see Note 6).

The accompanying notes are an integral part of these financial statements.

PONO CAPITAL THREE, INC.
STATEMENT OF CASH FLOWS
FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH DECEMBER 31, 2022

Cash Flows from Operating Activities:
Net loss	$(8,687)
Changes in operating assets and liabilities:
Prepaid expenses	(1,372)
Net cash used in operating activities	(10,059)

Cash Flows from Financing Activities:
Proceeds from issuance of Class B ordinary shares to Sponsor	25,000
Proceeds from promissory note – related party	300,000
Advance from Sponsor for payment of formation costs	412
Repayment to Sponsor for payment of formation costs	(412)
Payment of offering costs	(226,664)
Net cash provided by financing activities	98,336

Net Change in Cash	88,277
Cash – Beginning of period	—
Cash – End of period	$88,277

Non-cash investing and financing activities:
Deferred offering costs included in accrued offering costs	$142,138
Issuance of Class B ordinary shares to Sponsor for subscription receivable	$206

The accompanying notes are an integral part of these financial statements.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Pono Capital Three, Inc. (the “Company”) is a blank check company incorporated in Delaware on March 11, 2022. On October 14, 2022, the Company redomiciled in the Cayman Islands. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity for the period from March 11, 2022 (inception) through December 31, 2022 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on February 9, 2023. On February 14, 2023, the Company consummated the Initial Public Offering of 11,500,000 units, (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), including 1,500,000 Units issued pursuant to the exercise of the underwriter’s over-allotment option in full, generating gross proceeds of $115,000,000, which is discussed in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 565,375 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to Mehana Capital LLC (the “Sponsor”), including 54,000 Placement Units issued pursuant to the exercise of the underwriter’s over-allotment option in full, generating gross proceeds of $5,653,750, which is described in Note 4.

Following the closing of the Initial Public Offering on February 14, 2023, an amount of $117,875,000 ($10.25 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (the “Trust Account”), and will be invested only in U.S. government treasury obligations with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Transaction costs related to the issuances described above amounted to $5,610,317, consisting of $1,265,000 of cash underwriting fees, $3,450,000 of deferred underwriting fees and $895,317 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

The Company will provide its holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.25 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. With the completion of the Initial Public Offering, the Public Shares subject to redemption are recorded at redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its Class B ordinary shares, the ordinary shares included in the Placement Units and the Public Shares purchased in the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B ordinary shares) and Placement Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Class B ordinary shares and Placement Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased in the Initial Public Offering if the Company fails to complete its Business Combination.

The Company will have until 12 months (or up to 18 months from the closing of the Initial Public Offering at the election of the Company pursuant to six one month extensions subject to satisfaction of certain conditions, including the deposit of up to $379,500 ($0.033 per unit) for each such one month extension, into the Trust Account, or as extended by the Company’s shareholder in accordance with the Amended and Restated Memorandum and Articles of Association) from the closing of the Initial Public Offering to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholder (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.25 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern and Liquidity

Prior to the completion of the Initial Public Offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the financial statements. The Company has since completed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used in fund offering expenses was released to the Company for general working capital purposes. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may provide us up to $1,500,000 under Working Capital Loans (see Note 5.)

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred and expects to continue to incur significant costs in pursuit of the Company’s financing and acquisition plans. Management plans to address this uncertainty with the successful closing of the Business Combination. The Company will have until February 14, 2024 (or up to August 14, 2024, as applicable) to consummate a Business Combination. If a Business Combination is not consummated by February 14, 2024, less than one year after the date these financial statements are issued, there will be a mandatory liquidation and subsequent dissolution of the Company. Management has determined that the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after February 14, 2024. The Company intends to complete the initial Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any Business Combination by February 14, 2024.

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 pandemic on the industry and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, results of its operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. These financial statements do not include any adjustments that might result from the outcome of this uncertainty.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

Additionally, as a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. Further, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements of the Company are presented in conformity with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of expenses during the reporting period.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of December 31, 2022.

Offering Costs associated with the Initial Public Offering

Upon closing of the Initial Public Offering, the Company complied with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A - Expenses of Offering. Offering costs consisted principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity were recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities were expensed immediately. As of the Initial Public Offering, the Company incurred offering costs amounting to $5,610,317, consisting of $1,265,000 of cash underwriting fees, $3,450,000 of deferred underwriting fees and $895,317 of other offering costs. As such, the Company recorded $5,404,094 of offering costs as a reduction of temporary equity and $206,223 of offering costs as a reduction of permanent equity.

Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s financial statements.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position. The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands or the United States. Consequently, income taxes are not reflected in the Company’s financial statements.

Class A Ordinary Shares Subject To Possible Redemption

All of the Class A ordinary shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Articles of Association. In accordance with ASC 480, conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its Public Shares in an amount that would cause its net tangible assets (shareholders’ equity) to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus Public Shares would be required to be disclosed outside of permanent equity. Subsequent to year end, the Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value ($10.25 per share) at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Net Loss Per Share

Net loss per share is computed by dividing net loss by the weighted average number of ordinary shares outstanding for the period. The calculation of diluted loss per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and Placement Warrants (as defined in Note 4) since the exercise of the warrants are contingent upon the occurrence of future events.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The fair value of the Company’s assets and liabilities, which qualify as financial instruments under ASC Topic 820, Fair Value Measurement, approximates the carrying amounts represented in the accompanying balance sheets, primarily due to their short-term nature.

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the statements of operations. For derivative instruments that are classified as equity, the derivative instruments are initially measured at fair value (or allocated value), and subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the statements of operations.

The Public Warrants and Private Placement Warrants are not precluded from equity classification, and are accounted for as such on the date of issuance, and will be on each balance sheet date thereafter. As the warrants are equity classified, they are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the warrants continue to be classified as equity.

Recent Accounting Standards

In August 2020, FASB issued Accounting Standards Update (“ASU”) 2020-06, Debt — Debt with Conversion and Other Options (Subtopic 470-20) and Derivatives and Hedging — Contracts in Entity’s Own Equity (Subtopic 815-40) (“ASU 2020-06”) to simplify accounting for certain financial instruments. ASU 2020-06 eliminates the current models that require separation of beneficial conversion and cash conversion features from convertible instruments and simplifies the derivative scope exception guidance pertaining to equity classification of contracts in an entity’s own equity. The new standard also introduces additional disclosures for convertible debt and freestanding instruments that are indexed to and settled in an entity’s own equity. ASU 2020-06 amends the diluted earnings per share guidance, including the requirement to use the if-converted method for all convertible instruments. ASU 2020-06 is effective for fiscal years beginning after December 15, 2023 and should be applied on a full or modified retrospective basis, with early adoption permitted for fiscal years beginning after December 15, 2020. The Company adopted ASU 2020-06 effective March 11, 2022 (inception). The adoption of ASU 2020-06 did not have a material impact on the financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3. INITIAL PUBLIC OFFERING

The registration statement for the Company’s Initial Public Offering was declared effective on February 9, 2023. On February 14, 2023, the Company consummated the Initial Public Offering of 11,500,000 Units, including 1,500,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $115,000,000. Each Unit consisted of one Class A ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 565,375 Placement Units at a price of $10.00 per Placement Units, in a private placement to the Sponsor, including 54,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $5,653,750. Each Placement Unit consists of one Class A ordinary share (“Placement Share”) and one warrant (“Placement Warrant”). The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Units will expire worthless.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 17, 2022, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 2,875,000 Class B ordinary shares (the “Founder Shares”). On December 22, 2022, the Sponsor subscribed for additional Founder Shares resulting in the issuance of 2,060,622 Class B ordinary shares to the Sponsor for consideration of $206, which remains outstanding as of the date of these financial statements. The Founder Shares included an aggregate of up to 643,777 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 30% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of the Class B ordinary shares (except to certain permitted transferees as disclosed herein) until, with respect to any of the Class B ordinary shares, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining any of the Class B ordinary shares, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On April 25, 2022, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). This loan is non-interest bearing and payable on the earlier of (i) March 31, 2023 or (ii) the date on which Company consummates the Initial Public Offering. Prior to the Initial Public Offering, the Company had borrowed $300,000 under the Promissory Note. As of December 31, 2022, the outstanding balance under the Promissory Note was $300,000 (see Note 8).

Administrative Support Agreement

The Company’s Sponsor has agreed, commencing from the date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay to Mehana Capital LLC, the Sponsor, $10,000 per month for these services during the 12-month period to complete a Business Combination.

Related Party Loans

In order to finance transaction costs in connection with the initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes the initial Business Combination, the Company will repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, including the repayment of loans from the Sponsor to pay for any amount deposited to pay for any extension of the time to complete the initial Business Combination, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Units, at a price of $10.00 per Unit at the option of the lender, upon consummation of the initial Business Combination. The Units would be identical to the Placement Units. The terms of such loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights Agreement

The holders of the Founder Shares and Placement Units (including securities contained therein) and Units (including securities contained therein) that may be issued upon conversion of working capital loans and extension loans, and any Class A ordinary shares issuable upon the exercise of the Placement Warrants and any Class A ordinary shares and warrants (and underlying Class A ordinary shares) that may be issued upon conversion of the Units issued as part of the working capital loans and extension loans and Class A ordinary shares issuable upon conversion of the Founder Shares, will be entitled to registration rights pursuant to a registration rights agreement signed prior on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A ordinary shares). The holders of these securities are entitled to make up to two demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

Underwriting Agreement

Simultaneously with the Initial Public Offering, the underwriters fully exercised the over-allotment option to purchase an additional 1,500,000 Units at an offering price of $10.00 per Unit for an aggregate purchase price of $15,000,000.

The underwriters were paid a cash underwriting discount of $0.11 per Unit, or $1,265,000 in the aggregate, upon the closing of the Initial Public Offering. In addition, $0.30 per unit, or $3,450,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Representative Shares

Upon closing of the Initial Public Offering, the Company issued 103,500 Class A ordinary shares to the underwriters. The underwriters have agreed not to transfer, assign or sell the Representative Shares until the completion of the initial Business Combination. In addition, the underwriters have agreed (i) to waive its redemption rights with respect to the Representative Shares in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to the Representative Shares if the Company fails to complete its initial Business Combination within 12 months (or up to 18 months if the Company extends such period) from the closing of the Initial Public Offering.

The Representative Shares are subject to a lock-up for a period of 180 days immediately following the commencement of sales of the registration statement pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales of the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners, registered persons or affiliates or as otherwise permitted under Rule 5110(e)(2).

Subsequent to the Initial Public Offering, the initial measurement of the fair value of the Representative Shares was determined using the market approach to value the subject interest. Based on the indication of fair value using the market approach, the Company determined the fair value of the Representative Shares to be $1.28 per share or $132,480 (for the 103,500 Representative Shares issued) as of the date of the Initial Public Offering (which is also the grant date). As a result, $132,480 was recorded as an offering cost with a corresponding entry to permanent shareholders’ equity.

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Right of First Refusal

For a period beginning on the closing of the Initial Public Offering and ending 12 months from the closing of a Business Combination, the Company has granted EF Hutton a right of first refusal to act as lead-left book running manager and lead left manager for any and all future private or public equity, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(g)(3)(A)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which the company’s prospectus forms a part.

NOTE 7. SHAREHOLDERS’ EQUITY

Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of December 31, 2022, there were no preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 100,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of December 31, 2022, there were no Class A ordinary shares issued or outstanding.

Class B ordinary shares — The Company is authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. As of December 31, 2022, there were 4,935,622 Class B Ordinary Shares issued and outstanding. Of the 4,935,622 Class B ordinary shares outstanding, up to 643,777 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial shareholders will collectively own 30% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On February 14, 2023, the underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

Warrants — As of December 31, 2022, no warrants are currently outstanding. Each whole Public Warrant entitles the registered holder to purchase one Class A ordinary shares at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the initial Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its Public Warrants only for a whole number of Class A ordinary shares. No fractional Public Warrants will be issued upon separation of the units and only whole Public Warrants will trade. The Public Warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A ordinary shares until the Public Warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of the initial Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis.

Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant,

PONO CAPITAL THREE, INC.
NOTES TO FINANCIAL STATEMENTS

NOTE 7. SHAREHOLDERS’ EQUITY (cont.)

●	upon not less than 30 days’ prior written notice of redemption given after the Public Warrants become exercisable (the “30-day redemption period”) to each Public Warrant holder; and

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for hare sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Public Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the Public Warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise the redemption right if the issuance of Class A ordinary shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a Newly Issued Price of less than $9.20 per Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the market value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Placement Warrants are identical to the Public Warrants except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by the Company, (ii) they (including the Class A ordinary shares issuable upon exercise of these Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial Business Combination, (iii) they may be exercised by the holders on a cashless basis and (iv) the holders thereof (including with respect to Class A ordinary shares issuable upon exercise of such Placement Warrants) are entitled to registration rights.

The Company accounts for the 12,065,375 warrants issued in connection with the Initial Public Offering (including 11,500,000 Public Warrants and 565,375 Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

NOTE 8. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheet date up to the date that the financial statement was issued. Based upon this review, other than as previously disclosed and described below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On February 14, 2023, the Company consummated the Initial Public Offering (see Note 3.)

On February 15, 2023, the outstanding balance under the Promissory Note of $300,000 was repaid.

PONO CAPITAL THREE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30, 2023	December 31, 2022
	(Unaudited)
Assets:
Current assets:
Cash	$68,282	$88,277
Prepaid expenses	154,362	1,372
Total current assets	222,644	89,649
Deferred offering costs	—	368,802
Marketable Securities held in Trust Account	121,479,815	—
Total Assets	$121,702,459	$458,451

Liabilities and Shareholders’ Equity (Deficit):
Current liabilities:
Accounts payable	$354,495	$—
Accrued expenses	59,270	—
Accrued expenses – related party	10,000	—
Accrued offering costs	70,000	142,138
Promissory note – related party	—	300,000
Income tax payable	757,011	—
Total current liabilities	1,250,776	442,138
Deferred underwriting fee payable	3,450,000	—
Forward Purchase Agreement	8,890,000	—
Total Liabilities	13,590,776	442,138

Commitments and Contingencies (Note 6)
Class A ordinary shares subject to possible redemption, $0.0001 par value, 11,500,000 and 0 shares at redemption value of $10.49 and $0 per share as of September 30, 2023 and December 31, 2022, respectively	120,622,804	—

Shareholders’ Equity (Deficit):
Preference shares, $0.0001 par value; 1,000,000 shares authorized; no shares issued and outstanding	—	—
Class A ordinary shares, $0.0001 par value; 100,000,000 shares authorized; 668,875 shares issued and outstanding and 0 shares issued and outstanding (excluding 11,500,000 and 0 shares subject to possible redemption) as of September 30, 2023 and December 31, 2022, respectively	67	—
Class B ordinary shares, $0.0001 par value; 10,000,000 shares authorized; 4,935,622 issued and outstanding	494	494
Additional paid-in capital	—	24,712
Subscription receivable	—	(206)
Accumulated deficit	(12,511,682)	(8,687)
Total Shareholders’ Equity (Deficit)	(12,511,121)	16,313
Total Liabilities and Shareholders’ Equity (Deficit)	$121,702,459	$458,451

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PONO CAPITAL THREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(UNAUDITED)

	Three Months Ended September 30, 2023	Three Months Ended September 30, 2022	Nine Months Ended September 30, 2023	For the Period From March 11, 2022 (inception) Through September 30, 2022
Operating and formation costs	$612,468	$1,420	$1,038,554	$2,847
Loss from operations	(612,468)	(1,420)	(1,038,554)	(2,847)

Other income (expenses)
Interest income on investments held in Trust Account	1,562,141	—	3,604,815	—
Change in fair value of Forward Purchase Agreement	(80,000)	—	(80,000)	—
Total other income (expense)	1,482,141	—	3,524,815	—

Income (loss) before income taxes	869,673	(1,420)	2,486,261	(2,847)
Income tax expense	(757,011)	—	(757,011)	—
Net Income (loss)	$112,662	$(1,420)	$1,729,250	$(2,847)

Basic and diluted weighted average shares outstanding, Class A ordinary shares	12,168,875	—	10,163,016	—
Basic and diluted net income (loss) per share, Class A ordinary shares	$0.01	$—	$0.12	$—
Basic and diluted weighted average shares outstanding, Class B ordinary shares	4,935,622	2,875,000	4,935,622	1,432,234
Basic and diluted net income (loss) per share, Class B ordinary shares	$0.01	$—	$0.12	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PONO CAPITAL THREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY (DEFICIT)
(UNAUDITED)

THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2023

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Subscription	Accumulated	Total Shareholders’ Equity
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	(Deficit)
Balance at January 1, 2023	—	$—	4,935,622	$494	$24,712	$(206)	$(8,687)	$16,313
Issuance of Placement Units	565,375	57	—	—	5,653,693	—	—	5,653,750
Issuance of Representative Shares	103,500	10	—	—	132,470	—	—	132,480
Proceeds allocated to Public Warrants	—	—	—	—	3,392,500	—	—	3,392,500
Allocation of Issuance Costs	—	—	—	—	(206,223)	—	—	(206,223)
Accretion Redemption Value of Class A Ordinary Shares	—	—	—	—	(8,997,152)	—	(3,204,124)	(12,201,276)
Net Income	—	—	—	—	—	—	499,414	499,414
Balance at March 31, 2023	668,875	67	4,935,622	494	—	(206)	(2,713,397)	(2,713,042)
Cash received for stock subscription receivable	—	—	—	—	—	206	—	206
Accretion Redemption Value of Class A Ordinary Shares	—	—	—	—	—	—	(1,412,991)	(1,412,991)
Net Income	—	—	—	—	—	—	1,117,174	1,117,174
Balance at June 30, 2023	668,875	67	4,935,622	494	—	—	(3,009,214)	(3,008,653)
Forward Purchase Agreement	—	—	—	—	—	—	(8,810,000)	(8,810,000)
Accretion Redemption Value of Class A Ordinary Shares	—	—	—	—	—	—	(805,130)	(805,130)
Net Income	—	—	—	—	—	—	112,662	112,662
Balance at September 30, 2023	668,875	$67	4,935,622	$494	$—	$—	$(12,511,682)	$(12,511,121)

FOR THE PERIOD FROM MARCH 11, 2022 (INCEPTION) THROUGH SEPTEMBER 30, 2022

	Class A Ordinary Shares		Class B Ordinary Shares		Additional Paid-in	Subscription	Accumulated	Total Shareholders’
	Shares	Amount	Shares	Amount	Capital	Receivable	Deficit	Equity
Balance at March 11, 2022 (inception)	—	$—	—	$—	$—	$—	$—	$—
Net loss	—	—	—	—	—	—	(338)	(338)
Balance at March 31, 2022	—	—	—	—	—	—	(338)	(338)
Issuance of Class B ordinary shares to Sponsor	—	—	2,875,000	288	24,712	—	—	25,000
Net loss	—	—	—	—	—	—	(1,089)	(1,089)
Balance at June 30, 2022	—	—	2,875,000	288	24,712	—	(1,427)	23,573
Net loss	—	—	—	—	—	—	(1,420)	(1,420)
Balance at September 30, 2022	—	$—	2,875,000	$288	$24,712	$—	$(2,847)	$22,153

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PONO CAPITAL THREE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Nine Months Ended September 30, 2023	For the Period From March 11, 2022 (inception) Through September 30, 2022
Cash Flows from Operating Activities:
Net income (loss)	$1,729,250	$(2,847)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Interest income on investments held in Trust Account	(3,604,815)	—
Change in fair value of Forward Purchase Agreement	80,000	—
Changes in operating assets and liabilities:
Prepaid expenses	(152,989)	(2,882)
Accounts payable	354,495	—
Accrued expenses	59,270	—
Accrued expenses – related party	10,000	—
Income tax payable	757,011	—
Net cash used in operating activities	(767,778)	(5,729)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(117,875,000)	—
Net cash used in investing activities	(117,875,000)	—

Cash Flows from Financing Activities:
Proceeds from issuance of Class B ordinary shares to Sponsor	—	25,000
Proceeds from promissory note – related party	—	300,000
Advance from Sponsor for payment of formation costs	—	412
Repayment to Sponsor for payment of formation costs	—	(412)
Proceeds from sale of Placement Units	5,653,750	—
Proceeds from sale of Units, net of underwriting discount paid	113,735,000	—
Proceeds from stock subscriptions received	206	—
Repayment of Promissory note – related party	(300,000)	—
Payment of offering costs	(466,173)	(112,351)
Net cash provided by financing activities	118,622,783	212,649

Net Change in Cash	(19,995)	206,920
Cash – Beginning of period	88,277	—
Cash – End of period	$68,282	$206,920

Non-cash investing and financing activities:
Initial measurement of forward purchase options liabilities	$8,810,000	$—
Accretion of Class A ordinary shares subject to redemption value	$14,419,398	$—
Valuation of Representative Shares	$132,480	$—
Offering costs included in Accrued offering costs	$70,000	$92,094
Deferred underwriting fee payable	$3,450,000	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN

Pono Capital Three, Inc. (the “Company”) is a blank check company incorporated in Delaware on March 11, 2022. On October 14, 2022, the Company redomiciled in the Cayman Islands. The Company was formed for the purpose of entering into a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses (a “Business Combination”). The Company is not limited to a particular industry or geographic region for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of September 30, 2023, the Company had not commenced any operations. All activity from inception through September 30, 2023 relates to the Company’s formation and initial public offering (“Initial Public Offering”), which is described below. The Company will not generate any operating revenues until after the completion of a Business Combination, at the earliest. The Company will generate non-operating income in the form of interest income from the proceeds derived from the Initial Public Offering. The Company has selected December 31 as its fiscal year end.

The registration statement for the Company’s Initial Public Offering was declared effective on February 9, 2023. On February 14, 2023, the Company consummated the Initial Public Offering of 11,500,000 units, (the “Units” and, with respect to the Class A ordinary shares included in the Units sold, the “Public Shares”), including 1,500,000 Units issued pursuant to the exercise of the underwriter’s over-allotment option in full, generating gross proceeds of $115,000,000, which is discussed in Note 3. Each Unit consisted of one Class A ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 565,375 units (the “Placement Units”) at a price of $10.00 per Placement Unit in a private placement to Mehana Capital LLC (the “Sponsor”), including 54,000 Placement Units issued pursuant to the exercise of the underwriter’s over-allotment option in full, generating gross proceeds of $5,653,750, which is described in Note 4.

Following the closing of the Initial Public Offering on February 14, 2023, an amount of $117,875,000 ($10.25 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Placement Units was placed in a trust account (the “Trust Account”), and will be invested only in U.S. government treasury obligations with maturities of 185 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act, which invest only in direct U.S. government treasury obligations, until the earlier of: (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

Transaction costs related to the issuances described above amounted to $5,610,317, consisting of $1,265,000 of cash underwriting fees, $3,450,000 of deferred underwriting fees and $895,317 of other offering costs.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of the Placement Units, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete a Business Combination with one or more target businesses that together have an aggregate fair market value of at least 80% of the value of the Trust Account (as defined below) (excluding the deferred underwriting commissions and taxes payable on income earned on the Trust Account) at the time of the agreement to enter into an initial Business Combination. The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target sufficient for it not to be required to register as an investment company under the Investment Company Act of 1940, as amended (the “Investment Company Act”).

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

The Company will provide its holders of the outstanding Public Shares (the “Public Shareholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a shareholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek shareholder approval of a Business Combination or conduct a tender offer will be made by the Company, solely in its discretion. The Public Shareholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.25 per Public Share, plus any pro rata interest earned on the funds held in the Trust Account and not previously released to the Company to pay its tax obligations). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants. With the completion of the Initial Public Offering, the Public Shares subject to redemption are recorded at redemption value and classified as temporary equity in accordance with the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) Topic 480, Distinguishing Liabilities from Equity (“ASC 480”).

The Company will proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 upon consummation of such Business Combination and a majority of the shares voted are voted in favor of the Business Combination. If the Company seeks shareholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the amended and restated memorandum and articles of association (the “Amended and Restated Memorandum and Articles of Association”) provides that a Public Shareholder, together with any affiliate of such shareholder or any other person with whom such shareholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from seeking redemption rights with respect to 15% or more of the Public Shares without the Company’s prior written consent.

If a shareholder vote is not required and the Company does not decide to hold a shareholder vote for business or other legal reasons, the Company will offer such redemption pursuant to the tender offer rules of the Securities and Exchange Commission (“SEC”), and file tender offer documents containing substantially the same information as would be included in a proxy statement with the SEC prior to completing a Business Combination.

The Sponsor has agreed (a) to vote its Class B ordinary shares, the ordinary shares included in the Placement Units and the Public Shares purchased in the Initial Public Offering in favor of a Business Combination, (b) not to propose an amendment to the Amended and Restated Memorandum and Articles of Association with respect to the Company’s pre-Business Combination activities prior to the consummation of a Business Combination unless the Company provides dissenting Public Shareholders with the opportunity to redeem their Public Shares in conjunction with any such amendment; (c) not to redeem any shares (including the Class B ordinary shares) and Placement Units (including underlying securities) into the right to receive cash from the Trust Account in connection with a shareholder vote to approve a Business Combination (or to sell any shares in a tender offer in connection with a Business Combination if the Company does not seek shareholder approval in connection therewith) or a vote to amend the provisions of the Amended and Restated Memorandum and Articles of Association relating to shareholders’ rights of pre-Business Combination activity and (d) that the Class B ordinary shares and Placement Units (including underlying securities) shall not participate in any liquidating distributions upon winding up if a Business Combination is not consummated. However, the Sponsor will be entitled to liquidating distributions from the Trust Account with respect to any Public Shares purchased in the Initial Public Offering if the Company fails to complete its Business Combination.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

The Company will have until 12 months (or up to 18 months from the closing of the Initial Public Offering at the election of the Company pursuant to six one month extensions subject to satisfaction of certain conditions, including the deposit of up to $379,500 ($0.033 per unit) for such one month extension, into the Trust Account, or as extended by the Company’s shareholder in accordance with the Amended and Restated Memorandum and Articles of Association) from the closing of the Initial Public Offering to consummate a Business Combination (the “Combination Period”). If the Company is unable to complete a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but no more than five business days thereafter, redeem 100% of the outstanding Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned (net of taxes payable and less interest to pay dissolution expenses up to $100,000), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Shareholders’ rights as shareholder (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the remaining shareholders and the Company’s board of directors, proceed to commence a voluntary liquidation and thereby a formal dissolution of the Company, subject in each case to its obligations to provide for claims of creditors and the requirements of applicable law. The underwriter has agreed to waive its rights to the deferred underwriting commission held in the Trust Account in the event the Company does not complete a Business Combination within the Combination Period and, in such event, such amounts will be included with the funds held in the Trust Account that will be available to fund the redemption of the Public Shares. In the event of such distribution, it is possible that the per share value of the assets remaining available for distribution will be less than the Initial Public Offering price per Unit ($10.00).

The Sponsor has agreed that it will be liable to the Company, if and to the extent any claims by a vendor for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amounts in the Trust Account to below $10.25 per share, except as to any claims by a third party who executed a waiver of any and all rights to seek access to the Trust Account and except as to any claims under the Company’s indemnity of the underwriter of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). In the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered accounting firm), prospective target businesses or other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Going Concern and Liquidity

As of September 30, 2023 and December 31, 2022, the Company had $68,282 and $88,277 in cash, respectively, and a working capital deficit of $271,121 and $352,489, respectively. Prior to the completion of the Initial Public Offering, the Company lacked the liquidity it needed to sustain operations for a reasonable period of time, which is considered to be one year from the issuance date of the unaudited condensed consolidated financial statements. The Company has since completed its Initial Public Offering at which time capital in excess of the funds deposited in the Trust Account and/or used in fund offering expenses was released to the Company for general working capital purposes. In addition, in order to finance transaction costs in connection with a Business Combination, the Sponsor may provide us up to $1,500,000 under Working Capital Loans (see Note 5.)

The accompanying unaudited condensed consolidated financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), which contemplates continuation of the Company as a going concern and the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred and expects to continue to incur significant costs in pursuit of the Company’s financing and acquisition plans. Management plans to address this uncertainty with the successful closing of the Business Combination. The Company will have until February 14, 2024 (or up to August 14, 2024, as applicable) to consummate a Business Combination. If a Business Combination is not consummated by February 14, 2024, less than one year after the date these unaudited condensed consolidated financial statements are issued, there will be a mandatory liquidation and subsequent dissolution of the Company. The Company’s balance of cash held outside of the Trust Account as of September 30, 2023, in conjunction with the mandatory liquidation, should a Business Combination not occur, and potential subsequent dissolution, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after February 14, 2024. The Company intends to complete the initial Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any Business Combination by February 14, 2024.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

Risks and Uncertainties

As a result of the military action commenced in February 2022 by the Russian Federation and Belarus in the country of Ukraine and related economic sanctions, the Company’s ability to consummate a Business Combination, or the operations of a target business with which the Company ultimately consummates a Business Combination, may be materially and adversely affected. Further, the Company’s ability to consummate a transaction may be dependent on the ability to raise equity and debt financing which may be impacted by these events, including as a result of increased market volatility, or decreased market liquidity in third-party financing being unavailable on terms acceptable to the Company or at all. The impact of this action and related sanctions on the world economy and the specific impact on the Company’s financial position, results of operations and/or ability to consummate a Business Combination are not yet determinable. The unaudited condensed consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Business Combination Agreement

On August 15, 2023, the Company, entered into a Business Combination Agreement (the “Business Combination Agreement”), by and among the Company, Pono Three Merger Acquisitions Corp., a British Columbia company and wholly-owned subsidiary of the Company (“Merger Sub”) and Robinson Aircraft Ltd., d/b/a Horizon Aircraft (“Horizon”). Horizon is an innovative aerospace company building an operationally ready eVTOL (hybrid-electric Vertical Takeoff and Landing) aircraft.

Pursuant to the Business Combination Agreement, prior to the closing of the transactions contemplated by the Business Combination Agreement (the “Closing”), the Company will redomesticate as a British Columbia company (the “SPAC Continuance”), and at the Closing, Merger Sub will amalgamate (the “Amalgamation,” together with the other transactions contemplated by the Business Combination Agreement, the “Business Combination”) with Horizon (the resulting company, “Amalco”), with Amalco being the wholly-owned subsidiary of the Company.

As consideration for the Amalgamation, the holders of Horizon common shares collectively will be entitled to receive from the Company, in the aggregate, a number of Company Class A ordinary shares equal to (the “Exchange Consideration”) the quotient derived from dividing (a) the difference of (i) Ninety-six Million Dollars ($96,000,000) minus (ii) the Closing Net Indebtedness, by (b) the Redemption Price (as defined below), with each Horizon shareholder receiving, for each Horizon share held, a number of Company Class A ordinary shares equal to such shareholder’s pro rata portion of the Exchange Consideration. Each outstanding option to purchase Horizon common stock shall be cancelled or exercised prior to the Closing.

The Exchange Consideration otherwise payable to Horizon shareholders is subject to the withholding of a number of Company ordinary shares equal to (i) three percent (3.0%) of the Exchange Consideration to be placed in escrow for post-closing adjustments (if any) to the Exchange Consideration, and (ii) such number of additional number of Company ordinary shares equal a maximum of the quotient derived from dividing (i) Eight Million Dollars ($8,000,000) by (ii) the redemption price per share (the “Redemption Price”) as defined in the Amended and Restated Memorandum and Articles of Association (the “Incentive Shares”), provided such Incentive Shares are allotted and issued on or prior to the Closing Date to such third parties as Horizon and the Company may agree (A) in connection with post-closing financing structures in the form of a PIPE, convertible debt, forward purchase agreement, backstop, or equity line of credit; or (B) to one or more existing holders of Company ordinary shares as an inducement for them not to proceed with a redemption, subject to certain restrictions.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

The Exchange Consideration is subject to adjustment after the Closing based on confirmed amounts of the Closing Net Indebtedness as of the Closing Date. If the adjustment is a negative adjustment in favor of the Company, the escrow agent shall distribute to the Company a number of Company Class A ordinary shares with a value equal to the absolute value of the adjustment amount. If the adjustment is a positive adjustment in favor of Horizon, the Company will issue to the Horizon shareholders an additional number Company Class A ordinary shares with a value equal to the adjustment amount.

Unless waived by Horizon, the obligations of Horizon to consummate the Business Combination are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of the Company being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) the Company having performed in all material respects the respective obligations and complied in all material respects with their respective covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to the Company since the date of the Business Combination Agreement which is continuing and uncured; (d) minimum cash available after payment of SPAC expenses and redemptions of $5,000,000; and (e) the Escrow Agreement and the Registration Rights Agreement being executed and delivered. “Initial Investments” are the gross proceeds from any subscriptions from Horizon’s current investors or their affiliates to purchase Company Class A ordinary shares prior to Closing.

Unless waived by the Company, the obligations of the Company and Merger Sub to consummate the Business Combination are subject to the satisfaction of the following Closing conditions, in addition to customary certificates and other closing deliveries: (a) the representations and warranties of Horizon being true and correct as of the date of the Business Combination Agreement and as of the Closing (subject to Material Adverse Effect); (b) Horizon having performed in all material respects the respective obligations and complied in all material respects with its covenants and agreements under the Business Combination Agreement required to be performed or complied with on or prior the date of the Closing; (c) absence of any Material Adverse Effect with respect to Horizon as a whole since the date of the Business Combination Agreement which is continuing and uncured; and (d) each Lock-Up Agreement, the Non-Competition Agreement, the Escrow Agreement, the Registration Rights Agreement, and employment agreements with specified employees being executed and delivered.

The Business Combination Agreement may be terminated under certain customary and limited circumstances at any time prior to the Closing, including:

●	by mutual agreement;

●	for the other party’s uncured breach;

●	if there is a government order preventing the Closing;

●	by either party if the Closing does not occur by February 14, 2024, subject to extension by the Company in connection with an Extension of the time period for it to close a business combination transaction;

●	by the Company if there has been an event after the signing of the Business Combination Agreement that has had a Material Adverse Effect on Horizon that is continuing and uncured;

●	by Horizon if there has been an event after the signing of the Business Combination Agreement that has had a Material Adverse Effect on the Company that is continuing and uncured;

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 1. DESCRIPTION OF ORGANIZATION, BUSINESS OPERATIONS AND GOING CONCERN (cont.)

●	by the Company or Horizon if the Company’s shareholders vote and do not approve the transactions contemplated by the Business Combination Agreement; and

●	by the Company if a fairness opinion or third-party valuation is required by SEC rules or regulations, and the Company is unable to obtain such opinion or valuation supporting the terms contemplated hereunder after commercially reasonable best efforts to obtain such opinion or valuation.

In connection with the Business Combination, the Company and Horizon entered into an agreement with (i) Meteora Capital Partners, LP (“MCP”), (ii) Meteora Select Trading Opportunities Master, LP (“MSTO”) and (iii) Meteora Strategic Capital, LLC (“MSC”) (with MCP, MSTO and MSC collectively referred to as the “Seller” or “Meteora”) (the “Forward Purchase Agreement” or “Confirmation”) for OTC Equity Prepaid Forward Transactions. Pursuant to the terms of the Forward Purchase Agreement, the Seller intends, but is not obligated, to purchase up to 9.9% of the total Company Class A ordinary shares, par value $0.0001 per share, of the Company outstanding following the closing of the Business Combination concurrently with the Closing pursuant to the Seller’s FPA Funding Amount PIPE Subscription Agreement (as defined below), less the number of Pono Class A ordinary shares purchased by the Seller separately from third parties through a broker in the open market (“Recycled Shares”). The Forward Purchase Agreement is within the scope of ASC 480-10 due to the obligation to repurchase the Company’s equity shares and transfer cash. Accordingly, the initial fair value will be booked on the balance sheet and any changes in value will be recognized in earnings in the period of remeasurement.

On August 15, 2023, the Company entered into a subscription agreement (the “FPA Funding Amount Subscription Agreement”) with Seller. Pursuant to the FPA Funding Subscription Agreement, Seller agreed to subscribe for and purchase, and the Company agreed to issue and sell to Seller, on the Closing Date at a price of $10.00 per share, an aggregate of up to the Maximum Amount, less the Recycled Shares in connection with the Forward Purchase Agreements.

On September 13, 2023, the Company filed a registration statement on Form S-4 with the SEC relating to the Business Combination with Horizon.

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

Principles of Consolidation and Financial Statement Presentation

The accompanying unaudited condensed consolidated financial statements are presented in U.S. dollars in conformity with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and pursuant to the rules and regulations of the SEC. Certain information or footnote disclosures normally included in financial statements prepared in accordance with GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a comprehensive presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed consolidated financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented. The accompanying unaudited condensed consolidated financial statements should be read in conjunction with the Company’s Form 10-K as filed with the SEC March 30, 2023. The interim results for three and nine months ended September 30, 2023 are not necessarily indicative of the results to be expected for the period ending December 31, 2023 or for any future periods.

The unaudited condensed consolidated financial statements include the accounts of the Company and its majority-owned and controlled operating subsidiary after elimination of all intercompany transactions and balances as of September 30, 2023 and December 31, 2022.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s unaudited condensed consolidated financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited condensed consolidated financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the unaudited condensed consolidated financial statements and the reported amounts of expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the unaudited condensed consolidated financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. Accordingly, the actual results could differ from those estimates. Items which involve management to exercise significant judgment include determining the fair value of forward purchase options, warrants, and the allocation of offering cost.

Cash

The Company considers all short-term investments with an original maturity of three months or less when purchased to be cash equivalents. The Company did not have any cash equivalents as of September 30, 2023 and December 31, 2022.

Investments Held in Trust Account

As of September 30, 2023 the assets held in the Trust Account were held in money market funds, which were invested in U.S. Treasury securities. All of the Company’s investments held in the Trust Account are classified as trading securities. Such trading securities are presented on the unaudited condensed consolidated balance sheet at fair value at the end of each reporting period. Gains and losses resulting from the change in fair value of investments held in Trust Account are included in interest and dividend income on investments held in Trust Account in the accompanying unaudited condensed consolidated statement of operations. The estimated fair values of investments held in the Trust Account are determined using available market information. The Company had $121,479,815 and $0 and in investments held in the Trust Account as of September 30, 2023 and December 31, 2022, respectively.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company accounts for income taxes under ASC Topic 740, Income Taxes (“ASC 740”). ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s unaudited condensed financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim periods, disclosure, and transition. Based on the Company’s evaluation, it has been concluded that there are no significant uncertain tax positions requiring recognition in the Company’s unaudited condensed financial statements.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of September 30, 2023. The Company is currently not aware of any issues under review that could result in significant payments, accruals, or material deviation from its position. The Company is considered an exempted Cayman Islands Company and is presently not subject to income taxes or income tax filing requirements in the Cayman Islands. As the company redomiciled from Delaware to the Cayman Islands, the company remains taxable as a U.S. corporation under Internal Revenue Code Section 7874. Consequently, income taxes are reflected in the Company’s unaudited condensed financial statements.

Class A Ordinary Shares Subject To Possible Redemption

All of the Class A ordinary shares sold as part of the Units in the Initial Public Offering contain a redemption feature which allows for the redemption of such Public Shares in connection with the Company’s liquidation, if there is a shareholder vote or tender offer in connection with the Business Combination and in connection with certain amendments to the Company’s Amended and Restated Articles of Association. In accordance with ASC 480, conditionally redeemable Class A ordinary shares (including Class A ordinary shares that feature redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) are classified as temporary equity. Ordinary liquidation events, which involve the redemption and liquidation of all of the entity’s equity instruments, are excluded from the provisions of ASC 480. Although the Company did not specify a maximum redemption threshold, its charter provides that currently, the Company will not redeem its Public Shares in an amount that would cause its net tangible assets (shareholders’ equity) to be less than $5,000,001. However, the threshold in its charter would not change the nature of the underlying shares as redeemable and thus Public Shares would be required to be disclosed outside of permanent equity. The Company recognizes changes in redemption value immediately as they occur and adjusts the carrying value of redeemable ordinary shares to equal the redemption value ($10.49 per share as of September 30, 2023) at the end of each reporting period. Such changes are reflected in additional paid-in capital, or in the absence of additional paid-in capital, in accumulated deficit. As of December 31, 2022, Class A ordinary shares subject to possible redemption was $0.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

As of September 30, 2023, the Class A ordinary shares reflected in the unaudited condensed consolidated balance sheet is reconciled in the following table:

Gross proceeds	$115,000,000
Less:
Proceeds allocated to Public Warrants	(3,392,500)
Issuance costs allocated to Class A ordinary shares	(5,404,094)
Plus:
Accretion of Class A ordinary shares subject to redemption to redemption amount	14,419,389
Class A ordinary shares subject to possible redemption	$120,622,804

Offering Costs associated with the Initial Public Offering

The Company complies with the requirements of ASC 340-10-S99-1 and SEC Staff Accounting Bulletin Topic 5A — Expenses of Offering. Offering costs consist principally of professional and registration fees incurred through the balance sheet date that are related to the Initial Public Offering. Offering costs directly attributable to the issuance of an equity contract to be classified in equity are recorded as a reduction in equity. Offering costs for equity contracts that are classified as assets and liabilities are expensed immediately. During the nine months ended September 30, 2023, the Company incurred offering costs amounting to $5,610,317, consisting of $1,265,000 of cash underwriting fees, $3,450,000 of deferred underwriting fees and $895,317 of other offering costs. As such, the Company recorded $5,404,094 of offering costs as a reduction of temporary equity and $206,223 of offering costs as a reduction of permanent equity.

Net Income (loss) Per Share

Net income (loss) per share is computed by dividing net income (loss) by the weighted average number ordinary shares outstanding for the period. Therefore, the income (loss) per share calculation allocates income (loss) shared pro rata between Class A and Class B ordinary shares. As a result, the calculated net income (loss) per share is the same for Class A and Class B ordinary shares. The calculation of diluted income (loss) per share does not consider the effect of the warrants issued in connection with the Initial Public Offering and Placement Warrants (as defined in Note 4) since the exercise of the warrants are contingent upon the occurrence of future events.

The following table reflects the calculation of basic and diluted net income (loss) per share:

	Three Months Ended September 30, 2023		Three Months Ended September 30, 2022
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per share:
Numerator:
Net income (loss)	$80,153	$32,509	$—	$(1,420)
Denominator:
Weighted Average Ordinary Shares	12,168,875	4,935,622	—	2,875,000
Basic and diluted net income (loss) per ordinary shares	$0.01	$0.01	$0.00	$0.00

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	Nine Months Ended September 30, 2023		For the period from March 11, 2022 (inception) through September 30, 2022
	Class A	Class B	Class A	Class B
Basic and diluted net income (loss) per share:
Numerator:
Net income (loss)	$1,163,972	$565,278	$—	$(2,847)
Denominator:
Weighted Average Ordinary Shares	10,163,016	4,935,622	—	1,432,234
Basic and diluted net income (loss) per ordinary shares	$0.12	$0.12	$0.00	$(0.00)

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentration of credit risk consist of a cash account in a financial institution which, at times may exceed the Federal depository insurance coverage of $250,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair Value of Financial Instruments

The Company applies ASC Topic 820, Fair Value Measurement (“ASC 820”), which establishes a framework for measuring fair value and clarifies the definition of fair value within that framework. ASC 820 defines fair value as an exit price, which is the price that would be received for an asset or paid to transfer a liability in the Company’s principal or most advantageous market in an orderly transaction between market participants on the measurement date. The fair value hierarchy established in ASC 820 generally requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. Observable inputs reflect the assumptions that market participants would use in pricing the asset or liability and are developed based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the entity’s own assumptions based on market data and the entity’s judgments about the assumptions that market participants would use in pricing the asset or liability and are to be developed based on the best information available in the circumstances.

The carrying amounts reflected in the balance sheet for current assets and current liabilities approximate fair value due to their short-term nature.

Level 1	—	Assets and liabilities with unadjusted, quoted prices listed on active market exchanges. Inputs to the fair value measurement are observable inputs, such as quoted prices in active markets for identical assets or liabilities.

Level 2	—	Inputs to the fair value measurement are determined using prices for recently traded assets and liabilities with similar underlying terms, as well as direct or indirect observable inputs, such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3	—	Inputs to the fair value measurement are unobservable inputs, such as estimates, assumptions, and valuation techniques when little or no market data exists for the assets or liabilities.

See Note 9 for additional information on assets and liabilities measured at fair value.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Derivative Financial Instruments

The Company evaluates its financial instruments to determine if such instruments are derivatives or contain features that qualify as embedded derivatives in accordance with ASC Topic 815, Derivatives and Hedging (“ASC 815”). For derivative financial instruments that are accounted for as liabilities, the derivative instrument is initially recorded at its fair value on the grant date and is then re-valued at each reporting date, with changes in the fair value reported in the unaudited condensed consolidated statements of operations. For derivative instruments that are classified as equity, the derivative instruments are initially measured at fair value (or allocated value), and subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

The Forward Purchase Agreement (described in Note 1) is recognized as a derivative liability in accordance with ASC 815. Accordingly, the Company recognizes the instrument as an asset or liability at fair value and with changes in fair value recognized in the Company’s unaudited condensed consolidated statements of operations. The estimated fair value of the Forward Purchase Agreement is measured at fair value using a Monte Carlo simulation model.

Warrants

The Company accounts for warrants as either equity-classified or liability-classified instruments based on an assessment of the warrant’s specific terms and applicable authoritative guidance in ASC 480 and ASC 815. The assessment considers whether the warrants are freestanding financial instruments pursuant to ASC 480, meet the definition of a liability pursuant to ASC 480, and whether the warrants meet all of the requirements for equity classification under ASC 815, including whether the warrants are indexed to the Company’s own ordinary shares, among other conditions for equity classification. This assessment, which requires the use of professional judgment, is conducted at the time of warrant issuance and as of each subsequent quarterly period end date while the warrants are outstanding.

For issued or modified warrants that meet all of the criteria for equity classification, the warrants are required to be recorded as a component of additional paid-in capital at the time of issuance. For issued or modified warrants that do not meet all the criteria for equity classification, the warrants are required to be recorded as liabilities at their initial fair value on the date of issuance, and each balance sheet date thereafter. Changes in the estimated fair value of the warrants are recognized as a non-cash gain or loss on the unaudited condensed consolidated statements of operations.

The warrants are not precluded from equity classification, and are accounted for as such on the date of issuance, and will be on each unaudited condensed consolidated balance sheet date thereafter. As the warrants are equity classified, they are initially measured at fair value (or allocated value). The fair value of the public warrants was measured using a Monte Carlo simulation model and the fair value of the private warrants was measured using a Black-Scholes Model. Subsequent changes in fair value are not recognized as long as the warrants continue to be classified as equity.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed consolidated financial statements.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 3. INITIAL PUBLIC OFFERING

The registration statement for the Company’s Initial Public Offering was declared effective on February 9, 2023. On February 14, 2023, the Company consummated the Initial Public Offering of 11,500,000 Units, including 1,500,000 Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $115,000,000. Each Unit consisted of one Class A ordinary share and one redeemable warrant (“Public Warrant”). Each Public Warrant entitles the holder to purchase one Class A ordinary share at an exercise price of $11.50 per whole share (see Note 7).

NOTE 4. PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 565,375 Placement Units at a price of $10.00 per Placement Units, in a private placement to the Sponsor, including 54,000 Placement Units issued pursuant to the exercise of the underwriters’ over-allotment option in full, generating gross proceeds of $5,653,750. Each Placement Unit consists of one Class A ordinary share (“Placement Share”) and one warrant (“Placement Warrant”). The proceeds from the sale of the Placement Units were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Placement Units held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Placement Units will expire worthless.

NOTE 5. RELATED PARTY TRANSACTIONS

Founder Shares

On May 17, 2022, the Sponsor paid an aggregate of $25,000 to cover certain expenses on behalf of the Company in exchange for the issuance of 2,875,000 Class B ordinary shares (the “Founder Shares”). On December 22, 2022, the Sponsor subscribed for additional Founder Shares resulting in the issuance of 2,060,622 Class B ordinary shares to the Sponsor for consideration of $206. The Founder Shares included an aggregate of up to 643,777 Class B ordinary shares subject to forfeiture by the Sponsor to the extent that the underwriters’ over-allotment option is not exercised in full or in part, so that the Sponsor will own, on an as-converted basis, 30% of the Company’s issued and outstanding shares after the Initial Public Offering. The underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

The Sponsor has agreed not to transfer, assign or sell any of the Class B ordinary shares (except to certain permitted transferees as disclosed herein) until, with respect to any of the Class B ordinary shares, the earlier of (i) six months after the date of the consummation of a Business Combination, or (ii) the date on which the closing price of the Company’s ordinary shares equals or exceeds $12.00 per share (as adjusted for share splits, share dividends, reorganizations and recapitalizations) for any 20 trading days within any 30-trading day period commencing after a Business Combination, with respect to the remaining any of the Class B ordinary shares, upon six months after the date of the consummation of a Business Combination, or earlier, in each case, if, subsequent to a Business Combination, the Company consummates a subsequent liquidation, merger, share exchange or other similar transaction which results in all of the Company’s shareholders having the right to exchange their ordinary shares for cash, securities or other property.

Promissory Note — Related Party

On April 25, 2022, the Sponsor agreed to loan the Company an aggregate of up to $300,000 to cover expenses related to the Initial Public Offering pursuant to a promissory note (the “Promissory Note”). This loan is non-interest bearing and payable on the earlier of (i) March 31, 2023 or (ii) the date on which Company consummates the Initial Public Offering. Prior to the Initial Public Offering, the Company had borrowed $300,000 under the Promissory Note. On February 15, 2023, the Company repaid the outstanding balance under the Promissory Note of $300,000 that was borrowed prior to our initial public offering. As of September 30, 2023, there was no borrowings outstanding under the Promissory Note. As of December 31, 2022, the outstanding balance under the Promissory Note was $300,000. The Company no longer has the ability to borrow under the Promissory Note.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 5. RELATED PARTY TRANSACTIONS (cont.)

Administrative Support Agreement

The Company’s Sponsor has agreed, commencing from the date of the Initial Public Offering through the earlier of the Company’s consummation of a Business Combination and its liquidation, to make available to the Company certain general and administrative services, including office space, utilities and administrative services, as the Company may require from time to time. The Company has agreed to pay to Mehana Capital LLC, the Sponsor, $10,000 per month for these services during the 12-month period to complete a Business Combination. For the three months ended September 30, 2023, and the three months ended September 30, 2022, the Company incurred expenses of $30,000 and $0, respectively. For the nine months ended September 30, 2023, and for the period from March 11, 2022 (inception) through September 30, 2022, the Company incurred expenses of $75,000 and $0, respectively. As of September 30, 2023 and December 31, 2022, there was $10,000 and $0 accrued for by the Company for expenses incurred under this agreement.

Related Party Loans

In order to finance transaction costs in connection with the initial Business Combination, the Sponsor or an affiliate of the Sponsor or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required. If the Company completes the initial Business Combination, the Company will repay such loaned amounts. In the event that the initial Business Combination does not close, the Company may use a portion of the working capital held outside the Trust Account to repay such loaned amounts, including the repayment of loans from the Sponsor to pay for any amount deposited to pay for any extension of the time to complete the initial Business Combination, but no proceeds from the Trust Account would be used for such repayment. Up to $1,500,000 of such loans may be convertible into Units, at a price of $10.00 per Unit at the option of the lender, upon consummation of the initial Business Combination. The Units would be identical to the Placement Units. The terms of such loans by the Company’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans. As of September 30, 2023, and December 31, 2022, there was no borrowings outstanding under the related party loans. Subsequent to September 30, 2023, the Company borrowed $175,000 under the related party loans.

NOTE 6. COMMITMENTS AND CONTINGENCIES

Registration and Shareholder Rights Agreement

The holders of the Founder Shares and Placement Units (including securities contained therein) and Units (including securities contained therein) that may be issued upon conversion of working capital loans and extension loans, and any Class A ordinary shares issuable upon the exercise of the Placement Warrants and any Class A ordinary shares and warrants (and underlying Class A ordinary shares) that may be issued upon conversion of the Units issued as part of the working capital loans and extension loans and Class A ordinary shares issuable upon conversion of the Founder Shares, will be entitled to registration rights pursuant to a registration rights agreement signed prior on the effective date of the Initial Public Offering, requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to the Class A ordinary shares). The holders of these securities are entitled to make up to two demands, excluding short form demands, that the Company registers such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of the initial Business Combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 6. COMMITMENTS AND CONTINGENCIES (cont.)

Underwriting Agreement

Simultaneously with the Initial Public Offering, the underwriters fully exercised the over-allotment option to purchase an additional 1,500,000 Units at an offering price of $10.00 per Unit for an aggregate purchase price of $15,000,000.

The underwriters were paid a cash underwriting discount of $0.11 per Unit, or $1,265,000 in the aggregate, upon the closing of the Initial Public Offering. In addition, $0.30 per unit, or $3,450,000 in the aggregate will be payable to the underwriters for deferred underwriting commissions. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement.

Representative Shares

Upon closing of the Initial Public Offering, the Company issued 103,500 Class A ordinary shares to the underwriters. The underwriters have agreed not to transfer, assign or sell the Representative Shares until the completion of the initial Business Combination. In addition, the underwriters have agreed (i) to waive its redemption rights with respect to the Representative Shares in connection with the completion of the initial Business Combination and (ii) to waive its rights to liquidating distributions from the Trust Account with respect to the Representative Shares if the Company fails to complete its initial Business Combination within 12 months (or up to 18 months if the Company extends such period) from the closing of the Initial Public Offering.

The Representative Shares are subject to a lock-up for a period of 180 days immediately following the commencement of sales of the registration statement pursuant to Rule 5110(e)(1) of FINRA’s NASD Conduct Rules. Pursuant to FINRA Rule 5110(e)(1), these securities may not be sold, transferred, assigned, pledged or hypothecated or the subject of any hedging, short sale, derivative, put or call transaction that would result in the economic disposition of the securities by any person for a period of 180 days immediately following the effective date of the registration statement, nor may they be sold, transferred, assigned, pledged or hypothecated for a period of 180 days immediately following the commencement of sales of the Initial Public Offering except to any underwriter and selected dealer participating in the Initial Public Offering and their bona fide officers or partners, registered persons or affiliates or as otherwise permitted under Rule 5110(e)(2).

The initial measurement of the fair value of the Representative Shares was determined using the market approach to value the subject interest. Based on the indication of fair value using the market approach, the Company determined the fair value of the Representative Shares to be $1.28 per share or $132,480 (for the 103,500 Representative Shares issued) as of the date of the Initial Public Offering (which is also the grant date). During the nine months ended September 30, 2023, $132,480 was recorded as an offering cost with a corresponding entry to permanent shareholders’ equity.

Right of First Refusal

For a period beginning on the closing of the Initial Public Offering and ending 12 months from the closing of a Business Combination, the Company has granted EF Hutton a right of first refusal to act as lead-left book running manager and lead left manager for any and all future private or public equity, convertible and debt offerings during such period. In accordance with FINRA Rule 5110(g)(3)(A)(i), such right of first refusal shall not have a duration of more than three years from the effective date of the registration statement of which this prospectus forms a part.

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 7. SHAREHOLDERS’ EQUITY (DEFICIT)

Preference shares — The Company is authorized to issue 1,000,000 preference shares with a par value of $0.0001 per share, with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. As of September 30, 2023 and December 31, 2022, there were no preference shares issued or outstanding.

Class A ordinary shares — The Company is authorized to issue 100,000,000 Class A ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class A ordinary shares are entitled to one vote for each share. As of September 30, 2023 there were 12,168,875 Class A ordinary shares issued and outstanding, including 11,500,000 Class A ordinary shares subject to possible redemption and classified as temporary equity. The remaining 668,875 shares are classified as permanent equity and are comprised of 565,375 shares included in the Placement Units and 103,500 Representative Shares. As of December 31, 2022, there were no Class A ordinary shares issued or outstanding.

Class B ordinary shares — The Company is authorized to issue 10,000,000 Class B ordinary shares with a par value of $0.0001 per share. Holders of the Company’s Class B ordinary shares are entitled to one vote for each share. As of September 30, 2023 and December 31, 2022, there were 4,935,622 Class B Ordinary Shares issued and outstanding. Of the 4,935,622 Class B ordinary shares outstanding, up to 643,777 shares were subject to forfeiture to the extent that the underwriters’ over-allotment option was not exercised in full or in part, so that the initial shareholders would collectively own 30% of the Company’s issued and outstanding ordinary shares after the Initial Public Offering. On February 14, 2023, the underwriters exercised the over-allotment option in full, so those shares are no longer subject to forfeiture.

Warrants — As of September 30, 2023, there were 11,500,000 Public Warrants and 565,375 Placement Warrants outstanding. As of December 31, 2022, there were no warrants outstanding. Each whole Public Warrant entitles the registered holder to purchase one Class A ordinary shares at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the initial Business Combination. Pursuant to the warrant agreement, a warrant holder may exercise its Public Warrants only for a whole number of Class A ordinary shares. No fractional Public Warrants will be issued upon separation of the units and only whole Public Warrants will trade. The Public Warrants will expire five years after the completion of the initial Business Combination, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Company has agreed that as soon as practicable, but in no event later than 20 business days after the closing of the initial Business Combination, the Company will use its best efforts to file with the SEC a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants, to cause such registration statement to become effective and to maintain a current prospectus relating to those Class A ordinary shares until the Public Warrants expire or are redeemed, as specified in the warrant agreement. If a registration statement covering the Class A ordinary shares issuable upon exercise of the Public Warrants is not effective by the 60th business day after the closing of the initial Business Combination, Public Warrant holders may, until such time as there is an effective registration statement and during any period when the Company will have failed to maintain an effective registration statement, exercise Public Warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act; provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their Public Warrants on a cashless basis.

Once the Public Warrants become exercisable, the Company may call the Public Warrants for redemption:

●	in whole and not in part;

●	at a price of $0.01 per Public Warrant,

●	upon not less than 30 days’ prior written notice of redemption given after the Public Warrants become exercisable (the “30-day redemption period”) to each Public Warrant holder; and

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 7. SHAREHOLDERS’ EQUITY (DEFICIT) (cont.)

●	if, and only if, the reported last sale price of the Class A ordinary shares equals or exceeds $18.00 per share (as adjusted for share sub-divisions, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period commencing once the Public Warrants become exercisable and ending three business days before the Company sends the notice of redemption to the Public Warrant holders.

If and when the Public Warrants become redeemable by the Company, the Company may not exercise the redemption right if the issuance of Class A ordinary shares upon exercise of the Public Warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

In addition, if (x) the Company issues additional Class A ordinary shares or equity-linked securities for capital raising purposes in connection with the closing of the initial Business Combination at a Newly Issued Price of less than $9.20 per Class A ordinary shares (with such issue price or effective issue price to be determined in good faith by the board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance), (y) the aggregate gross proceeds from such issuances represent more than 60% of the total equity proceeds, and interest thereon, available for the funding of the initial Business Combination on the date of the consummation of the initial Business Combination (net of redemptions), and (z) the market value is below $9.20 per share, then the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the greater of the Market Value and the Newly Issued Price, and the $18.00 per share redemption trigger price described above will be adjusted (to the nearest cent) to be equal to 180% of the greater of the Market Value and the Newly Issued Price.

The Placement Warrants are identical to the Public Warrants except that, so long as they are held by the Sponsor or its permitted transferees, (i) they will not be redeemable by the Company, (ii) they (including the Class A ordinary shares issuable upon exercise of these Placement Warrants) may not, subject to certain limited exceptions, be transferred, assigned or sold by the Sponsor until 30 days after the completion of the initial Business Combination, (iii) they may be exercised by the holders on a cashless basis and (iv) the holders thereof (including with respect to Class A ordinary shares issuable upon exercise of such Placement Warrants) are entitled to registration rights.

The Company accounts for the 12,065,375 warrants issued in connection with the Initial Public Offering (including 11,500,000 Public Warrants and 565,375 Placement Warrants) in accordance with the guidance contained in ASC 815-40. Such guidance provides that the warrants described above are not precluded from equity classification. Equity-classified contracts are initially measured at fair value (or allocated value). Subsequent changes in fair value are not recognized as long as the contracts continue to be classified in equity.

NOTE 8. FAIR VALUE MEASUREMENTS

The following table presents information about the Company’s financial assets that are measured at fair value on a recurring basis as of September 30, 2023, and indicates the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

Description	Amount at Fair Value	Level 1	Level 2	Level 3
September 30, 2023
Assets
Marketable Securities held in Trust Account:
U.S. Treasury Securities	$121,479,815	$121,479,815	$—	$—
Liabilities
Derivative liabilities – Forward Purchase Agreement	$8,890,000	$—	$—	$8,890,000

PONO CAPITAL THREE, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(UNAUDITED)

NOTE 8. FAIR VALUE MEASUREMENTS (cont.)

As of December 31, 2022, the Company had no financial assets or liabilities measured at fair value on a recurring basis.

The following table provides quantitative information regarding Level 3 fair value measurements inputs at their measurement dates:

	As of September 30, 2023	As of August 15, 2023
Redemption Price	$10.55	$10.43
Stock price	$10.55	$10.49
Volatility	57.0%	56.0%
Term (years)	2.87	3.00
Risk-free rate	4.83%	4.64%

The change in the fair value of the assets and liabilities, measured with Level 3 inputs, for the nine months ended September 30, 2023 is summarized as follows:

Fair value as of (inception) August 15, 2023	$8,810,000
Change in fair value of derivative liabilities(1)	80,000
Fair value as of September 30, 2023	$8,890,000

(1)	Reflected in Change in fair value of Forward Purchase Agreement on the condensed consolidated statements of operations.

The estimated fair value of the Forward Purchase Agreement was measured at fair value using a Monte Carlo simulation model, which was determined using Level 3 inputs. Inherent in a Monte Carlo simulation are assumptions related to expected stock-price volatility, expected life, risk-free interest rate and dividend yield. The Company estimates the volatility of its warrants based on implied volatility from the Company’s traded warrants and from historical volatility of select peer company’s shares that matches the expected remaining life of the warrants. The risk-free interest rate is based on the U.S. Treasury zero-coupon yield curve on the grant date for a maturity similar to the expected remaining life of the warrants. The expected life of the warrants is assumed to be equivalent to their remaining contractual term. The dividend rate is based on the historical rate, which the Company anticipates remaining at zero. Any changes in these assumptions can change the valuation significantly.

NOTE 9. INCOME TAX

The Company’s effective tax rate for the three and nine months ended September 30, 2023, was 87.0% and 30.4%, respectively. The Company’s effective tax rate for both the three months ended September 30, 2022, and for the period from March 11, 2022 (inception) through September 30, 2022, was 0%. The Company’s effective tax rate differs from the statutory income tax rate of 21% primarily due to the recognition of gains or losses from the changes in the fair value of warrant liabilities, non-deductible transaction costs and the valuation allowance on the deferred tax assets for the three and nine months ended September 30, 2023. The Company’s effective tax rate differs from the statutory income tax rate of 21% primarily due to the Company recording a full valuation allowance on deferred tax asset for the three months ended September 30, 2022, and for the period from March 11, 2022 (inception) through September 30, 2022.

The Company has used a discrete effective tax rate method to calculate taxes for the three and nine months ended September 30, 2023, and for the three months ended September 30, 2022, and for the period from March 11, 2022 (inception) through September 30, 2022. The Company believes that, at this time, the use of the discrete method is more appropriate than the estimated annual effective tax rate method as the estimated annual effective tax rate method is not reliable due to a high degree of uncertainty in estimating annual pretax earnings.

NOTE 10. SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the unaudited condensed consolidated balance sheet date up to the date that the unaudited condensed consolidated financial statements was issued. Based upon this review, other than the below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the condensed consolidated unaudited financial statements.

The Company borrowed $175,000 under the related party loans to cover ongoing operations in connection with the Business Combination on October 3, 2023.

The Company filed Amendment No. 1 to Form S-4 in connection with the Business Combination with the SEC on October 23, 2023.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the expenses in connection with this registration statement.

Amount to be paid
SEC registration fee	$	[_]
Accounting fees and expenses		*
Legal fees and expenses		*
Printing and miscellaneous expenses		*
Total		*

*	These fees are calculated based on the securities offered and the number of issuances and accordingly cannot be determined at this time.

Item 14. Indemnification of Directors and Officers

We are governed by the Business Corporations Act (British Columbia), or BCBCA. Under the BCBCA, and our Articles, we may (or must, in the case of our Articles) indemnify all eligible parties against all eligible penalties to which such person is or may be liable, and we must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director is deemed to have contracted with us on the terms of indemnity contained in our Articles.

For the purposes of such an indemnification:

“eligible party,” in relation to us, means an individual who

●	is or was our director or officer;

●	is or was a director or officer of another corporation

●	at a time when the corporation is or was our affiliate, or

●	at our request; or

●	at our request, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity and includes the heirs and personal or other legal representatives of that individual;

“eligible penalty” means a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

“eligible proceeding” means a proceeding in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, us or an associated corporation:

●	is or may be joined as a party, or

●	is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

“expenses” includes costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of a proceeding; and

“proceeding” includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

In addition, under the BCBCA, we may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding, provided that we first receive from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by the restrictions noted below, the eligible party will repay the amounts advanced.

Notwithstanding the provisions of our Articles noted above, we must not indemnify an eligible party or pay the expenses of an eligible party, if any of the following circumstances apply:

●	if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, we were prohibited from giving the indemnity or paying the expenses by our Articles;

●	if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, we are prohibited from giving the indemnity or paying the expenses by our Articles;

●	if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of us or the associated corporation, as the case may be; or

●	in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful.

In addition, if an eligible proceeding is brought against an eligible party by or on behalf of us or by or on behalf of an associated corporation, we must not do either of the following:

●	indemnify the eligible party in respect of the proceeding; or

●	pay the expenses of the eligible party in respect of the proceeding.

Notwithstanding any of the foregoing, and whether or not payment of expenses or indemnification has been sought, authorized or declined under the BCBCA or our Articles, on the application of us or an eligible party, the Supreme Court of British Columbia may do one or more of the following:

●	order us to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

●	order us to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

●	order the enforcement of, or any payment under, an agreement of indemnification entered into by us;

●	order us to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

●	make any other order the court considers appropriate.

The BCBCA and our Articles authorize us to purchase and maintain insurance for the benefit of an eligible party against any liability that may be incurred by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, us, our current or former affiliate or a corporation, partnership, trust, joint venture or other unincorporated entity at our request.

In addition, we have entered into separate indemnity agreements with each of our directors and officers pursuant to which we agree to indemnify and hold harmless our directors and officers against any and all liability, loss, damage, cost or expense arising from or by reason of such director or officer holding such role in accordance with the terms and conditions of the BCBCA and our Articles.

Item 15. Recent Sales of Unregistered Securities

The Company has not sold any within the past three years which were not registered under the Securities Act of 1933 except as follows:

Private Placements in Connection with Pono’s IPO

On May 17, 2022, Pono’s Sponsor paid an aggregate of $25,000 in exchange for the issuance of 2,875,000 of the Founder Shares, par value $0.0001 per share, and on December 22, 2022, the Sponsor subscribed for additional Founder Shares resulting in the issuance of 2,060,622 Class B ordinary shares to the Sponsor for consideration of $206. Such securities were issued in connection with Pono’s organization pursuant to the exemption from registration contained in Section 4(a)(2) of the Securities Act of 1933.

On February 14, 2023, simultaneously with the consummation Pono’s IPO, the Pono consummated the private placement of 565,375 units (the “Placement Units”) to the Sponsor, which amount includes 54,000 Placement Units purchased in connection with the Underwriters’ exercise of its over-allotment option in full, at a price of $10.00 per Placement Unit, generating gross proceeds of $5,653,750 (the “Private Placement”). No underwriting discounts or commissions were paid with respect to the Private Placement. The Private Placement was conducted as a non-public transaction and, as a transaction by an issuer not involving a public offering and was exempt from registration under the Securities Act of 1933 in reliance upon Section 4(a)(2) of the Securities Act of 1933.

PIPE Investment

On December 27, 2023, Pono entered into that certain subscription agreement (the “Subscription Agreement”), pursuant to which Pono obtained a commitment from a certain investor (the “Subscriber”). On January 12, 2024, Pono issued 200,000 Class A ordinary shares to the Subscriber, and received $2,000,000 in net proceeds from such transaction. The shares were issued to the Subscriber in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933.

Underwriter and Vendor Shares

At the closing of Pono’s initial public offering, Pono issued 103,500 shares to EF Hutton LLC (the “Representative Shares”). At the closing of the Business Combination, New Horizon issued an aggregate of 103,500 Class A ordinary shares to EF Hutton LLC in partial satisfaction of deferred underwriting commissions. After the closing of the Business Combination, New Horizon issued 265,734 Class A ordinary shares to EF Hutton LLC in partial satisfaction of deferred underwriting commissions. After the closing of the Business Combination, New Horizon issued 15,000 shares to Benjamins Securities in satisfaction of fees incurred in connection with the Business Combination, 40,179 shares to MZHCI, LLC in satisfaction of fees incurred in connection with the Business Combination, 400,000 shares to Roth Capital Partners, LLC in satisfaction of fees incurred in connection with the Business Combination, and 300,000 shares to Spartan Crest Capital Corp. as consideration for fees earned in connection with continuing consulting services. All of such shares were issued in reliance upon exemption from the registration requirements under Section 4(a)(2) under the Securities Act of 1933.

Item 16. Exhibits

The following is a list of exhibits filed as a part of this registration statement:

Exhibit No.	Description
2.1†	Business Combination Agreement, dated August 15, 2023, by and among Pono Capital Three, Inc., Pono Three Merger Acquisitions Corp., and Robinson Aircraft, Ltd. d/b/a Horizon Aircraft (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on August 15, 2023).
3.1*	New Horizon Articles
4.1	Warrant Agreement, dated February 9, 2023, by and between Pono Capital Three, Inc. and Continental Stock Transfer & Trust Company, as warrant agent (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).
4.2	Specimen Class A Ordinary Share Certificate (incorporated by reference to Exhibit 4.2 to the Registration Statement on Form S-1, filed by Pono Capital Three, Inc. on November 10, 2022).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to the Registration Statement on Form S-1, filed by Pono Capital Three, Inc. on November 10, 2022).
5.1*	Opinion of Gowling WLG.
5.2*	Opinion of Nelson Mullins Riley & Scarborough LLP.
10.1	Form of Subscription Agreement for the PIPE investment (incorporated by reference to Exhibit 10.1 of Form 8-K filed by Pono Capital Three, Inc. on January 3, 2024).
10.2+	New Horizon Aircraft Ltd. 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.2 of Form 8-K filed by Pono Capital Three, Inc. on January 19, 2024).
10.3	Registration Rights Agreement, dated January 12, 2024, by and between Pono Capital Three, Inc. and parties thereto (incorporated by reference to Exhibit 10.3 of Form 8-K filed by Pono Capital Three, Inc. on January 19, 2024)..
10.4	Registration Rights Agreement, dated February 9, 2023, by and among Pono Capital Three, Inc. and certain security holders. (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).
10.5	Form of Lockup Agreement (incorporated by reference to Exhibit 10.5 of Form 8-K filed by Pono Capital Three, Inc. on January 19, 2024)..
10.6	Placement Unit Purchase Agreement, dated February 9, 2023, between Pono Capital Three, Inc. and Mehana Capital LLC (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).
10.7	Letter Agreement, dated February 9, 2023, among the Company, Mehana Capital LLC and each of the executive officers and directors of the Company (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K, filed by Pono Capital Three, Inc. on February 15, 2023).
10.8	Forward Share Purchase Agreement with Meteora (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K, file by Pono Capital Three, Inc. on August 15, 2023).
10.9	Form of Subscription Agreement with Meteora (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K, file by Pono Capital Three, Inc. on August 15, 2023).
10.10	Form of Non-Competition and Non-Solicitation Agreement (incorporated by reference to Exhibit 10.10 of Form 8-K filed by Pono Capital Three, Inc. on January 19, 2024)..
10.11	Form of Indemnity Agreement (incorporated by reference to Exhibit 10.11 of Form 8-K filed by Pono Capital Three, Inc. on January 19, 2024).
10.12+	Employment Agreement, dated January 19, 2024, by and between New Horizon Aircraft Ltd. and E. Brandon Robinson (incorporated by reference to Exhibit 10.12 of Form 8-K filed by Pono Capital Three, Inc. on January 19, 2024).
10.13+	Employment Agreement, dated January 11, 2024, by and between New Horizon Aircraft Ltd. and Jason O’Neill (incorporated by reference to Exhibit 10.13 of Form 8-K filed by Pono Capital Three, Inc. on January 19, 2024).
10.14+	Employment Agreement, dated January 12, 2024, by and between New Horizon Aircraft Ltd. and Brian Merker (incorporated by reference to Exhibit 10.14 of Form 8-K filed by Pono Capital Three, Inc. on January 19, 2024).

10.15+	Employment Agreement, dated January 19, 2024, by and between New Horizon Aircraft Ltd. and Brian Robinson (incorporated by reference to Exhibit 10.15 of Form 8-K filed by Pono Capital Three, Inc. on January 19, 2024).
10.16+	Contractor Agreement, dated January 19, 2024, by and between New Horizon Aircraft Ltd., 2195790 Alberta Inc., and Stewart Lee (incorporated by reference to Exhibit 10.16 of Form 8-K filed by Pono Capital Three, Inc. on January 19, 2024).
21.1	List of Subsidiaries of New Horizon Aircraft Ltd (incorporated by reference to Exhibit 21.1 of Form 8-K filed by Pono Capital Three, Inc. on January 19, 2024).
23.1*	Consent of Marcum LLP
23.2*	Consent of Fruci & Associates II, PLLC
23.3*	Consent of Gowling WLG (included in Exhibit 5.1)
23.4*	Consent of Nelson Mullins Riley & Scarborough LLP (included in Exhibit 5.2)
24.1*	Power of Attorney (included on the signature page hereto)
101.SCH*	Inline XBRL Taxonomy Extension Schema Document
101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104*	Cover page Interactive Data File (formatted as inline XBRL and contained in Exhibit 101)
107*	Filing Fee Table

*	Filed herewith
+	Indicates a management or compensatory plan.
†	Schedules to this exhibit have been omitted pursuant to Item 601(b)(2) of Registration S-K. The Registrant hereby agrees to furnish a copy of any omitted schedules to the SEC upon request.

Undertakings

(a)	The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that: provided, however, that: Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities and Exchange Act of 1934, as amended (the “Exchange Act”), that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Signatures

Pursuant to the requirements of the Securities Act, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Toronto, Canada on February 14, 2024.

NEW HORIZON AIRCRAFT LTD.

By:	/s/ E. Brandon Robinson
Name:	E. Brandon Robinson
Title:	Chief Executive Officer

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints Brandon Robinson, the individual’s true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for the person and in his or her name, place and stead, in any and all capacities, to sign this Registration Statement and any or all amendments, including post-effective amendments to the Registration Statement, including a prospectus or an amended prospectus therein and any Registration Statement for the same offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act, and all other documents in connection therewith to be filed with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact as agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement and Power of Attorney have been signed by the following persons in the capacities indicated on the 14th day of February, 2024.

Signature	Title

/s/ E. Brandon Robinson	Chief Executive Officer and Director
E. Brandon Robinson	(Principal Executive Officer)

/s/ Brian Merker	Chief Financial Officer
Brian Merker	(Principal Financial and Accounting Officer)

/s/ Jason O’Neill	Chief Operating Officer and Director
Jason O’Neill

/s/ Trisha Nomura	Director
Trisha Nomura

/s/ John Maris	Director
John Maris

/s/ John Pinsent	Director
Steven Pinsent